     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 24, 1996

                                                      REGISTRATION NO. 33-99294
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- -------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                                AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                               ----------------
                         JOHN DEERE RECEIVABLES, INC.
                                      AND
                         DEERE RECEIVABLES CORPORATION
          (EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)
                               ----------------
                NEVADA                               36-3837230
    (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)
                                   SUITE 600
                        FIRST INTERSTATE BANK BUILDING
                              1 EAST FIRST STREET
                              RENO, NEVADA 89501
                                (702) 786-5914
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
                            FRANK S. COTTRELL, ESQ.
                              CORPORATE SECRETARY
                                   SUITE 600
                        FIRST INTERSTATE BANK BUILDING
                              1 EAST FIRST STREET
                              RENO, NEVADA 89501
                                (702) 786-5914
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                  COPIES TO:
            JONATHAN JEWETT                       RENWICK D. MARTIN
          SHEARMAN & STERLING                       BROWN & WOOD
         599 LEXINGTON AVENUE                  ONE WORLD TRADE CENTER
       NEW YORK, NEW YORK 10022               NEW YORK, NEW YORK 10048
                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
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
                                                                    PROPOSED
                                                     PROPOSED       MAXIMUM
                                                     MAXIMUM       AGGREGATE      AMOUNT OF
     TITLE OF EACH CLASS OF         AMOUNT TO BE  OFFERING PRICE    OFFERING     REGISTRATION
 SECURITIES TO BE REGISTERED(1)      REGISTERED    PER UNIT(2)      PRICE(2)         FEE
- ----------------------------------------------------------------------------------------------
Asset Backed Securities..........  $2,000,000,000      100%      $2,000,000,000 $689,655.17(3)
- ----------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
(1) The Asset Backed Securities may be issued either by a trust established by John Deere Receivables, Inc. or by Deere Receivables Corporation.
(2) Estimated solely for the purpose of calculating the registration fee.
(3) $400,000 previously paid; $289,656 paid herewith.
                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
  PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS
INCLUDED IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS RELATING ALSO
TO REGISTRATION STATEMENT NO. 33-66922 PREVIOUSLY FILED BY THE REGISTRANT ON
FORM S-3 AND DECLARED EFFECTIVE ON SEPTEMBER 1, 1993. THIS REGISTRATION STATEMENT, WHICH IS A NEW REGISTRATION STATEMENT, ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-66922, AND SUCH POST-EFFECTIVE AMENDMENT NO. 1 SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY
WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT AND IN ACCORDANCE WITH
SECTION 8(C) OF THE SECURITIES ACT OF 1933.
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED JUNE 24, 1996
            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED         ,

                         JOHN DEERE OWNER TRUST 199X-A
                   $            CLASS A-1 ASSET BACKED NOTES
                   $            CLASS A-2 ASSET BACKED NOTES
             $           [FLOATING RATE] ASSET BACKED CERTIFICATES
                      JOHN DEERE RECEIVABLES, INC., SELLER
                    JOHN DEERE CAPITAL CORPORATION, SERVICER

                                  -----------
  The John Deere Owner Trust 199X-A (the "Trust" or the "Issuer") will be
formed pursuant to a Trust Agreement, to be dated as of        , 199 , between
John Deere Receivables, Inc. (the "Seller") and                       , as
Owner Trustee, and will issue $            aggregate principal amount of Class
A-1 Asset Backed Notes (the "A-1 Notes") and $            aggregate principal
amount of Class A-2 Asset Backed Notes (the "A-2 Notes" and, together with the A-1 Notes, the "Notes"). The Notes will be issued pursuant to an Indenture, to
be dated as of        , 199 , (the "Indenture"), between the Trust and
           , as Indenture Trustee. The Trust will also issue $ aggregate principal amount of [Floating Rate] Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities"). The assets of the Trust include a pool of agricultural and industrial equipment retail installment sale and loan contracts (the "Receivables") purchased by the Trust from the Seller on or prior to the date of the issuance of the Notes and the Certificates. The Seller will purchase the Receivables from John Deere Capital Corporation concurrently with their sale to the Issuer. The Notes will be secured by the assets of the Trust pursuant to the Indenture.
  Interest on both the A-1 Notes and the A-2 Notes will be payable [monthly] on or about the 15th day of each [month] (each a "Payment Date"), commencing on
      , 199 . Principal of the Notes will be payable on each Payment Date to the extent described herein; provided, however, that no principal payments in respect of the A-2 Notes will be made until the A-1 Notes have been paid in full.
                                                   (Continued on following page)

                                  -----------

THE NOTES  REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES  REPRESENT BENEFICIAL
 INTERESTS  IN,  THE  TRUST  ONLY  AND   DO  NOT  REPRESENT  INTERESTS  IN  OR
  OBLIGATIONS  OF   JOHN  DEERE   RECEIVABLES,   INC.,  JOHN   DEERE  CAPITAL
   CORPORATION, DEERE & COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE NOTES NOR THE CERTIFICATES OR THE RECEIVABLES ARE INSURED OR
    GUARANTEED BY ANY GOVERNMENTAL AGENCY.

                                  -----------

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE COMMISSION OR ANY  STATE SECURITIES COMMISSION NOR HASTHE SECURITIES
  AND EXCHANGE COMMISSION OR  ANY STATE SECURITIES COMMISSION PASSED UPON THE
   ACCURACY  OR ADEQUACY OF  THIS PROSPECTUS  SUPPLEMENT OR THE  PROSPECTUS.
    ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                                   INITIAL PUBLIC       UNDERWRITING       PROCEEDS TO THE
                                  OFFERING PRICE(1)      DISCOUNT(2)        ISSUER(1)(3)
Per A-1 Note...................               %                 %                    %
Per A-2 Note...................               %                 %                    %
Per Certificate................               %                 %                    %
Total..........................     $                    $                  $

- -----
(1) Plus accrued interest, if any, from the Closing Date.
(2) The Seller has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".
(3) Before deducting estimated expenses of $        payable by the Issuer.

                                  -----------

  The Notes are offered by the Note Underwriters, and the Certificates are offered by the Certificate Underwriters (collectively, the "Underwriters"), subject to prior sale, when, as and if issued to and accepted by them. It is expected that delivery of the Notes will be made only in book-entry form through the Same Day Funds Settlement System of The Depository Trust Company on
or about        , 199 . It is expected that the Certificates will be ready for
delivery in New York, New York on or about              , 199 .

                                  -----------

           The date of this Prospectus Supplement is         , 199 .

(continued from preceding page)

  The final scheduled payment date for the A-1 Notes will be       , 199 , and
the final scheduled payment date for the A-2 Notes will be            ,     .
However, the actual payment in full of the A-1 Notes and the A-2 Notes is expected to occur sooner.

  [The interest rate for the A-1 Notes will be set for each Payment Date to
LIBOR (as defined herein) minus       % per annum. The interest rate for the
A-2 Notes will be set for each Payment Date to LIBOR (as defined herein) minus
     % per annum, except as otherwise described herein.]

  The A-2 Notes may be subject to redemption in whole, but not in part, on any Payment Date if the Servicer exercises its option to purchase the Receivables when the aggregate principal amount of the Receivables is reduced to 10% or less of the initial Pool Balance of the Receivables assigned to the Trust.

  The Certificates represent fractional undivided interests in the Trust. Principal, to the extent described herein, and interest, to the extent of the
Pass-Through Rate which is generally equal to [LIBOR minus      %] per annum
except as otherwise described herein, will be distributed on each Payment
Date, commencing on       ,     . The final scheduled payment date for the
Certificates will be        ,     . However, the actual payment in full of the
Certificates is expected to occur sooner.

  The Issuer will be a newly formed limited-purpose Delaware business trust and will generally be prohibited from incurring any indebtedness other than the Notes. The Issuer's assets will include the Receivables, the Collection Account, the Note Distribution Account, the Certificate Distribution Account and the Reserve Account.

  PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" STARTING ON PAGE S-12 HEREIN AND IN THE ACCOMPANYING PROSPECTUS.

  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES AND THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES OR THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE NOTES AND THE CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                          REPORTS TO SECURITYHOLDERS

  Unless and until Definitive Notes are issued, periodic and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes. Periodic and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust to the registered holders of the Certificates. See "Certain Information Regarding the Securities--Book-Entry Registration" and""--Reports to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Trust will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder and as are otherwise agreed to by the Commission. Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

Issuer ...................  John Deere Owner Trust 199X-A (the "Trust" or the
                            "Issuer").

Seller....................  John Deere Receivables, Inc. (the "Seller").

Servicer..................  John Deere Capital Corporation (the "Servicer" or
                            "JDCC"). The Servicer will designate Deere Credit Services, Inc. ("Deere Credit Services"), an indi-rect wholly-owned subsidiary of Deere & Company, as its agent to service the Receivables (in such ca-pacity, the "Sub-Servicer") at the Servicer's ex-pense.

Indenture Trustee.........
                                  Bank, as indenture trustee under the
                            Indenture (the "Indenture Trustee").

Owner Trustee.............
                                     Bank Delaware, as trustee under the Trust
                            Agreement (the "Owner Trustee").

The Notes.................  Class A-1 Asset Backed Notes (the "A-1 Notes") in
                            the aggregate principal amount of $            and
                            Class A-2 Asset Backed Notes (the "A-2 Notes" and, together with the A-1 Notes, the "Notes") in the
                            aggregate principal amount of $           .

                            The Notes will be available for purchase in denomi-nations of $1,000 and integral multiples thereof in book-entry form only. The Noteholders will not be entitled to receive a Definitive A-1 Note or a De-finitive A-2 Note, as the case may be, except in the event that Definitive A-1 Notes and Definitive A-2 Notes are issued in the limited circumstances described in the Prospectus. See "Certain Informa-tion Regarding the Securities--Definitive Notes" in the Prospectus. The Notes will be issued pursuant
                            to an Indenture to be dated as of         , 199X
                            (the "Indenture"), between the Issuer and the In-denture Trustee.

The Certificates..........  [Floating Rate] Asset Backed Certificates (the
                            "Certificates") in the aggregate principal amount
                            of $           will be offered. The Seller will
                            purchase the remaining $          principal amount
                            of the Certificates. The Certificates will be available for purchase in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

                            The Certificates will be issued in fully regis-tered, certificated form ("Definitive Certifi-cates") to Certificateholders or their nominees. The Certificates will be issued pursuant to a Trust
                            Agreement to be dated as of         , 199X (the
                            "Trust Agreement") between the Seller and the Owner Trustee, acting thereunder not in its individual capacity but solely as trustee of the Trust. Pur-chasers of Certificates and their assignees must represent that they are United States persons.

The Trust.................  The Trust will be a trust established under the laws of the State of Delaware. The activities of the Trust are limited by the terms of the Trust Agreement to purchasing, owning and managing the Receivables, issuing and making payments on the Notes and the Certificates and other activities re-lated thereto. The Trust Property includes (i) the Receivables, (ii) all monies (including accrued in-terest) due thereunder or paid thereon on or after the Cut-off Date, (iii) such amounts as from time to time may be held in one or more accounts estab-lished and maintained by the Servicer pursuant to the Sale and Servicing Agreement or the Trust Agreement, as described below, (iv) the security interests in the Financed Equipment, (v) the rights to proceeds from claims on physical damage, credit life and disability insurance policies, if any, covering Financed Equipment or Obligors, as the case may be, (vi) any proceeds of repossessed Fi-nanced Equipment, (vii) the rights of the Seller under the Purchase Agreement and (viii) interest earned on short-term investments made by the Trust.

Receivables...............
                            The Receivables will consist of agricultural and industrial equipment retail installment sale and loan contracts secured by new and used agricultural equipment and industrial equipment, including rights to receive certain payments made with re-spect to such Receivables, and security interests in the equipment financed thereby (the "Financed Equipment"), and the proceeds thereof. On or prior
                            to         , 199X (the "Closing Date"), the Seller
                            will purchase Receivables having an aggregate prin-
                            cipal balance of approximately $            as of
                                    , 199X (the "Cut-off Date"), from JDCC pur-
                            suant to a Purchase Agreement to be dated as of
                                    , 199X (the "Purchase Agreement"), between
                            JDCC and the Seller, and the Seller will sell such Receivables to the Trust pursuant to a Sale and
                            Servicing Agreement to be dated as of         ,
                            199X (the "Sale and Servicing Agreement") among the Seller, the Servicer and the Trust.

                            The Receivables arose from financing provided in connection with retail sales by dealers (the "Deal-ers") of new and used agricultural equipment and industrial equipment to retail purchasers (the "Ob-ligors") and are either originated, or acquired from such Dealers, by Deere & Company, a Delaware corporation ("Deere"), and its wholly-owned subsid-iaries (collectively called "John Deere"). The Re-ceivables will be purchased by JDCC pursuant to agreements with certain John Deere companies. The Receivables have been selected from the contracts owned by JDCC based on the criteria specified in the Purchase Agreement and described herein.

                            Each Receivable provides for fixed payments (except as described below) on a periodic basis. [Each variable rate Receivable pays interest at a vari-able rate (the "Receivable Rate"), reset monthly, at a specified amount (the "Base Rate Additive") below or above the Base Rate described below, subject to the highest rate permitted by applicable state or federal law (whichever is less), and is prepayable without premium or penalty at any time. The "Base Rate" as of any date is the annual percentage rate announced publicly from time to time by Citibank, N.A., in New York, New York, as the base rate it uses for determining the rate of interest it charges on loans, as in effect at the close of business on the 15th day of the immediately preced-ing calendar month.] [Each fixed rate Receivable pays interest at the rate specified in the related contract.] The fixed payments provided for under each Receivable are sufficient to amortize fully the amount financed and pay finance charges at the original Receivable Rate over an original term which is determined as if such rate were in effect without change throughout such term. Changes in the Receivable Rate do not change the amount of each scheduled payment but will reduce or increase the amount of the final installment payment on a Re-ceivable and may reduce or increase the total num-ber of payments on such Receivable. See "The Re-ceivables Pool".

                            As of the Cut-off Date, the weighted average annual Base Rate Additive in respect of the Receivables
                            was approximately     %. As of the Closing Date,
                            the Base Rate in respect of the Receivables was
                               % per annum. As of the Cut-off Date, the
                            weighted average annual percentage rate (the "APR") of the fixed rate Receivables was approximately
                              %. The weighted average interest rate in respect
                            of the Receivables (the "Pool Rate") as of the Cut-
                            off Date was approximately      %. The weighted av-
                            erage remaining term of the Receivables was approx-
                            imately      months. No Receivable will have a
                            scheduled maturity later than         , 200X.

                            The "Pool Balance" at any time represents the ag-gregate principal balance of the Receivables at the end of the preceding Collection Period after giving effect to (i) all payments received from Obligors during such Collection Period, (ii) Purchase Amounts to be remitted by the Servicer or the Seller (as the case may be) for such preceding Col-lection Period and (iii) all losses realized on Re-ceivables liquidated during such preceding Collec-tion Period.
Terms of the Notes:
 A. Interest Payments.....  Interest on the outstanding principal amount of the
                            Notes will accrue from and including the most re-cent Payment Date (or from and including the Clos-ing Date in the case of the first Payment Date) to but excluding the following Payment Date and will
                            be payable [monthly on the   th day of each month]
                            or, if any such date is not a Business Day, on the next succeeding Business Day (each a "Payment
                            Date") commencing       , 199X, to the holders of
                            record of the A-1 Notes (the "A-1 Noteholders") and the holders of record of the A-2 Notes (the "A-2 Noteholders"; together with the A-1 Noteholders,
                            the "Noteholders"), in each case as of the   th day
                            of the calendar month in which such

                            Payment Date occurs (the "Note Record Date"). [In-terest in respect of the Notes shall be calculated on the basis of a year of 360 days, in each case for the actual number of days occurring in the pe-riod for which such interest is payable.]

                            On each Payment Date, the per annum interest rate for the A-1 Notes (the "A-1 Note Interest Rate") will be a rate equal to the London interbank of-fered rate for one-month United States dollar de-posits ("LIBOR") as of the second LIBOR Business Day prior to the immediately preceding Payment Date (or, in the case of the initial Payment Date, the second LIBOR Business Day prior to the Closing
                            Date) minus       % per annum. See "Description of
                            the Notes--The A-1 Notes" herein.

                            On each Payment Date, the per annum interest rate for the A-2 Notes (the "A-2 Note Interest Rate") will be the lesser of (i) LIBOR as of the second LIBOR Business Day prior to the immediately preced-ing Payment Date (or, in the case of the initial Payment Date, the second LIBOR Business Day prior
                            to the Closing Date) plus       % per annum and
                            (ii) %; provided, however, that if the applica-ble Pool Rate borne by the Receivables during the related Collection Period less the servicing fee rate (the difference between the Pool Rate and the servicing fee rate being the "Net Pool Rate") is less than or equal to the A-2 Note Interest Rate
                            (thus calculated for such Payment Date) plus     %
                            per annum, then the A-2 Note Interest Rate for such Payment Date will equal such Net Pool Rate less
                                % per annum. See "Description of the Notes--The
                            A-2 Notes" herein.

 B. Principal Payments....
                            Principal of the Notes will be payable on each Pay-ment Date in an amount calculated as a percentage of the Principal Distribution Amount for such Pay-ment Date to the extent of funds available therefor as described herein. The Principal Distribution Amount for a Payment Date will be based upon de-creases in the Note Value of the Receivables and/or collections on and losses in respect of the princi-pal of the Receivables during the related Collec-tion Period. "Collection Period" means with respect to the first Payment Date, the period from the Cut-off Date through the fiscal month ending on
                              , 199X and with respect to each subsequent Pay-
                            ment Date, the Collection Period means [the fiscal month, as specified on Schedule C to the Sale and Servicing Agreement,] immediately following the previous Collection Period. See "Description of the Transfer and Servicing Agreements--Distributions" herein.

                            On each Payment Date, principal of the A-1 Notes will be payable in an amount equal to 100% of the Principal Distribution Amount and, on and after [the later of (i)] the Payment Date on which the A-1 Notes have been paid in full, [and (ii) the
                                 , 199X Payment Date], principal of the A-2
                            Notes will be payable in an
                            amount equal to the A-2 Noteholders' Percentage of the Principal Distribution Amount for such Payment Date, less any portion thereof applied on such Pay-ment Date to reduce the outstanding principal amount of the A-1 Notes to zero. See "Description of the Transfer and Servicing Agreements--Distribu-tions" herein.

                            The Sub-Servicer will calculate the A-2 Notehold-ers' Percentage in the manner described under "De-scription of the Transfer and Servicing Agree-ments--Distributions" herein.

                            The outstanding principal amount, if any, of the A-
                            1 Notes will be payable in full on       , 199X
                            (the "A-1 Final Scheduled Payment Date") and the outstanding principal amount, if any, of the A-2
                            Notes will be payable in full on       ,      (the
                            "A-2 Final Scheduled Payment Date").

 C. Optional Redemption...  The A-2 Notes may be redeemed in whole, but not in part, on any Payment Date after the A-1 Notes have been paid in full if the Servicer exercises its op-tion to purchase the Receivables when the aggregate principal amount of the Receivables is 10% or less of the initial Pool Balance, at a redemption price (the "A-2 Redemption Price") equal to the unpaid amount of the A-2 Notes, plus accrued and unpaid interest thereon.

Terms of the Certificates:
 A. Pass-Through Rate.....
                            The Certificates will bear interest at a rate (the "Pass-Through Rate") equal to the sum of [LIBOR mi-
                            nus       %] per annum; provided, however, that on
                            and after the      , 199X Payment Date, if the ag-
                            gregate amount of Realized Losses during the period from the Cut-off Date through the end of the fiscal
                            month ending in      , 199X is (x)     % or less
                            (but greater than     %) of the Pool Balance as of
                            the Cut-off Date, the Pass-Through Rate (as deter-mined in the clause preceding this proviso) for any
                            Payment Date shall be increased by     % per annum
                            or (y)     % or less of the Pool Balance as of the
                            Cut-off Date, the Pass-Through Rate (as determined in the clause preceding this proviso) for any Pay-
                            ment Date shall be increased by     % per annum;
                            provided further that, notwithstanding the preced-ing proviso, if the Net Pool Rate borne by the Re-ceivables during the related Collection Period is less than the Pass-Through Rate thus calculated for such Payment Date, then the Pass-Through Rate pay-able on the Certificates will equal such Net Pool Rate.

 B. Interest..............  On each Payment Date, the Owner Trustee shall dis-
                            tribute pro rata to the holders of record of the Certificates (the "Certifi-
                            cateholders" and together with the Noteholders, the "Securityholders") as of the last day of the imme-diately preceding calendar month (the "Certificate Record Date") interest at the Pass-Through Rate on the Certificate Balance as of the preceding Payment Date (after giving effect to distributions made on such Payment Date) generally to the extent of funds available therefor following payment of the Servic-ing Fee, the Administration Fee and distributions in respect of the Notes. Interest for a Payment Date will accrue from and including the most recent Payment Date (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding such current Payment Date and will be calculated on the basis of a year of 360 days, in each case for the actual number of days occurring in the period for which such interest is payable. In addition, Certificateholders will receive on each Payment Date, if on such Payment Date the amount on deposit in the Reserve Account, after giving effect to all withdrawals and deposits re-quired to be made on such Payment Date, exceeds the Specified Reserve Account Balance, an amount equal to the lesser of (1) such excess and (2) one-twelfth of the product of (a) the excess, if any, of (i) the amount of the positive spread, if any, between the Base Rate in effect on the day that LI-BOR for such Payment Date is established and LIBOR
                            for such Payment Date over (ii)     % times (b) the
                            Certificate Balance on the preceding Payment Date.

 C. Principal............   Principal of the Certificates will be payable on
                            each Payment Date on and after the [later of (i)
                            the] Payment Date following the Payment Date on
                            which the A-1 Notes have been paid in full, [and
                            (ii) the      , 199X Payment Date], in an amount
                            generally equal to the Certificateholders' Princi-pal Distributable Amount for the Collection Period preceding such Payment Date, to the extent of funds available therefor following payment of the Servic-ing Fee, the Administration Fee and distributions of interest and principal in respect of the Notes and interest in respect of the Certificates. The
                            Certificateholders' Principal Distributable Amount generally will be based on the Certificateholders'
                            Percentage of the Principal Distribution Amount, which for any Payment Date will be based upon de-creases in the Note Value of the Receivables and/or collections on and losses in respect of the princi-pal of the Receivables during the related Collec-tion Period. See "Description of the Transfer and Servicing Agreements--Distributions" herein.

                            The outstanding amount, if any, of the Certificates
                            will be payable in full on        ,     .

 D. Optional Purchase....   If the Servicer exercises its option to purchase
                            the Receivables when the aggregate principal amount of the Receivables is 10% or less of the Pool Bal-ance as of the Cut-off Date, the Certificateholders will receive an amount in respect of the Certifi-cates equal to the Certificate Balance together with accrued interest at the Pass-Through Rate and the Certificates will be retired. See "Description of the Certificates--Optional Purchase" herein.

Reserve Account...........  The Reserve Account will be created with an initial deposit by the Seller of cash or Eligible Invest-ments having a value of approxi-
                            mately $           (the "Reserve Account Initial
                            Deposit"). The Reserve Account Initial Deposit will be augmented on each Payment Date by the deposit into the Reserve Account of amounts remaining after payment of the Servicing Fee, the Administration Fee and the deposit into the Note Distribution Ac-count and the Certificate Distribution Account of amounts to be distributed to the Noteholders and Certificateholders. The amounts in the Reserve Ac-
                            count on each Payment Date prior to the    , 199X
                            Payment Date in excess of the Specified Reserve Ac-count will be released to the Seller. On each Pay-
                            ment Date commencing with the    , 199X Payment
                            Date, if the amount in the Reserve Account on such Payment Date exceeds the Specified Reserve Account Balance, all or a portion of such excess will gen-erally be released to the Note Distribution Account to be distributed to the A-2 Noteholders as princi-pal on the A-2 Notes.

                            The "Specified Reserve Account Balance" with re-spect to any Payment Date will be equal to the
                            greater of (i)     % of the Pool Balance as of the
                            close of business on the last day of the related
                            Collection Period and (ii) $          ; provided,
                            however, that (a) if either Realized Losses or de-linquencies exceed certain levels, the Specified Reserve Account Balance may be higher and (b) in no event will the Specified Reserve Account Balance exceed the sum of the outstanding principal amount of the Notes and the Certificate Balance. See "De-scription of the Transfer and Servicing Agree-ments--Reserve Account" herein.

Collection Account........  Except under certain conditions described herein, the Sub-Servicer will be required to remit collec-tions received with respect to the Receivables within two business days of receipt thereof to one or more accounts in the name of the Indenture Trustee (the "Collection Account"). Pursuant to the Sale and Servicing Agreement, the Servicer will have the revocable power to instruct the Indenture Trustee to withdraw funds on deposit in the Collec-tion Account and to apply, except as otherwise de-scribed herein, such funds on each Payment Date to the following (in the priority indicated): (i) the Servicing Fee for the prior Collection Period and any overdue Servicing Fees to the Servicer, (ii) the Administration Fee for the prior Collection Pe-riod and any overdue Administration Fees to the Ad-ministrator, (iii) the Noteholders' Interest Dis-tributable Amount, the A-1 Noteholders' Principal Distributable Amount and the A-2 Noteholders' Prin-cipal Distributable Amount into the Note Distribu-tion Account, (iv) the Certificateholders' Interest Distributable Amount into the Certificate Distribu-tion Account, (v) the Certificateholders' Principal Distributable Amount into the Certificate Distribu-tion Account and (vi) the remaining balance, if any, to the Reserve Account for distribution in ac-cordance with the Sale and Servicing Agreement. See "Description of the Transfer and Servicing Agree-ments--Distributions" and "--Reserve Account" here-in.

Transfer and Servicing
 Agreements...............
                            Under the Purchase Agreement, the Seller will pur-chase the Receivables from JDCC and under the Sale and Servicing Agreement, the Seller will sell the Receivables to the Trust. In addition, the Servicer will agree with the Trust to be responsible for servicing, managing, maintaining custody of and making collections on the Receivables. The rights and benefits of the Seller under the Purchase Agreement and of the Trust under the Sale and Ser-vicing Agreement will be assigned to the Indenture Trustee as collateral for the Notes. The obliga-tions of the Seller and the Servicer under those Agreements include those specified below.

                            The Seller will be obligated to repurchase any Re-ceivable if the interest of the Trust therein is materially adversely affected by a breach of any representation or warranty made by the Seller or JDCC with respect to the Receivable, if the breach has not been cured following the discovery by or notice to the Seller of the breach. JDCC will, in most cases, be obligated to repurchase the Receiv-able from the Seller pursuant to the Purchase Agreement contemporaneously with the Seller's re-purchase from the Trust. The obligation of the Seller to repurchase any Receivable with respect to which JDCC has breached a representation or war-ranty is subject to JDCC's repurchase of such Re-ceivable.

                            Consistent with its normal procedures, the Sub-Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule. Some of such arrangements may re-sult in the Servicer purchasing the Receivable for the Purchase Amount.

                            The Servicer shall receive a fee for each Collec-
                            tion Period (the "Servicing Fee") equal to    % per
                            annum (the "Servicing Fee Rate") of the Pool Bal-ance as of the first day of such Collection Period, plus certain late fees and other administrative fees or similar charges.

Tax Status................  In the opinion of Shearman & Sterling, special fed-
                            eral tax counsel for the Trust, the Notes will be characterized as debt for federal income tax pur-poses and the Trust will not be characterized as an association (or a publicly traded partnership) tax-able as a corporation. The Certificateholders (in-cluding the Seller) will agree to treat the Trust as a partnership in which they are partners for purposes of federal and state income tax, franchise tax and any other income tax, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders and the Notes being debt of the partnership. Alternative characterizations of the Trust and the Securities are possible, as more fully described herein. See "Certain Federal Income Tax Considerations" and "Certain State Tax Consid-erations" herein for information regarding the ap-plication of federal and Iowa tax laws to the Secu-rities and the Trust.

ERISA Considerations......  Subject to the considerations discussed under
                            "ERISA Considerations" herein and in the Prospec-tus, the Notes are eligible for purchase by em-ployee benefit plans.

                            The Certificates may not be acquired by any (i) em-ployee benefit plan subject to the Employee Retire-ment Income Security Act of 1974, as amended ("ERISA"), (ii) individual retirement account or
                            (iii) entity whose underlying assets are treated as plan assets. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment..........  The A-1 Notes will be eligible securities for pur-
                            chase by money market funds under paragraph (a)(5) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

Rating of the Securities..  It is a condition to the issuance of the Notes that the A-1 Notes be rated in the highest short-term rating category, the A-2 Notes be rated in the highest long-term rating category and the Certifi-cates be rated at least "A" or its equivalent, in each case by at least two nationally recognized rating agencies. There can be no assurance that such ratings will not be lowered or withdrawn by a rating agency if, in the opinion of such rating agency, circumstances so warrant. See "Special Con-siderations--Ratings of the Securities" herein.

                                 RISK FACTORS

  Limited Liquidity. There is currently no secondary market for the Securities. The Note Underwriters and the Certificate Underwriters currently intend to make a market in the Securities, but they are under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Securityholders with liquidity of investment or that it will continue for the life of the Securities.

  Seasonality of Cash Flow. Payment frequency of the Receivables may be monthly, quarterly, semiannually, annually or on an irregular basis. The large
majority of the Receivables (representing approximately     % of the aggregate
unpaid principal balance of the Receivables as of the Cut-off Date) are agricultural equipment retail installment sale and loan contracts and tend to have payment dates which correspond to periods in which farmers have stronger cash flows. As a result, the amounts of cash distributed to Securityholders will tend to share in this seasonality, with higher amounts of principal paid
on the Payment Dates occurring in        ,          and       of each year and
relatively lower amounts paid on other Payment Dates.

  Subordination; Limited Assets. Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. The Certificateholders will not receive any distributions with respect to a Payment Date until the full amount of interest on and principal of the Notes on such Payment Date has been deposited in the Note Distribution Account. The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the Trust Accounts. The Securities represent solely obligations of, or interests in, the Trust and the Securities will not be insured or guaranteed by Deere, JDCC, the Seller, the Servicer, the Sub-Servicer, the Owner Trustee or any other person or entity. Consequently, holders of the Securities must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account. Amounts to be deposited in the Reserve Account are limited in amount, and the amount required to be on deposit in the Reserve Account will be reduced as the Pool Balance is reduced. In addition, funds in the Reserve Account will be available on each Payment Date to cover shortfalls in distributions of interest and principal on the Notes prior to the application thereof to cover shortfalls on the Certificates. If the Reserve Account is exhausted, the Trust will depend solely on current payments on the Receivables to make payments on the Securities. Although the Trust will covenant to sell the Receivables if directed to do so by the Indenture Trustee in accordance with the Indenture following an acceleration of the Notes upon an Event of Default, there is no assurance that the market value of the Receivables will at any time be equal to or greater than the aggregate principal amount of outstanding Notes. Therefore, upon an Event of Default with respect to the Notes there can be no assurance that sufficient funds will be available to repay Noteholders in full. In addition, the amount of principal required to be distributed to Noteholders under the Indenture is generally limited to amounts available therefor in the Note Distribution Account. Therefore, the failure to pay principal on the Notes may not result in the occurrence of an Event of Default until the A-1 Final Scheduled Payment Date or the A-2 Final Scheduled Payment Date.

  Servicer Default. In the event a Servicer Default occurs, the Indenture Trustee or the Noteholders, as described under "Description of the Transfer and Servicing Agreements--Rights upon Servicer Default" in the Prospectus, may remove the Servicer without the consent of the Owner Trustee or any of the Certificateholders. The Owner Trustee or the Certificateholders will not have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders. See "Description of the Transfer and Servicing Agreements--Waiver of Past Defaults" in the Prospectus.

  Ratings of the Securities. It is a condition to the issuance of the Notes and the Certificates that the A-1 Notes be rated in the highest short-term rating category, the A-2 Notes be rated in the highest long-term rating category and the Certificates be rated at least "A" or its equivalent, in each case by at least two nationally recognized rating agencies (the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The rating of the Securities addresses the likelihood of the timely payment of interest on and the ultimate repayment of principal of the Securities pursuant to their terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. In the event that a rating is subsequently lowered or withdrawn, no person or entity will be obligated to provide any additional credit enhancement. The rating of the Notes is based primarily on the credit quality of the Receivables, the subordination provided by the Certificates and the availability of funds in the Reserve Account. The rating of the Certificates is based primarily on the credit quality of the Receivables and the availability of funds in the Reserve Account.

  Trust's Relationship to the Seller and John Deere Capital Corporation; Financial Condition of Deere & Company. None of the Seller, JDCC or Deere is generally obligated to make payments in respect of the Notes, the Certificates or the Receivables. If JDCC were to cease acting as Servicer or if Deere Credit Services were to cease acting as Sub-Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders. In connection with the sale of Receivables by JDCC to the Seller, JDCC makes representations and warranties with respect to the characteristics of such Receivables. In certain circumstances, JDCC and the Seller are required to repurchase Receivables with respect to which such representations and warranties have been breached. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" herein.

  For additional information regarding Deere and JDCC, see "The Seller, Deere and the Servicer" in the Prospectus. Deere and JDCC are subject to the information requirements of the Exchange Act and in accordance therewith file reports and other information with the Commission. Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

  [Relationship Between Base Rate and LIBOR. Allocations of payments on the Receivables to principal and interest depend upon the applicable Base Rate. Interest on the Notes and the Certificates accrues at a rate based upon LIBOR. These two rates can and will vary with respect to each other. Historically, they have increased or decreased roughly in tandem and, during the last ten years, LIBOR always has remained below the Base Rate. However, no assurance can be given that these historical trends will continue.]

  [The Receivables bear interest at the Base Rate plus a Base Rate Additive
ranging from -   % to      %. Each of the A-1 Note Interest Rate, the A-2 Note
Interest Rate and the Pass-Through Rate is based upon LIBOR. If, in respect of any Payment Date, there does not exist a positive spread between the Net Pool Rate for the Collection Period preceding such Payment Date and (i) the sum of
(A) the A-2 Note Interest Rate plus (B)     % per annum or (ii) the Pass-
Through Rate for such Payment Date (in each case, calculated before giving effect to this sentence), then, the rate of interest payable on the A-2 Notes
on such Payment Date shall equal the Net Pool Rate less     % per annum and
the Pass-Through Rate for such Payment Date shall equal the Net Pool Rate.]

  [Changes in the Base Rate. Changes in the Base Rate may affect the final maturity date of the Receivables and, thereby, affect the weighted average life of the Securities. For a discussion of the effect of a change in the Base Rate on final maturity, see "The Receivables Pool--Maturity and Prepayment Considerations" herein.]

                                   THE TRUST

GENERAL

  The Issuer, John Deere Owner Trust 199x-A, will be a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing and making payments on the Notes, (iii) issuing and making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

  The Trust will initially be capitalized with equity of $          ,
excluding amounts in the Reserve Account. Certificates with an original
principal balance of $          (which represents approximately     % of the
total original principal balance of the Certificates) will be sold to the Seller and the remaining Certificates will be sold to third party investors that are expected to be unaffiliated with the Seller, the Servicer or the Trust. The proceeds from the initial sale of the Certificates together with the proceeds from the initial sale of the Notes will be used by the Trust to purchase the Receivables from the Seller pursuant to the Sale and Servicing Agreement. The Servicer will initially service the Receivables pursuant to the Sale and Servicing Agreement, and will be compensated for acting as the Servicer. See "Description of the Transfer and Servicing Agreements--Servicing Compensation" herein. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian for the Receivables by the Owner Trustee, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust, nor amend the financing statements filed to perfect the security interest in the Financed Equipment or the certificates of title, if applicable, of the Financed Equipment. In the absence of amendments to the certificates of title, the Trust may not have perfected security interests in the Financed Equipment securing the Receivables originated in some states. See "Certain Legal Aspects of the Receivables" in the Prospectus.

  If the protection provided to the investment of the Securityholders in the Trust by the availability of funds in the Reserve Account is insufficient, the Trust must rely solely on payments from or on behalf of the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Equipment which secures defaulted Receivables. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Equipment, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Securityholders with respect to the Securities. See "Description of the Transfer and Servicing Agreements--Distributions" and "-- Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

  The Trust's principal offices are in           , Delaware, in care of
                      , as Owner Trustee, at the address listed below under "--The Owner Trustee" herein.

CAPITALIZATION OF THE TRUST

  The following table illustrates the capitalization of the Trust as of the Cut-off Date, as if the issuance and sale of the Notes and the Certificates offered hereby had taken place on such date:

      Class A-1 Floating Rate Asset Backed Notes.................. $
      Class A-2 Floating Rate Asset Backed Notes..................
      [Floating Rate] Asset Backed Certificates...................
                                                                   ------------
        Total..................................................... $
                                                                   ============

THE OWNER TRUSTEE

                 will be the Owner Trustee under the Trust Agreement.
              is a banking corporation and its principal offices are located
at                                               . The Owner Trustee's
liability in connection with the issuance and sale of the Notes and the Certificates is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement. [An affiliate of the] [The] Owner Trustee is one of a number of banks with which Deere and JDCC maintain ordinary banking relationships and from which Deere and JDCC have obtained credit facilities and lines of credit. [An affiliate of the Owner Trustee also serves as trustee under indentures under which Deere or JDCC is the obligor.]

                             THE RECEIVABLES POOL

  The Receivables were purchased by the Servicer from the Sales Companies which either originated the Receivables in the ordinary course of business in connection with retail sales by the Dealers or, in limited instances, acquired the Receivables from the Dealers in the ordinary course of business. The large majority of the aggregate principal balance of the Receivables represents financing of new and used equipment manufactured or distributed by John Deere. The Servicer purchases contracts in accordance with its credit standards which are based upon the buyer's ability to repay the obligation, credit history and the downpayment on the Financed Equipment. The "Sales Companies" include Deere, John Deere Industrial Equipment Company and John Deere Company, which was merged into Deere on January 31, 1992.

  The Receivables were selected from JDCC's portfolio by several criteria, including, as of the Cut-off Date, the following: except as described under "Certain Legal Aspects of the Receivables", each Receivable was originated in the United States, has an Obligor which is a United States person, is secured by a perfected first priority security interest in the related Financed
Equipment, has a scheduled maturity of not later than               , provides
for scheduled payments which fully amortize the amount financed (assuming that the Receivable Rate calculated at the time of origination remains in effect without change throughout the term of such Receivable), has an outstanding
principal balance of at least $    and is not more than    days past due. As
of the Cut-off Date, no Obligor on any Receivable was noted in the related records of the Servicer or the Sub-Servicer as being the subject of a bankruptcy proceeding. No selection procedures believed by JDCC or the Seller to be adverse to Securityholders were used in selecting the Receivables.

  [Payment schedules on the Receivables are structured so that customers can make payments in conjunction with their expected cash flow (which, as to agricultural equipment customers, is highly seasonal and crop-related). Each Receivable provides for fixed payments (except as provided below as to final payments) on a monthly, quarterly, semiannual, annual or other basis. Most Receivables relating to agricultural equipment pay on an annual basis and most other Receivables pay on a monthly basis. The fixed payments provided for under each Receivable are sufficient to amortize fully the amount financed and pay finance charges over the original term if the Receivable Rate at the time of origination were in effect without change throughout such term. Any reduction in the total dollar amount of payments actually required on a Receivable over its original term resulting from changes in the actual Receivable Rate will reduce the installment payments in the inverse order of their final scheduled payment date. Any increases in the total dollar amount of payments resulting from changes in the actual Receivable Rate (a) if the increase is equal to or less than one-half of the amount of the originally scheduled final installment payment, will increase the final payment by such amount or (b) if greater, may result in additional installment payments after the originally scheduled final installment payment, in the same amounts and payment intervals as originally scheduled, to the extent necessary to result in payment in full.]

  The composition of the [variable rate] [and fixed rate] Receivables, the distribution of the [variable rate] Receivables by Base Rate Additive, [and the fixed rate receivables by APR], equipment type, payment frequency, current principal balance and the geographic distribution of the Receivables, all as of the Cut-off Date, are set forth in the following tables.

                COMPOSITION OF THE [VARIABLE RATE] RECEIVABLES

 WEIGHTED AVERAGE    AGGREGATE               WEIGHTED AVERAGE  WEIGHTED AVERAGE AVERAGE PRINCIPAL
     BASE RATE       PRINCIPAL    NUMBER OF    ORIGINAL TERM    REMAINING TERM       BALANCE
 ADDITIVE (RANGE)     BALANCE    RECEIVABLES      (RANGE)          (RANGE)           (RANGE)
 ----------------    ---------   ----------- ----------------  ---------------- -----------------
           %        $                                months         months (1)       $
 (-   % to      %)                           (   to    months) (  to    months) ($    to $       )

- --------
(1) Based on scheduled payments and assuming no prepayments of the Receivables
    and that the Base Rate of     % in effect on the Cut-off Date remains in
    effect without change until each Receivable is fully paid.

                  [COMPOSITION OF THE FIXED RATE RECEIVABLES

WEIGHTED AVERAGE   AGGREGATE               WEIGHTED AVERAGE  WEIGHTED AVERAGE
     APR OF        PRINCIPAL    NUMBER OF   REMAINING TERM    ORIGINAL TERM    AVERAGE PRINCIPAL
  RECEIVABLES       BALANCE    RECEIVABLES      (RANGE)          (RANGE)        BALANCE (RANGE)
- ----------------   ---------   ----------- ----------------  ----------------  -----------------
                  $                                months           months          $
  (    to   %)                             (   to    months) (  to    months) ($    to $       )]

- --------

     DISTRIBUTION OF THE [VARIABLE RATE] RECEIVABLES BY BASE RATE ADDITIVE

                                                                        PERCENT
                                                                          OF
                                                           AGGREGATE   AGGREGATE
                                               NUMBER OF   PRINCIPAL   PRINCIPAL
BASE RATE ADDITIVE RANGE                      RECEIVABLES   BALANCE     BALANCE
- ------------------------                      ----------- ------------ ---------
0.00% or below...............................             $                   %
0.01%-0.99% .................................
1.00%-1.99% .................................
2.00%-2.99% .................................
3.00%-3.99% .................................
4.00% and above..............................
                                                ------    ------------   -----
  Total......................................             $              100.0%
                                                ======    ============   =====

              [DISTRIBUTION OF THE FIXED RATE RECEIVABLES BY APR

                                                                        PERCENT
                                                                          OF
                                                             AGGREGATE AGGREGATE
                                                  NUMBER OF  PRINCIPAL PRINCIPAL
APR RANGE                                        RECEIVABLES  BALANCE   BALANCE
- ---------                                        ----------- --------- ---------
 0.00% to  4.00%................................             $                %
 4.01% to  5.00%................................
 5.01% to  6.00%................................
 6.01% to  7.00%................................
 7.01% to  8.00%................................
 8.01% to  9.00%................................
 9.01% to 10.00%................................
10.01% to 11.00%................................
11.01% to 12.00%................................
12.01% to 13.00%................................
13.01% to 14.00%................................
14.01% to 15.00%................................
15.01% and above................................
                                                   -------   --------    -----
  Total.........................................             $           100.0%]
                                                   =======   ========    =====

               DISTRIBUTION OF THE RECEIVABLES BY EQUIPMENT TYPE

                                                                        PERCENT
                                                                          OF
                                                           AGGREGATE   AGGREGATE
                                               NUMBER OF   PRINCIPAL   PRINCIPAL
TYPE                                          RECEIVABLES   BALANCE     BALANCE
- ----                                          ----------- ------------ ---------
Agricultural
  New........................................             $                   %
  Used.......................................
Industrial
  New........................................
  Used.......................................
                                                ------    ------------   -----
    Total....................................             $                   %
                                                ======    ============   =====

             DISTRIBUTION OF THE RECEIVABLES BY PAYMENT FREQUENCY

                                                                        PERCENT
                                                                          OF
                                                           AGGREGATE   AGGREGATE
                                               NUMBER OF   PRINCIPAL   PRINCIPAL
FREQUENCY                                     RECEIVABLES   BALANCE     BALANCE
- ---------                                     ----------- ------------ ---------
Annual (1)...................................             $                   %
Semiannual...................................
Quarterly....................................
Monthly......................................
Other (2)....................................
                                                ------    ------------   -----
  Total......................................             $                   %
                                                ======    ============   =====

- --------

(1) Based on aggregate principal balance, approximately     %,     % and     %
    of the annual Receivables have scheduled payments within the Collection Period relating to the Payment Dates in [January, February and April,] respectively.
(2) The other Receivables represent loans with scheduled payments which occur at various intervals (at least once) during the calendar year other than intervals described by the other categories and/or which have various scheduled payment amounts.

         DISTRIBUTION OF THE RECEIVABLES BY CURRENT PRINCIPAL BALANCE

                                                                        PERCENT
                                                                          OF
                                                           AGGREGATE   AGGREGATE
                                               NUMBER OF   PRINCIPAL   PRINCIPAL
CURRENT PRINCIPAL BALANCE RANGE               RECEIVABLES   BALANCE     BALANCE
- -------------------------------               ----------- ------------ ---------
$    500- 10,000.............................             $                   %
  10,001- 20,000.............................
  20,001- 30,000.............................
  30,001- 40,000.............................
  40,001- 50,000.............................
  50,001- 75,000.............................
  75,001-100,000.............................
 100,001-200,000.............................
 200,001 and above...........................
                                                ------    ------------   -----
  Total .....................................             $                   %
                                                ======    ============   =====

                   GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES

                          PERCENT
                            OF
                         AGGREGATE
                         PRINCIPAL
STATE(1)                  BALANCE
- --------                 ---------
Alabama.................       %
Alaska..................
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri ...............
Montana.................

                          PERCENT
                            OF
                         AGGREGATE
                         PRINCIPAL
STATE(1)                  BALANCE
- --------                 ---------
Nebraska................      %
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                           -----
                           100.0%
                           =====

- --------
(1) Based on billing addresses of Obligors.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

  Set forth below is certain information concerning JDCC's experience in the United States pertaining to delinquencies and repossessions on JDCC's retail agricultural and industrial equipment receivables (including variable rate receivables, fixed rate receivables and variable rate receivables which are subject to an interest rate cap arrangement). Delinquencies, repossessions and net losses on agricultural and industrial equipment receivables are affected by economic conditions generally. In addition, delinquencies, repossessions and net losses on agricultural equipment receivables may be affected by commodity market prices, weather conditions such as flood, drought and early frost and the level of farmers' income, while delinquencies, repossessions and net losses on industrial equipment receivables may be affected by the level of housing starts and non-residential construction. Delinquencies, repossessions and net losses on both agricultural and industrial equipment receivables have remained relatively stable over the prior five fiscal years. Generally, when an account becomes 120 days delinquent, accrual of finance income is suspended, the collateral is repossessed or the account is designated for litigation. There can be no assurance that the delinquency, repossession and net loss experience on the Receivables will be comparable to that set forth below.

                           DELINQUENCY EXPERIENCE(1)

                                                          AT OCTOBER 31,
                  --------------------------------------------------------------------------------------------------
                         1991                1992                1993                1994                1995
                  ------------------  ------------------  ------------------  ------------------  ------------------
                   NUMBER              NUMBER              NUMBER              NUMBER              NUMBER
                     OF       FACE       OF       FACE       OF       FACE       OF       FACE       OF       FACE
                  CONTRACTS  AMOUNT   CONTRACTS  AMOUNT   CONTRACTS  AMOUNT   CONTRACTS  AMOUNT   CONTRACTS  AMOUNT
                  --------- --------  --------- --------  --------- --------  --------- --------  --------- --------
                                                          (DOLLARS IN MILLIONS)
Gross Portfolio..  219,526  $3,796.0   228,618  $3,818.7   224,150  $3,867.9   222,739  $4,297.4   233,131  $4,862.3
Period of
 Delinquency
 30-59 days......    3,805  $   60.1     3,674  $   60.2     3,480  $   51.1     2,945  $   51.4     3,575  $   69.5
 60 days or more.    5,580  $  102.4     3,057  $   47.7     2,959  $   43.4     2,335  $   35.3     3,005  $   57.3
                   -------  --------   -------  --------   -------  --------   -------  --------   -------  --------
            Total
 Delinquencies...    9,385  $  162.5     6,731  $  107.9     6,439  $   94.5     5,280  $   86.7     6.580  $  126.8
Total Delinquen-
 cies as a Per-
 cent of the
 Gross Portfolio.     4.28%     4.28%     2.94%     2.83%     2.87%     2.44%     2.37%     2.02%     2.95%     2.61%

                                             DELINQUENCY EXPERIENCE (1)
                                       ---------------------------------------
                                          AT APRIL 30,        AT APRIL 30,
                                            1995(2)              1996(2)
                                       ------------------  -------------------
                                       NUMBER OF   FACE    NUMBER OF   FACE
                                       CONTRACTS  AMOUNT   CONTRACTS  AMOUNT
                                       --------- --------  --------- ---------
                                               (DOLLARS IN MILLIONS)
Gross Portfolio.......................  210,539  $4,334.5   212,019  $ 4,746.8
Period of Delinquency
 30-59 days...........................    4,429  $   90.0     5,508  $   141.1
 60 days or more......................    3,252  $   53.2     4,675  $    93.3
                                        -------  --------   -------  ---------
Total Delinquencies...................    7,681  $  143.2    10,183  $   234.4
Total Delinquencies as a Percent of
 the Gross Portfolio..................     3.65%     3.30%     4.80%      4.94%

- -------
(1) Face amounts and percentages are based on the gross amount of all unpaid installments scheduled to be paid on each contract, including unearned finance and other charges. The information in the table includes previously sold contracts that continue to be serviced by Deere Credit Services.

                    CREDIT LOSS/REPOSSESSION EXPERIENCE(1)

                                                                              SIX MONTHS
                                    YEAR ENDED OCTOBER 31,                  ENDED APRIL 30,
                         ------------------------------------------------  ------------------
                           1991      1992      1993      1994      1995    1995(5)   1996(5)
                         --------  --------  --------  --------  --------  --------  --------
                                             (DOLLARS IN MILLIONS)
Average Gross Portfolio
 Managed During the
 Period(2).............. $3,591.1  $3,807.3  $3,843.3  $4,082.7  $4,579.9  $4,316.0  $4,804.6
Repossessions as a
 Percent of Average
 Gross Portfolio
 Managed(2).............     1.84%     1.52%     1.21%      .88%      .67%      .38%      .35%
Net Losses as a Percent
 of Liquidations(3)(4)..      .73%      .76%      .23%      .22%      .22%      .23%      .41%
Net Losses as a Percent
 of Average Gross
 Portfolio
 Managed(2)(4)..........      .47%      .50%      .14%      .13%      .13%      .09%      .17%

- --------
(1) Except as indicated, all amounts and percentages are based on the gross amount of all unpaid installments scheduled to be paid on each contract, including unearned finance and other charges.
(2) Average Gross Portfolio Managed includes agricultural and industrial equipment retail notes owned by JDCC, other financial institutions and securitization trusts. All such retail notes are serviced by Deere Credit Services.
(3) Liquidations represent a reduction in the outstanding balances of the contracts as a result of cash payments and charge-offs.
(4) Net Losses are equal to the aggregate net balances of all contracts which are determined to be uncollectible less any recoveries (before giving effect to any recoveries relating to Dealer reserves). Dealer reserves in respect of the Receivables are not available to the Trust.
(5) Rates have been annualized.

MATURITY AND PREPAYMENT CONSIDERATIONS

  All the Receivables are prepayable at any time. Each prepayment will shorten the weighted average life of the Receivables and the weighted average life of the Securities. (For this purpose, the term "prepayments" includes voluntary prepayments, liquidations due to default, as well as receipts of proceeds from insurance policies. Weighted average life means the average amount of time in which each dollar of principal is repaid.) The rate of prepayments on the Receivables may be influenced by a variety of economic, financial, climatic and other factors. In particular, the large majority of the Receivables are agricultural equipment retail installment sale and loan contracts, and, therefore, the amount of prepayments on such Receivables has historically tended to increase during periods in which farmers have strong cash flows. In addition, under certain circumstances, JDCC is obligated to repurchase Receivables pursuant to the Purchase Agreement, the Seller is obligated to repurchase Receivables pursuant to the Sale and Servicing Agreement and the Servicer is obligated pursuant to the Sale and Servicing Agreement to purchase Receivables. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" herein and "Description of the Transfer and Servicing Agreements--Servicing Procedures" in the Prospectus. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders and the Certificateholders. See also "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus regarding the Servicer's option to purchase the Receivables when the aggregate principal amount of the Receivables is 10% or less of the initial Pool Balance, at a purchase price equal to the aggregate principal balance of the Receivables, plus accrued interest at the Pool Rate, and "Description of the Transfer and Servicing Agreements--Insolvency Event" in the Prospectus regarding the sale of the Receivables if an Insolvency Event with respect to the Seller occurs.

  [Changes in the prevailing levels of interest rates will also affect the weighted average remaining term of the [variable rate] Receivables and the weighted average life of the Securities. Changes in the

[variable rate] Receivable Rates will result in changes in the amounts of final installment payments or may result in additional or fewer installment payments on certain contracts and will shorten or lengthen, as the case may be, such weighted average remaining term. In general, such weighted average remaining term will tend to lengthen as interest rates rise, thereby lengthening the weighted average life of the Securities. None of JDCC, the Seller or the Trust makes any representation as to the levels of or changes in interest rates. In addition, the rate of payment of principal of the A-2 Notes will be affected by the amount, if any, of cash in the Reserve Account in excess of the Specified Reserve Account Balance that is applied as accelerated principal payments.]

                          THE SELLER AND THE SERVICER

JOHN DEERE RECEIVABLES, INC.

  At the option of the Seller, JDCC will be required to make one or more capital contributions to the Seller in an aggregate amount not to exceed $ million. Funds so contributed by JDCC may be used by the Seller to meet its general obligations, including certain obligations in respect of the Trust. In addition, such funds may be used by the Seller to meet certain of its obligations in respect of four other trusts holding receivables purchased previously from the Seller.

JOHN DEERE CAPITAL CORPORATION

  At October 31, 199x, JDCC and its subsidiaries (collectively called the
"Company") had     full- and part-time employees and serviced approximately
        accounts, representing gross receivables of approximately $ billion.

                           DESCRIPTION OF THE NOTES

GENERAL

  The Notes will be issued pursuant to the terms of the Indenture. A copy of the Indenture will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the Prospectus, to
which description reference is hereby made.                     , a
                   , will be the Indenture Trustee under the Indenture.

THE A-1 NOTES

  Payments of Interest. The A-1 Notes will bear interest at the A-1 Note Interest Rate, payable to the A-1 Noteholders [monthly] on each Payment Date
commencing       , 199x. "Payment Date" shall mean the [  th day of each
month] or, if any such date is not a Business Day, the next succeeding Business Day. Interest will accrue from and including the Closing Date or from and including the most recent Payment Date to but excluding such Payment Date and will be calculated on the basis of a year of 360 days, in each case for the actual number of days occurring in the period for which such interest is payable. Interest accrued as of any Payment Date but not paid on such Payment Date will be due on the next Payment Date together with interest on such amount at the rate per annum specified in the definition of "Noteholders' Interest Carryover Shortfall". Interest payments on the A-1 Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee and the Administration Fee, and amounts from the Reserve Account. See "Description of the Transfer and Servicing Agreements-- Distributions" and "--Reserve Account" herein. If the amount of interest on the principal balance of the A-1 Notes and the A-2 Notes payable on any Payment Date exceeds the excess of (A) the sum of (i) collections on the Receivables for the related Collection Period plus (ii) the amount of cash on deposit in the Reserve Account over (B) the amount of the Servicing Fees and Administration Fees payable on such Payment Date, the A-1 Noteholders and the A-2 Noteholders will receive their ratable share (based upon the total amount of interest due to the A-1 Noteholders and the A-2 Noteholders, as the case may be) of the amount available to be distributed in respect of interest on the A-1 Notes and the A-2 Notes.

  "LIBOR" with respect to any Payment Date shall be established by the Indenture Trustee and shall be the rate for deposits in U.S. dollars for [one month] which appears on Telerate Page 3750 (as defined below) as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the immediately preceding Payment Date (or, in the case of the initial Payment Date, the second LIBOR Business Day prior to the Closing Date). "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). If such rate does not appear on Telerate Page 3750, the rate with respect to such Payment Date will be determined on the basis of the rates at which deposits in U.S. dollars are offered at approximately 11:00 a.m., London time, on the second LIBOR Business Day prior to the immediately preceding Payment Date to prime banks in the London interbank market for a period equal to [one month] (commencing on such Payment Date) by four major banks in the London interbank market selected by the Indenture Trustee (after consultation with the Seller) ("the Reference Banks"). The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for such Payment Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for such date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Indenture Trustee (after consultation with the Seller), at approximately 11:00 a.m., New York City time, on such immediately preceding Payment Date for loans in U.S. dollars to leading European banks for a period equal to [one month]; provided, however, that if such banks are not quoting as described above, LIBOR will be the LIBOR applicable to the immediately preceding Payment Date. "LIBOR Business Day", for purposes of the Indenture, is a day that is both a Business Day and a day on which banking institutions in the City of London, England, are not required or authorized by law to be closed. A "Business Day" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York City are authorized or obligated by law, regulation or executive order to remain closed.

  Payments of Principal. Principal payments will be made to the A-1 Noteholders on each Payment Date in an amount generally equal to the Principal Distribution Amount until the principal balance of the A-1 Notes is reduced to zero. Principal payments on the A-1 Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee, the Administration Fee and the Noteholders' Interest Distributable Amount, and from funds, if any, in the Reserve Account remaining after the payment of the Noteholders' Interest Distributable Amount. See "Description of the Transfer and Servicing Agreements-- Distributions" and "--Reserve Account" herein. The outstanding principal amount, if any, of the A-1 Notes will be payable in full on the A-1 Final Scheduled Payment Date.

THE A-2 NOTES

  Payments of Interest. The A-2 Notes will bear interest at the A-2 Note Interest Rate, payable to the A-2 Noteholders monthly on each Payment Date
commencing       , 199x. Interest will accrue from and including the Closing
Date or from and including the most recent Payment Date to but excluding such Payment Date and will be calculated on the basis of a year of 360 days, in each case for the actual number of days in the period for which such interest is payable. Interest accrued as of any

Payment Date but not paid on such Payment Date will be due on the next Payment Date together with interest on such amount at the rate per annum specified in the definition of "Noteholders' Interest Carryover Shortfall". Interest payments on the A-2 Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee and the Administration Fee and from funds, if any, in the Reserve Account. See "Description of the Transfer and Servicing Agreements--Distributions" and "-- Reserve Account" herein. If the amount of interest on the principal balance of the A-1 Notes and the A-2 Notes payable on any Payment Date exceeds the excess of (A) the sum of (i) collections on the Receivables plus (ii) the amount of cash on deposit in the Reserve Account over (B) the amount of the Servicing Fees and Administration Fees payable on such Payment Date, the A-1 Noteholders and the A-2 Noteholders will receive their ratable share (based upon the total amount of interest due to the A-1 Noteholders and the A-2 Noteholders, as the case may be) of the amount available to be distributed in respect of interest on the A-1 Notes and the A-2 Notes.

  Payments of Principal. Principal payments will be made to the A-2 Noteholders on and after [the later to occur of (x) the Payment Date on which
the A-1 Notes have been paid in full, and (y) the      , 199x Payment Date] in
an amount generally equal to the A-2 Noteholders' Percentage of the difference between the Principal Distribution Amount and the portion thereof, if any, of the Principal Distribution Amount paid in respect of the A-1 Notes on such Payment Date. Principal payments on the A-2 Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee, the Administration Fee and the Noteholders' Interest Distributable Amount, from funds, if any, in the Reserve Account remaining after the payment of the Noteholders' Interest Distributable Amount. In
addition, on and after the     , 199x Payment Date, certain amounts available
to be released from the Reserve Account will be distributed to the A-2 Noteholders as a payment of principal. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Reserve Account" herein. The outstanding principal amount, if any, of the A-2 Notes will be payable in full on the A-2 Final Scheduled Payment Date.

  Optional Redemption. The A-2 Notes will be redeemed in whole, but not in part, on any Payment Date after the date on which the A-1 Notes have been paid in full on which the Servicer exercises its option to purchase the Receivables when the aggregate principal amount of the Receivables is 10% or less of the initial Pool Balance. The A-2 Redemption Price is equal to the unpaid principal amount of the A-2 Notes, plus accrued and unpaid interest at the A-2
Note Interest Rate thereon. The Class A-1 Notes are not redeemable prior to maturity.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  The Certificates will be issued pursuant to the terms of the Trust Agreement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Certificates and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given trust and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

  Distributions of principal of, and interest on, the Certificates will be made by the Owner Trustee in accordance with the procedures set forth in the Trust Agreement directly to holders of Certificates in whose names the Certificates were registered at the close of business on the Certificate Record Date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Owner Trustee or by wire transfer. The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

  Certificates will be transferable and exchangeable at the offices of the Owner Trustee or a certificate registrar named in a notice delivered to holders of Certificates. No service charge will be imposed for any registration of transfer or exchange, but the Owner Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

  Purchasers (including nominees of beneficial owners) of Certificates and their assignees must represent that the beneficial owners are individuals or entities that are U.S. persons (generally, citizens or residents of the U.S. and corporations or partnerships organized under U.S. law), and each must provide a certification of non-foreign status under penalties of perjury.

THE CERTIFICATES

  Distributions of Interest Income. On each Payment Date, Certificateholders will be entitled to distributions in an amount equal to the amount of interest that would accrue at the Pass-Through Rate on the Certificate Balance as of the preceding Payment Date (after giving effect to distributions made on such preceding Payment Date). In addition, Certificateholders will receive on each Payment Date, if on such Payment Date the amount on deposit in the Reserve Account, after giving effect to all withdrawals for payments on the Notes and the Certificates and all deposits required to be made on such Payment Date, exceeds the Specified Reserve Account Balance, an amount equal to the lesser
of (1) such excess and (2) one-twelfth of the product of (a)    % of the
excess, if any, of (i) the amount of the positive spread, if any, between the Base Rate in effect on the date that LIBOR for such Payment Date is
established and LIBOR for such Payment Date over (ii)     % times (b) the
Certificate Balance on the preceding Payment Date. Interest will be calculated on the basis of a year of 360 days, in each case for the actual number of days occurring in the period for which interest is payable. Such amounts will be
distributable [every month] on each Payment Date commencing       , 199x.
Interest for each Payment Date will accrue from and including the Closing Date or from and including the most recent Payment Date to but excluding the current Payment Date. Interest distributions due for any Payment Date but not distributed on such Payment Date will be due on the next Payment Date increased by an amount equal to interest on such amount at the Pass-Through Rate. Interest distributions with respect to the Certificates will be funded from the portion of the Total Distribution Amount and the funds in the Reserve Account remaining after the distribution of the Servicing Fee, the Administration Fee and the Noteholders' Distributable Amount. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Reserve Account" herein.

  Distributions of Principal Payments. Certificateholders will be entitled to distributions on each Payment Date in an amount generally equal to the Certificateholders' Percentage of (or, following the payment in full of the Notes, all of) the Principal Distribution Amount. Distributions with respect to principal payments will be funded from the portion of the Total Distribution Amount remaining after the distribution of the Servicing Fee, the Administration Fee, the Noteholders' Distributable Amount and the Certificateholders' Interest Distributable Amount, and from funds, if any, in the Reserve Account remaining after the payment of the Noteholders' Distributable Amount and the Certificateholders' Interest Distributable Amount. See "Description of the Transfer and Servicing Agreements-- Distributions" and "--Reserve Account" herein. On each Payment Date prior to [the later to occur of (i)] the Payment Date after the Payment Date on which
the principal balance of the A-1 Notes is reduced to zero [and (ii) the      ,
199x Payment Date], the Certificateholders' Percentage will be zero. Thereafter, the Certificateholders' Percentage will be %. However, if the amount on deposit in the Reserve Account is less than the lower of % of the initial Pool Balance and the sum of the aggregate outstanding principal amount of the Notes and the Certificate Balance on any Payment Date, then, with respect to each Payment Date thereafter, the Certificateholders will not receive any distributions of principal until the Notes have been paid in full.

  Optional Purchase. If the Servicer exercises its option to purchase the Receivables when the aggregate principal amount of the Receivables is 10% or less of the initial Pool Balance, the Certificateholders will receive an amount in respect of the Certificates equal to the Certificate Balance together with accrued interest at the Pass-Through Rate and the Certificates will be retired.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

  The following summary describes certain terms of the Sale and Servicing Agreement pursuant to which the Trust is purchasing and the Servicer is undertaking to service, or cause the Sub-Servicer to service, the Receivables, the Purchase Agreement pursuant to which the Seller is purchasing the Receivables, the Administration Agreement pursuant to which JDCC will undertake certain administrative duties with respect to the Trust and the Trust Agreement pursuant to which the Trust will be created and the Certificates will be issued (collectively, the "Transfer and Servicing Agreements"). A copy of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Securities. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description set forth under the heading "Description of the Transfer and Servicing Agreements" in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

  Certain information with respect to the conveyance on the Closing Date of the Receivables from JDCC to the Seller pursuant to the Purchase Agreement and from the Seller to the Trust pursuant to the Sale and Servicing Agreement is set forth under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the Prospectus.

ACCOUNTS

  In addition to the Accounts referred to in the Prospectus under "Description of Transfer and Servicing Agreements--Accounts", the Servicer will also establish and maintain at the office of the Indenture Trustee the Reserve Account, in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.

SERVICING COMPENSATION

  The Servicer will be entitled to receive the Servicing Fee for each
Collection Period in an amount equal to    % per annum of the Pool Balance as
of the first day of such Collection Period. The Servicing

Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid solely to the extent of the Interest Distribution Amount. However, the Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the Noteholders or the Certificateholders and prior to payment of the Administration Fee. See "Description of the Transfer and Servicing Agreements--Servicing Compensation" in the Prospectus.

DISTRIBUTIONS

  Deposits to Collection Account. By the third business day prior to a Payment Date (each a "Determination Date"), the Sub-Servicer will provide the Indenture Trustee with certain information with respect to the related Collection Period, including the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to be repurchased by the Seller or to be purchased by the Servicer.

  On or before each Payment Date, the Servicer will cause the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for a Payment Date shall be the aggregate collections (including any Liquidation Proceeds) in respect of the Receivables during the related Collection Period plus Investment Earnings during such Collection Period. The Total Distribution Amount on any Payment Date shall exclude all payments and proceeds (including Liquidation Proceeds) of (i) any Receivables the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period and (ii) any Liquidated Receivable after the reassignment of such Liquidated Receivable by the Trust to the Seller.

  "Liquidated Receivables" means defaulted Receivables in respect of which the Financed Equipment has been sold or otherwise disposed of and "Liquidation Proceeds" means all proceeds of the Liquidated Receivables, net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables.

  The "Interest Distribution Amount" for a Payment Date shall be the excess, if any, of the Total Distribution Amount over the Principal Distribution Amount for such Payment Date.

  The "Principal Distribution Amount" for a Payment Date shall mean either (i) in all cases when clause (ii) does not apply, the Note Value Decline for the fiscal month ending immediately prior to such Payment Date or (ii) if the Base Rate at the beginning of the fiscal month ending immediately prior to such Payment Date is not equal to the Base Rate at the beginning of the next fiscal month, the Alternate Principal Distribution Amount for such fiscal month. For purposes of this definition, fiscal month shall mean a fiscal month specified on Schedule C to the Sale and Servicing Agreement.

  Deposits to the Distribution Accounts. On the second business day prior to each Payment Date, the Servicer shall instruct the Indenture Trustee to make deposits and distributions for receipt by the Servicer or Administrator or for deposit in the applicable Trust Account or Certificate Distribution Account on the following Payment Date.

  Distributions of the Total Distribution Amount shall be made in the following order of priority:

    (i) to the Servicer, from the Interest Distribution Amount, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

    (ii) to the Administrator, from the Total Distribution Amount remaining after the application of clause (i), the Administration Fee and all unpaid Administration Fees from prior Collection Periods;

    (iii) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) and (ii), the Noteholders' Interest Distributable Amount;

    (iv) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i), (ii) and (iii), the A-1 Noteholders' Principal Distributable Amount;

    (v) on each Payment Date prior to the      , 199  Payment Date, to the
  Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through (iv), the A-2 Noteholders' Principal Distributable Amount;

    (vi) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through (v), the Certificateholders' Interest Distributable Amount;

    (vii) to the Certificate Distribution Account, from the Total
  Distribution Amount remaining after the application of clauses (i) through
  (vi), the Certificateholders' Principal Distributable Amount; and

    (viii) to the Reserve Account, the Total Distribution Amount remaining after the application of clauses (i) through (vii).

  The "Note Value" of the Receivables represents the principal amount of Notes and Certificates that, based on the assumptions stated below, can be supported by the scheduled payments on the Receivables.

  "Note Value" of the Receivables means, with respect to any day, the present value of the scheduled and unpaid payments on the Receivables, discounted to such day monthly at an annual rate equal to the Pool Rate on such day. For purposes of calculating Note Value, in the event of a defaulted Receivable,
(a) prior to repossession of the Financed Equipment securing such defaulted Receivable, the scheduled payments on such Receivable will be computed based on the amounts that would have been the scheduled payments had such default not occurred, (b) after the time at which the Financed Equipment securing such defaulted Receivable has been repossessed, but prior to liquidation of such defaulted Receivable, the principal balance of such defaulted Receivable shall be added to such Note Value, but there shall be deemed to be no scheduled payments due on such defaulted Receivable and (c) after liquidation of such defaulted Receivable there shall be deemed to be no scheduled payments due on such Receivable. As a result of the calculations described in the preceding sentence, as of the end of any Collection Period, the Note Value of the Receivables, to the extent it relates to a defaulted Receivable, will be reduced only after liquidation of any defaulted Receivable.

  "Note Value Decline", with respect to any fiscal month as specified in Schedule C to the Sale and Servicing Agreement, means the amount (not less than zero) equal to (i) the Note Value as of the beginning of such fiscal month less (ii) the Note Value as of the beginning of the next fiscal month.

  "Alternate Principal Distribution Amount" for a fiscal month (as specified on Schedule C to the Sale and Servicing Agreement) means (a) the sum of (i) the collections in respect of the Receivables (including Liquidation Proceeds) during such fiscal month and (ii) Realized Losses in respect of Receivables that become Liquidated Receivables in such fiscal month less (b) one-twelfth of the product of (x) the Note Value at the beginning of the preceding fiscal month and (y) the Pool Rate at the beginning of such preceding fiscal month.

  "Realized Losses" means the excess of the principal balance of the Liquidated Receivables over Liquidation Proceeds to the extent allocable to principal.

  "Noteholders' Distributable Amount" means, with respect to any Payment Date, the sum of theA-1 Noteholders' Principal Distributable Amount, the A-2 Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

  "Noteholders' Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Payment Date and the Noteholders' Interest Carryover Shortfall for such Payment Date.

  "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Payment Date (referred to herein as the "current Payment Date"), an amount equal to the sum of (i) the interest accrued from and including the immediately preceding Payment Date (or, in the case of the first Payment Date, the Closing Date) to but excluding the current Payment Date at a rate equal to the A-1 Note Interest Rate on the outstanding principal balance of the A-1 Notes on the immediately preceding Payment Date (or, in the case of the first Payment Date, on the Closing Date), after giving effect to all distributions of principal to A-1 Noteholders on such Payment Date and (ii) the interest accrued from and including the immediately preceding Payment Date (or, in the case of the first Payment Date, the Closing Date) to but excluding the current Payment Date at a rate equal to the A-2 Note Interest Rate on the outstanding principal balance of the A-2 Notes on the immediately preceding Payment Date (or, in the case of the first Payment Date, on the Closing Date), after giving effect to all distributions of principal to the A-2 Noteholders on such Payment Date.

  "Noteholders' Interest Carryover Shortfall" means, with respect to any Payment Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Payment Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is deposited in the Note Distribution Account on such preceding Payment Date, plus interest on the amount of interest due but not paid to A-1 Noteholders on the preceding Payment Date, to the extent permitted by law, at a rate per annum equal to the sum of the interest rate borne by the A-1 Notes from such preceding Payment Date through the current
Payment Date [plus    % per annum,] plus interest on the amount of interest
due but not paid to A-2 Noteholders on the preceding Payment Date, to the extent permitted by law, at a rate per annum equal to the sum of the interest rate borne by the A-2 Notes from such preceding Payment Date through the
current Payment Date [plus    % per annum.]

  "A-1 Noteholders' Principal Distributable Amount" means, with respect to any Payment Date, the sum of the A-1 Noteholders' Monthly Principal Distributable Amount for such Payment Date and the A-1 Noteholders' Principal Carryover Shortfall as of the close of the preceding Payment Date; provided, however, that the A-1 Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the A-1 Notes. In addition, on the A-1 Final Scheduled Payment Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Payment Date and allocable to principal) to reduce the outstanding principal balance of the A-1 Notes to zero.

  "A-2 Noteholders' Principal Distributable Amount" means, with respect to any Payment Date, the sum of the A-2 Noteholders' Monthly Principal Distributable Amount for such Payment Date and the A-2 Noteholders' Principal Carryover Shortfall as of the close of the preceding Payment Date; provided, however, that, until an amount sufficient to reduce the outstanding principal balance of the A-1 Notes to zero has been deposited in the Note Distribution Account, the A-2 Noteholders' Principal Distributable Amount shall be zero; provided further that the A-2 Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the A-2 Notes. In addition, on the A-2 Final Scheduled Payment Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Payment Date and allocable to principal) to reduce the outstanding principal balance of the A-2 Notes to zero.

  "A-1 Noteholders' Monthly Principal Distributable Amount" means, with respect to any Payment Date until the Payment Date on which the outstanding principal balance of the A-1 Notes has been reduced to zero, 100% of the Principal Distribution Amount, but not in excess of the outstanding principal balance of the A-1 Notes.

  "A-2 Noteholders' Monthly Principal Distributable Amount" means, with respect to any Payment Date on or after the Payment Date on which an amount sufficient to reduce the outstanding principal balance of the A-1 Notes to zero has been deposited in the Note Distribution Account, the sum of (x) the A-2 Noteholders' Percentage of the difference between the Principal Distribution Amount and the portion thereof, if any, applied to reduce the principal balance of the A-1 Notes to zero, plus (y) the Accelerated Principal Distribution Amount, if any; provided, however, that if
the amount on deposit in the Reserve Account is less than the lesser of   % of
the initial Pool Balance and the sum of the outstanding principal amount of the Notes and the Certificate Balance on any Payment Date, then, with respect to each Payment Date thereafter, the A-2 Noteholders' Monthly Principal Distributable Amount means 100% of the Principal Distribution Amount less the portion thereof, if any, necessary on such Payment Date to be deposited in the Note Distribution Account to reduce the outstanding principal balance of the
A-1 Notes to zero. In addition, on or after the        , 199x Payment Date,
certain amounts from the Reserve Account may be paid as accelerated principal on the A-2 Notes as described under "Reserve Account" below.

  "Accelerated Principal Distribution Amount" means, with respect to any Payment Date, the additional amount of interest that would have accrued on the A-2 Notes from and including the preceding Payment Date to but excluding the
current Payment Date, if the A-2 Note Interest Rate were not limited to   %
due to clause (ii) of the definition of "A-2 Note Interest Rate".

  "A-2 Noteholders' Percentage" means (i) for each Payment Date to and including [the later to occur of (x)] the Payment Date on which the principal
balance of the A-1 Notes is reduced to zero [and (y) the             Payment
Date], 100% and (ii) thereafter,   %; provided, however, that if, on or after
[the later to occur of (x)] the Payment Date on which the principal balance of
the A-1 Notes is reduced to zero [and (y) the      , 199  Payment Date,] the
amount on deposit in the Reserve Account is less than the lesser of % of the initial Pool Balance and the sum of the outstanding principal amount of the Notes and the Certificate Balance, then, with respect to each Payment Date thereafter, the A-2 Noteholders' Percentage shall be 100%.

  "A-1 Noteholders' Principal Carryover Shortfall" means, as of the close of any Payment Date, the excess of the A-1 Noteholders' Monthly Principal Distributable Amount and any outstanding A-1 Noteholders' Principal Carryover Shortfall from the preceding Payment Date over the amount in respect of principal that is deposited in the Note Distribution Account in respect of the A-1 Notes.

  "A-2 Noteholders' Principal Carryover Shortfall" means, as of the close of any Payment Date, the excess of the A-2 Noteholders' Monthly Principal Distributable Amount and any outstanding A-2 Noteholders' Principal Carryover Shortfall from the preceding Payment Date over the amount in respect of principal that is deposited in the Note Distribution Account in respect of the A-2 Notes.

  "Certificate Balance" equals, initially, $           and, thereafter on each
Payment Date, equals the initial Certificate Balance, reduced by all amounts previously distributed to Certificateholders as principal. The Certificate Balance shall also be reduced on any Payment Date by the excess, if any, of the sum of the Certificate Balance and the outstanding principal balance of the Notes (after giving effect to amounts allocable to principal to be deposited in the Certificate Distribution Account and the Note Distribution Account on such Payment Date) over the sum of (x) the Note Value on the last day of the preceding Collection Period and (y) the amount on deposit in the Reserve Account after giving effect to any distributions therefrom on such Payment Date. Thereafter, the Certificate Balance shall be increased to the extent that any portion of the Total Distribution Amount is available to pay the existing Certificateholders' Principal Carryover Shortfall, but not by more than the aggregate reductions in the Certificate Balance.

  "Certificateholders' Distributable Amount" means, with respect to any Payment Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

  "Certificateholders' Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Payment Date and the Certificateholders' Interest Carryover Shortfall for such Payment Date.

  "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Payment Date, the sum of (i) interest accrued from and including the preceding Payment Date to, but excluding, such Payment Date (or, in the case of the first Payment Date, interest accrued from and including the Closing Date to, but excluding, such Payment Date) at the Pass-Through Rate on the Certificate Balance on the last day of the preceding Collection Period (or, in the case of the first Payment Date, on the Closing Date) plus (ii) if on such Payment Date the amount on deposit in the Reserve Account, after giving effect to all withdrawals for payment on the Notes and the Certificates (other than pursuant to this clause (ii)) and all deposits required to be made on such Payment Date, exceeds the Specified Reserve Account Balance, an amount equal to the lesser of (1) such excess and (2) one-twelfth of the product of
(a) % of the excess, if any, of (x) the amount of the positive spread, if any, between the Base Rate in effect on the date that LIBOR is established for such Payment Date and LIBOR for such Payment Date over (y) % times (b) the Certificate Balance on the preceding Payment Date.

  "Certificateholders' Interest Carryover Shortfall" means, with respect to any Payment Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Payment Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is deposited in the Certificate Distribution Account on such preceding Payment Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate from such preceding Payment Date through the current Payment Date.

  "Certificateholders' Principal Distributable Amount" means, with respect to any Payment Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Payment Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Payment Date; provided, however, that the Certificateholders' Principal Distributable Amount
shall not exceed the Certificate Balance. In addition, on              , the
principal required to be distributed to Certificateholders will include the amount necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Payment Date and allocable to principal) to reduce the Certificate Balance to zero.

  "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Payment Date on or after [the later to occur of (i)] the Payment Date following the Payment Date on which the principal balance of the
A-1 Notes is reduced to zero [and (ii) the            Payment Date], the
Certificateholders' Percentage of the Principal Distribution Amount (less the portion thereof, if any, applied on such Payment Date to reduce the principal balance of the A-1 Notes to zero) and, with respect to any Payment Date on or after the Payment Date on which the outstanding principal balance of the A-2 Notes is reduced to zero, 100% of the Principal Distribution Amount (less the portion thereof required on the first such Payment Date to reduce the outstanding principal balance of the A-2 Notes to zero, which shall be deposited into the Note Distribution Account); provided, however, that if as described in the definition of "A-2 Noteholders' Monthly Principal Distributable Amount", 100% of the Principal Distribution Amount is required to be deposited in the Note Distribution Account, then no portion of the Principal Distribution Amount will be deposited in the Certificate Distribution Account until the Notes have been paid in full.

  "Certificateholders' Percentage" means 100% minus the A-2 Noteholders' Percentage.

  "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Payment Date, the sum of (i) the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Payment Date, over the amount in respect of principal that is deposited in the Certificate Distribution Account and (ii) the unreimbursed portion of the amount by which the Certificate Balance has been reduced as described in the second sentence of the definition of "Certificate Balance" above.

  On each Payment Date, all amounts on deposit in the Note Distribution Account (other than investment earnings, if any) will be distributed to the Noteholders.

  On each Payment Date, all amounts on deposit in the Certificate Distribution Account (other than investment earnings, if any) will be distributed to the Certificateholders.

RESERVE ACCOUNT

  The rights of the Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Noteholders in the event of defaults and delinquencies on the Receivables as provided in the Sale and Servicing Agreement. The protection afforded to the Noteholders through subordination will be effected both by the preferential right of the Noteholders to receive current distributions with respect to the Receivables and by the establishment of the Reserve Account. The Reserve Account will be created with the initial deposit by the Seller on the Closing Date of the Reserve Account Initial Deposit and will be augmented on each Payment Date, by deposit therein of the Total Distribution Amount remaining after the payment of the Servicing Fee, the Administration Fee, the deposit of the Noteholders' Distributable Amount in the Note Distribution Account and the deposit of the Certificateholders' Distributable Amount in the Certificate Distribution Account as described above under "--Distributions". Amounts on deposit in the Reserve Account will be released to the extent that the amount on deposit in the Reserve Account exceeds the Specified Reserve Account Balance.

  "Specified Reserve Account Balance" with respect to any Payment Date, means
the greater of (a)     % of the Pool Balance as of the close of business on
the last day of the related Collection Period and (b) $          ; provided,
however, that the amount in clause (a) with respect to a Payment Date (referred to herein as the "current Payment Date") shall be equal to the amount calculated for such clause (a) for the Payment Date immediately preceding such current Payment Date if any of the following events occur: (i) the aggregate of the Realized Losses realized from the Cut-off Date through the end of the Collection Period preceding such current Payment Date exceeds
an amount equal to     % of the initial Pool Balance; (ii) other than in
respect of the [first two] Payment Dates, the sum of four times the Realized Losses realized during three fiscal months immediately preceding such current Payment Date plus the principal amount as of the last day of the Collection Period immediately preceding such current Payment Date of all Receivables which have not yet been liquidated as to which the Financed Equipment securing
such Receivables has been repossessed exceeds the amount equal to     % of the
Pool Balance at the beginning of such three fiscal month period; or (iii) the aggregate amount of scheduled payments that are delinquent by more than 60 days as of the end of the Collection Period immediately preceding such current
Payment Date exceeds an amount equal to      % of the Pool Balance as of the
end of such Collection Period; provided further that the Specified Reserve Account Balance shall not exceed the outstanding principal amount of the Notes and the Certificates immediately preceding such current Payment Date less the Principal Distribution Amount to be deposited in the Note Distribution Account and the Certificate Distribution Account on such current Payment Date, and upon payment of all the interest and principal due on the Notes and the Certificates the Specified Reserve Account Balance shall be zero.

  If the amount on deposit in the Reserve Account on and after the    , 199x
Payment Date (after giving effect to all deposits or withdrawals therefrom on such Payment Date) and prior to the A-1 Final Scheduled Payment Date, is greater than the Specified Reserve Account Balance for such Payment Date, the Servicer shall instruct the Indenture Trustee to distribute such excess in the Reserve Account to the Seller; provided, however, that if, after giving effect to all payments made on the Notes and Certificates on such Payment Date, the
Note Value as of the end of the preceding Collection Period is less than the sum of the outstanding principal amount of the Notes and the Certificate Balance, such remainder amount shall not be distributed to the Seller but shall be retained in the Reserve Account available for application
in accordance with the Sale and Servicing Agreement. On               or the
date of the optional redemption of the A-2 Notes or after payment of all interest on and principal of the Notes and Certificates, the Servicer shall instruct the Indenture Trustee to distribute the Reserve Account balance to the Seller.

  If the amount on deposit in the Reserve Account (after giving effect to all deposits or withdrawals therefrom on such Payment Date, other than as described in this sentence) on the A-1 Final Scheduled Payment Date and the
    , 199 Payment Date is greater than the Specified Reserve Account Balance for such Payment Date, the Servicer shall instruct the Indenture Trustee to distribute such excess to the Seller.

  If the amount on deposit in the Reserve Account (after giving effect to all deposits or withdrawals therefrom on such Payment Date, other than as
described in this sentence) on any Payment Date on and after the     , 199
Payment Date, is greater than the Specified Reserve Account Balance for such Payment Date, and on each Payment Date subsequent to any reduction or withdrawal by any Rating Agency of its rating of any class of Notes (and such rating shall not have been reinstated), the Servicer shall instruct the Indenture Trustee to deposit all or a portion of the amount of the excess in the Note Distribution Account for distribution to the A-2 Noteholders as accelerated payments of principal on the A-2 Notes. To the extent that any amount of excess in the Reserve Account is not deposited in the Note Distribution Account, such excess amount shall be distributed to the Seller. Upon any distribution to the Seller of amounts from the Reserve Account in accordance with the provisions of the Sale and Servicing Agreement, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts.

  In addition, if, after giving effect to all payments made on the Notes and Certificates on the Payment Date in March of any year, the Note Value as of the end of the preceding Collection Period is less than the sum of the outstanding principal amount of the Notes and the Certificate Balance and such deficiency was not caused by a default by the Indenture Trustee or the Owner Trustee in paying funds in its possession, the Servicer shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Payment Date the amount therein, if any, in excess of the Specified Reserve Account Balance and deposit such excess amount, first, into the Note Distribution Account to the extent of such outstanding principal amount of the Notes for distribution to Noteholders as principal and then any remainder of such excess amount into the Certificate Distribution Account to the extent of such Certificate Balance for distribution to Certificateholders as principal.

  If on any Payment Date on which any Notes are outstanding the amount in the
Reserve Account is less than     % of the Pool Balance, then funds will be
withdrawn from the Reserve Account only to the extent needed to pay the interest due on the Notes and the Certificates and no funds from the Reserve Account will be applied on such Payment Date to principal of the Notes or the Certificates.

  Subject to the limitation described in the preceding paragraph, amounts held from time to time in the Reserve Account will continue to be held for the benefit of Noteholders and Certificateholders. Funds will be withdrawn from cash in the Reserve Account to the extent that the Total Distribution Amount (after the payment of the Servicing Fee and the Administration Fee) with respect to any Collection Period is less than the Noteholders' Distributable Amount and will be deposited in the Note Distribution Account. In addition, funds will be withdrawn from the Reserve Account to the extent that the portion of the Total Distribution Amount remaining after the payment of the Servicing Fee and the Administration Fee and the deposit of the Noteholders' Distributable Amount in the Note Distribution Account is less than the Certificateholders' Distributable Amount and will be deposited in the Certificate Distribution Account.

  The Specified Reserve Account Balance may be reduced, or the definition otherwise modified, without the consent of the Securityholders, provided that the Rating Agencies confirm in writing that such reduction or modification will not result in a reduction or withdrawal of the then current rating of any class of the Notes or of the Certificates.

  If, on any Payment Date the entire Noteholders' Distributable Amount for such Payment Date (after giving effect to any amounts withdrawn from the Reserve Account) is not deposited in the Note Distribution Account, the Certificateholders generally will not receive any distributions.

  The subordination of the Certificates and the availability of funds in the Reserve Account is intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. The availability of funds in the Reserve Account is intended to enhance the likelihood of receipt by Certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  [The following is a summary of certain federal income tax considerations relevant to the purchase, ownership and disposition of the Notes and the Certificates. This summary does not purport to deal with all aspects of federal income taxation that may be relevant to holders of the Notes or holders of the Certificates in light of their specific investment circumstances, nor to certain types of holders subject to special treatment under the federal income tax laws (for example, banks, life insurance companies and tax-exempt organizations). This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations (proposed, temporary and final) promulgated thereunder, judicial decisions and Internal Revenue Service ("IRS") rulings, all of which are subject to change, which change may be retroactively applied in a manner that could adversely affect a holder of one or more of the Notes or the Certificates. The information below is directed to investors that will hold the Notes or the Certificates, as the case may be, as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code.

  Prospective investors are advised to consult their own tax advisors with regard to the federal income tax consequences of purchasing, holding and disposing of the Notes and the Certificates, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. The Trust will be provided with an opinion of Shearman & Sterling, special federal tax counsel of the Trust ("Tax Counsel") regarding certain federal income tax matters discussed below. The Trust has not sought, nor does it intend to seek, a ruling from the IRS that its position as reflected in the discussion below will be accepted by the IRS. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust similar to those of the Notes and the Certificates.

TAX CLASSIFICATION OF THE TRUST

  Tax Counsel will advise the Trust that, based upon the terms of the Trust Agreement and related documents and transactions as described in the Prospectus and herein (and assuming ongoing compliance with such agreement and documents), the Trust will not be classified as an association (or as a publicly traded partnership) taxable as a corporation for federal income tax purposes. This advice will be based upon conclusions by Tax Counsel that (1) the Trust will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation, and (2) the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

  Prospective investors should be aware, however, that the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller and the Servicer is not entirely clear because there is no authority on transactions closely comparable to that contemplated herein. If, contrary to the opinion of Tax Counsel, the IRS successfully argued that the Trust should be classified (and thus taxable) as a corporation, the Trust, including the income from the Receivables (reduced by deductions, including interest expense on the Notes if the Notes were treated as debt of the Trust and not otherwise recharacterized), would be subject to federal income tax at corporate rates. Such a tax could substantially reduce the amounts available to make payments on the Notes and distributions on the Certificates (and holders of Certificates could be liable for any such tax that is unpaid by the Trust).

TAX CONSIDERATIONS FOR NOTEHOLDERS

  Treatment of Notes as Indebtedness. Tax Counsel will advise the Trust that, based upon the terms of the Notes and the documents and transactions relating thereto as described in the Prospectus and herein, the Notes will be classified as debt for federal income tax purposes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences noted above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, the Trust might be a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses. The remainder of this discussion assumes, in accordance with the opinion of Tax Counsel, the Notes would be treated as debt for federal income tax purposes.

  Interest Income on the Notes. Subject to the discussion below, stated interest on the Notes will be taxable to a Noteholder as ordinary income when received or accrued in accordance with such Noteholder's method of tax accounting. Since the A-1 Notes and the A-2 Notes have scheduled maturity dates that are more than one year from their original issue, neither class of Notes (nor the income thereon) should be subject to the special rules for short-term obligations under Code Sections 1281 to 1283. Under Treasury regulations relating to the tax treatment of debt instruments issued with original issue discount (the "OID Regulations"), a Note will be treated as issued with original issue discount if the excess of the stated redemption price at maturity of the Note (generally its principal amount) over the issue price of the Note equals or exceeds a de minimis amount, that is, 1/4 of one percent of the stated redemption price at maturity of the Note multiplied by its weighted average maturity. Generally, the issue price of a Note is the first price at which a substantial amount of the Notes involved in the issue is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

  It is expected that, except as described below, the Notes will not be issued with original issue discount if, as anticipated, the Notes will be sold to the public at a first price of par or at a first price representing a de minimis discount from par. Under the OID Regulations, a holder of a Note issued with a de minimis amount of original issue discount must include such discount in income, on a pro rata basis, as principal payments are made on the Note.

  As a result of limitations on the monthly payment of interest on the Notes to the extent the Trust has insufficient funds, the IRS may contend that the Notes should be treated as having been issued with OID. Under the OID Regulations, stated interest payable on the Notes would represent OID unless the interest is qualified stated interest that is unconditionally payable at least annually--meaning that the failure of the issuer to make timely payment of interest (other than for a reasonable grace period) must be expected to be penalized or reasonable remedies must be available to the holders to compel payment. The IRS has recently issued a Revenue Ruling which, while distinguishable on its facts, indicates that "penalty interest" equal to an additional 2% above the stated rate, as provided on the Notes, may not in itself be sufficient to warrant treating interest as unconditionally payable for OID purposes absent other remedies to reasonably ensure the issuer of the debt instrument will make timely payment.

  The Notes provide for stated interest at a floating rate based upon LIBOR, but the A-2 Note Interest Rate is subject to certain restrictions on the maximum level of the floating rate. Under the OID Regulations, stated interest payable at a variable rate is not taxed as original issue discount or contingent interest if the variable rate is a qualified floating rate or a qualifying objective rate. The tax treatment of interest that is not based on qualified floating or objective rates is not certain and the OID Regulations do not address the tax treatment of debt instruments bearing contingent interest, except in circumstances not relevant to this discussion. While (because of such maximum rate restrictions) the treatment of interest on the A-2 Notes is not entirely clear under the OID Regulations, the Trust intends to take the position that the stated interest on the Notes represents interest payable at a qualified floating rate or qualifying objective rate and thus should not be taxable to holders of Notes as original issue discount or as contingent interest.

  If the Notes are treated as having original issue discount, a Noteholder (including a cash basis holder) generally would be required to include the discount on the Notes in income for federal income tax purposes under the accrual method on a constant yield basis, resulting in the inclusion of interest in income somewhat in advance of the receipt of cash attributable to that income. Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions and the manner in which those provisions would apply to the Notes is unclear. Further, recently proposed OID Regulations for contingent interest do not address the tax treatment of debt instruments on which payments may be accelerated due to prepayment of other obligations.

  Market Discount and Premium. A holder who purchases a Note at a market discount (generally, at a cost less than its remaining principal amount) that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code. These rules provide, in part, that gain on the sale or other disposition of a debt instrument with a term of more than one year and partial principal payments on such a debt instrument are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a Note that has market discount. A holder who purchases a Note at a premium may elect to be subject to the premium amortization rules of the Code.

  Sale or Other Disposition. If a Noteholder sells a Note, such holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount or original issue discount previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain attributable to accrued interest or accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

  Foreign Holders. If interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax provided the foreign person (i) is not actually or constructively a "10% shareholder" of the Trust (including a holder of 10% of the outstanding Certificates) or JDCC or a "controlled foreign corporation" with respect to which the Trust or JDCC is a "related person" within the meaning of the Code and (ii) provides the person otherwise required to withhold U.S. tax an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. The statement may be made on a Form W-8 or substantially similar substitute form and, if the information provided in the statement changes, the foreign person must so inform the person otherwise required to withhold U.S. tax within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If interest on a Note is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

  Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year or certain other conditions are not met.

  If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax on its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, at a 30% rate (or a lower rate under an applicable tax treaty).

  Information Reporting and Backup Withholding. The Trust will be required to report to the IRS, and to each Noteholder of record, the amount of interest paid on the Notes (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). Accordingly, each holder (other than exempt holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount of interest otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

TAX CONSIDERATIONS FOR CERTIFICATEHOLDERS

  Partnership Treatment of the Trust. The Seller and the Servicer will express their intent in the Trust Agreement and related documents and will agree, and the other Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other taxes measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Seller in its capacity as recipient of distributions from the Reserve Account), and the Notes representing indebtedness of the partnership. The Seller and the other Certificateholders will further agree in such documents to take no action inconsistent with the treatment of Certificates for such purposes as partnership interests in the Trust.

  In view of the lack of cases or rulings on similar transactions, a variety of alternative characterizations are possible in addition to the position to be taken by Certificateholders that the Certificates represent equity interests in a partnership with the Seller. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered for tax purposes as debt of the Seller or of the Trust. It is also possible that the Trust might be treated for tax purposes as holding debt of the Seller rather than the Receivables. Any such characterization should not result in materially adverse tax consequences to Certificateholders with respect to income earned on the Certificates as compared to the consequences from treatment of the Certificates as equity in a partnership, as described below, although there could be some timing differences for income inclusion by Certificateholders. Accordingly, the following discussion assumes that the Certificates represent equity interests in a partnership that owns the Receivables for federal income tax purposes.

  Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's distributive share of income, gains, losses, deductions and credits of the Trust and to report such items on his personal income tax return for the taxable year with or within which ends the Trust's taxable year. (As explained below, the Trust's taxable year ends October 31st.) The income of the Trust will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, original issue discount, and premium) and any income or gain upon collection or disposition of Receivables. The expenses of the Trust will consist primarily of interest accruing on the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

  The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each fiscal month equal to the sum of (i) interest that accrues on the Certificates in accordance with their terms for such fiscal month, including interest accruing at the Pass-Through Rate or Pass-Through Rates in effect for such month and interest on amounts previously due on Certificates but not yet distributed; (ii) a portion of any contingent additional amount payable as part of the Certificateholder's Monthly Interest Distributable Amount allocable to such fiscal month; and (iii) subject to the discussion below on discount and premium, any Trust income attributable to discount (or less any offset attributable to allowable premium) on the Receivables that corresponds to any difference of the principal amount of the Certificates and their initial issue price. All remaining taxable income of the Trust will be allocated to the Seller. Based upon the economic arrangement of the parties, this approach for allocating Trust income should be permissible, but because of the absence of authority directly on point, no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, holders of Certificates may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if such holders have not received cash from the Trust to pay such taxes. In addition, under such allocation a Certificateholder's taxable income could exceed the amount of net income allocated to him because of limitations on deductions for expenses or losses of the Trust allocated to such holder. Alternatively, it is possible that the IRS would treat Certificateholders as receiving guaranteed payments from the Trust, in which case the payments on Certificates would be treated as ordinary income but not as interest income. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

  Under the Trust Agreement, the Seller is authorized to adjust the allocations described above if necessary to reflect the economic income, gain or loss to the Certificateholders (including the Seller) or as otherwise required by the Code. Certificateholders should also be aware that because of the interest rate cap feature on the A-2 Notes and the interest payment feature on the Receivables (under which some interest can be added to principal (as opposed to being paid currently)), there could be a significant mismatching of interest income earned and interest expense accrued by the Trust. So long as the allocation set forth above is respected by the IRS, however, the excess interest income earned by the Trust from such mismatching should be allocated to the Seller.

  A portion of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will be treated as income from "debt financed property", which generally will be taxable to such a holder under the Code as unrelated business taxable income.

  An individual taxpayer's share of expenses of the Trust (including fees for the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part because of the two percent limitation on miscellaneous itemized deductions and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

  The Trust intends to make all tax calculations relating to Trust income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is not expected that there will be any significant adverse tax effect on Certificateholders.

  Discount and Premium. As a result of their interest rate and payment features, it is likely that stated interest on some of the Receivables would be treated as original issue discount under the OID Regulations that is includible in income by holders as such discount accrues. Since the Trust will elect the accrual method of tax accounting, it is not expected that such treatment would, as a general rule, have any materially adverse tax effect on holders of Certificates. Certificateholders should be aware, however, that interest accruing on some Receivables for a payment period could exceed payments due thereunder for such period, in which case the likelihood might increase that holders of Certificates would recognize Trust income prior to the receipt of cash from the Trust that is attributable to such income.

  The purchase price paid by the Trust for the Receivables (exclusive of amounts paid for accrued interest thereon) may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be, exclusive of Receivables treated as contributed by the Seller as a partner to the Trust. (As indicated above, the Trust will make this calculation of discount or premium on an aggregate basis, but might be required to recompute it on a Receivable by Receivable basis.)

  If the Trust acquires the Receivables at a premium or at a market discount, the Trust will elect to include such discount in income as it accrues over the life of the Receivables or (to the extent allowable) may offset such premium against interest income or original issue discount on the Receivables. If the aggregate initial principal amount of Certificates differs from their aggregate issue price, market discount income or allowable premium deductions attributable to such difference will be allocated to

Certificateholders. Because the Receivables have indefinite maturities, the method and timing for including market discount or offsetting premium against income thereon is not clear under present law and the offset for premium might be deferred until maturity; one reasonable approach, however, would be on the basis of principal payments when made.

  Constructive Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, there will be a closing of the partnership's taxable year for all partners and the Trust will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust, as a new partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. (Furthermore, the Trust might not be able to comply due to lack of data.) Moreover, if the tax year of the Trust is not a calendar year, the closing of a tax year of the Trust may cause a Certificateholder reporting on a calendar year to report more than 12 months' taxable income of the Trust.

  Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate generally will equal his cost increased by his share of Trust income (includible in his income) and decreased by any distributions received with respect to such Certificate. In addition, both tax basis in a Certificate and the amount realized on a sale of such Certificate would include the holder's share of the outstanding balance of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

  Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount, if any, on the Receivables would generally be treated as ordinary income to the holder and might give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues if the Receivables are acquired at a market discount.

  If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess generally will give rise to a capital loss upon the retirement of the Certificates.

  Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined each fiscal month and the tax items for a particular fiscal month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of the corresponding calendar month, which is the Certificate Record Date for the next Payment Date. As a result of this monthly allocation, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transfer.

  The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Seller is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

  No Section 754 Election. In the event that a Certificateholder sells its Certificates at a gain (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than that of the selling Certificateholder. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

  Administrative Matters. The Owner Trustee is required to keep or cause to be kept complete and accurate books of the Trust. Code Section 706 requires that a partnership adopt the taxable year of its majority interest partners, or, if none, its principal partners, and the Seller has a taxable year that ends October 31. Accordingly, such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal and taxable year of the Trust will be the 12-month period ending October 31 (or, in the case of October 31, 1995, the period from the Closing Date to October 31, 1995). The Owner Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report to holders and the IRS each Certificateholder's allocable share of items of Trust income and expense on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

  Under Code Section 6031, any person that holds Certificates as a nominee at any time during the Trust taxable year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. The information referred to below for any taxable year must be furnished to the Trust on or before the last day of the first month following the close of the Trust's taxable year (i.e., November
30). Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, acquired or transferred on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act that holds an interest in a partnership as a nominee is not required to furnish any such information statement to the Trust. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

  The Seller, as the tax matters partner, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years since the later of the filing or the last date for filing of the partnership information return. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

  Foreign Persons. Ownership of Certificates by nonresident aliens and foreign corporations and other foreign persons raises tax issues unique to such persons, may have substantially adverse tax consequences to them, and will subject the Trust to U.S. tax withholding and reporting requirements. For this reason, purchasers (including nominees of beneficial owners) of Certificates and their assignees must represent that the beneficial owners of Certificates are individuals or entities that are U.S. persons (generally, citizens or residents of the U.S. and corporations or partnerships organized under U.S. law), and each purchaser must provide a certificate of non-foreign status signed under penalties of perjury.

  Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                       CERTAIN STATE TAX CONSIDERATIONS

  [The following is a discussion of certain Iowa state tax considerations. Lane & Waterman of Davenport, Iowa has acted as special Iowa tax counsel for the Trust regarding certain state tax matters discussed below. There are no reported cases or rulings on similar transactions by the Iowa Department of Revenue and Finance ("IDOR"). Thus, the opinion of counsel is based upon present provisions of Iowa statutes and the regulations promulgated thereunder, all of which are subject to change (which change may be retroactive) and further interpretation by the IDOR. No ruling on any of the issues discussed below will be sought from the IDOR.

NOTES

  Assuming the Notes will be treated as debt for federal income tax purposes, the Notes will be treated as debt for Iowa income tax purposes. Accordingly, Noteholders not otherwise subject to taxation in Iowa should not become subject to taxation in Iowa solely because of a holder's ownership of Notes. However, a Noteholder already subject to Iowa's individual or corporate income tax could be required to pay additional Iowa tax as a result of the Noteholder's ownership or disposition of Notes.

CERTIFICATES

  The activities to be undertaken by the Sub-Servicer in servicing and collecting the receivables will take place in Iowa. The State of Iowa imposes a state individual income tax and a corporate income tax which is imposed on corporations and other entities doing business in the State of Iowa.

  If the arrangement created by the Trust is treated as a partnership (not taxable as a corporation) for federal income tax purposes, in the opinion of Lane & Waterman, the same treatment should also apply for Iowa tax purposes. In such case, the resulting constructive partnership should not be subject to income taxation in Iowa because of its activities in Iowa and, accordingly, non-resident Certificateholders who are not otherwise subject to Iowa tax should not be subject to Iowa income tax on income received through the constructive partnership. However, if any income of the Trust is subject to Iowa tax, a Certificateholder not otherwise subject to taxation in Iowa will not become subject to Iowa income tax on income which is not derived from Iowa as a result of ownership of the Certificates.

  If the Certificates are instead treated as ownership interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the hypothetical entity should not be subject to Iowa income tax because of its activities in Iowa (which, if applicable, could result in reduced distributions to Certificateholders). However, if any Iowa derived income of the Trust is subject to Iowa income tax a Certificateholder not otherwise subject to tax in Iowa will not become subject to Iowa income tax as a result of mere ownership of such an interest.

  As noted in the preceding discussion under "Certain Federal Income Tax Considerations" concerning tax considerations for certificateholders of the Trust, because the Certificates have certain features characteristic of debt, the Certificates might be considered for federal income tax purposes as debt of the Seller or of the Trust. If such a characterization should occur, the Certificates will also be treated as debt for Iowa income tax purposes. Accordingly, Certificateholders not otherwise subject to taxation in Iowa should not become subject to taxation in Iowa solely as a result of such a classification. However, a Certificateholder already subject to Iowa's individual or corporate income tax could be required to pay additional Iowa tax as a result of the Certificateholder's ownership or disposition of the Certificates.

  Because each state's income tax laws vary, it is impossible to predict the income tax consequences to the holders of Notes and holders of Certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders and Certificateholders are urged to consult their own advisors with respect to state income and franchise taxes.]

  THE FEDERAL AND STATE INCOME TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR A CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES AND THE CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

THE NOTES

  The Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA, or Section 4975 of the Code. A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or the Code. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

THE CERTIFICATES

  The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not a Benefit Plan.

  In this regard, purchasers that are insurance companies that expect to use general account assets to purchase Certificates should consult with their counsel with respect to the recent United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank (decided December 12,
1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers that are insurance companies should determine whether the decision affects their ability to make purchases of the Certificates. In particular, such an insurance company should consider the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in Prohibited Transactions Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995).

                                 UNDERWRITING

  Subject to the terms and conditions set forth in an underwriting agreement (the "Note Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the underwriters named below (the "Note Underwriters"), and each of the Note Underwriters has severally, and not jointly, agreed to purchase, the principal amount of Notes set forth opposite its name below.

                     PRINCIPAL  PRINCIPAL
                     AMOUNT OF  AMOUNT OF
      UNDERWRITERS   A-1 NOTES  A-2 NOTES
      ------------   ---------- ----------
                     $          $
                     ---------- ----------
                     $          $
                     ========== ==========

  In the Note Underwriting Agreement, the Note Underwriters have agreed, subject to the terms and conditions therein, to purchase all the Notes offered hereby if any of such Notes are purchased. The Seller has been advised by the Note Underwriters that they propose initially to offer the A-1 Notes and the A-2 Notes to the public at the respective prices set forth herein, and to certain dealers at such prices less a concession not in excess of % per A-
1 Note and     % per A-2 Note. The Note Underwriters may allow and such
dealers may reallow a concession not in excess of % per A-1 Note and % per A-2 Note to certain other dealers. After the initial public offering, such prices and such concessions may be changed.

  The Note Underwriting Agreement provides that the Seller and JDCC will indemnify the Note Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Note Underwriters may be required to make in respect thereof.

  The Indenture Trustee (on behalf of the Trust) may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Note Underwriters.

  Subject to the terms and conditions set forth in a certificate underwriting agreement (the "Certificate Underwriting Agreement"), the Seller has agreed to
cause the Trust to sell to                     (the "Certificate
Underwriters"; and, together with the Note Underwriters, the "Underwriters"), and the Certificate Underwriters have agreed to purchase, Certificates in an
aggregate principal amount of $          . The Seller will purchase
Certificates in an aggregate principal amount of $          from the
Certificate Underwriters and will purchase Certificates in an aggregate
principal amount of $        from the Trust.

  The Seller has been advised by the Certificate Underwriters that they propose initially to offer the Certificates to the public at the price set forth herein, and to certain dealers at such price less a concession not in
excess of     % per Certificate. The Certificate Underwriters may allow and
such dealers may reallow a concession not in excess of     % per Certificate
to certain other dealers. After the initial public offering of the Certificates, the public offering price and such concessions may be changed.

  The Certificate Underwriting Agreement provides that the Seller and JDCC will indemnify the Certificate Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Certificate Underwriters may be required to make in respect thereof.

  The Indenture Trustee (on behalf of the Trust) may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Certificate Underwriters.

  The closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates. The closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes.

  Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Seller or the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                LEGAL OPINIONS

  In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Notes and the Certificates will be passed upon for the Trust, the Seller and the Servicer by Shearman & Sterling, New York, New York and by Richards, Layton & Finger, Wilmington, Delaware, and for the Note Underwriters and the Certificate Underwriters by Brown & Wood, New York, New York. Certain federal income tax and other matters will be passed upon for the Trust by Shearman & Sterling, and certain Iowa state income tax and other matters will be passed upon for the Trust by Lane & Waterman, Davenport, Iowa.

                                INDEX OF TERMS

  Set forth below is a list of the defined terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found herein.

                                                                            PAGE
                                                                            ----
A-1 Final Scheduled Payment Date........................................... S-7
A-2 Final Scheduled Payment Date........................................... S-7
A-1 Noteholders............................................................ S-5
A-2 Noteholders............................................................ S-5
A-2 Noteholders' Percentage................................................ S-29
A-1 Noteholders' Principal Carryover Shortfall............................. S-29
A-2 Noteholders' Principal Carryover Shortfall............................. S-29
A-1 Noteholders' Principal Distributable Amount............................ S-28
A-2 Noteholders' Principal Distributable Amount............................ S-28
A-1 Noteholders' Monthly Principal Distributable Amount.................... S-28
A-2 Noteholders' Monthly Principal Distributable Amount.................... S-28
A-1 Note Interest Rate..................................................... S-6
A-2 Note Interest Rate..................................................... S-6
A-1 Notes.................................................................. S-3
A-2 Notes.................................................................. S-3
A-2 Redemption Price....................................................... S-7
Accelerated Principal Distribution Amount.................................. S-29
Alternate Principal Distribution Amount.................................... S-27
Base Rate.................................................................. S-5
Base Rate Additive......................................................... S-4
Benefit Plan............................................................... S-42
Business Day............................................................... S-22
Cede....................................................................... S-2
Certificate Balance........................................................ S-30
Certificateholders......................................................... S-7
Certificateholders' Distributable Amount................................... S-29
Certificateholders' Percentage............................................. S-30
Certificateholders' Interest Carryover Shortfall........................... S-30
Certificateholders' Interest Distributable Amount.......................... S-30
Certificateholders' Principal Carryover Shortfall.......................... S-30
Certificateholders' Principal Distributable Amount......................... S-30
Certificateholders' Monthly Interest Distributable Amount.................. S-30
Certificateholders' Monthly Principal Distributable Amount................. S-30
Certificate Record Date.................................................... S-7
Certificates............................................................... S-3
Certificate Underwriting Agreement......................................... S-43
Certificate Underwriters................................................... S-43
Closing Date............................................................... S-4
Collection Account......................................................... S-9
Collection Period.......................................................... S-6
Commission................................................................. S-2
Company.................................................................... S-21
Cut-off Date............................................................... S-4
Dealers.................................................................... S-4
Deere...................................................................... S-4
Deere Credit Services...................................................... S-3
Definitive Certificates.................................................... S-3
Determination Date......................................................... S-26
DTC........................................................................ S-2

                                                                            PAGE
                                                                            ----
ERISA...................................................................... S-11
Exchange Act............................................................... S-2
Financed Equipment......................................................... S-4
Indenture.................................................................. S-1
Indenture Trustee.......................................................... S-3
Interest Distribution Amount............................................... S-26
Issuer..................................................................... S-3
JDCC....................................................................... S-3
John Deere................................................................. S-4
LIBOR...................................................................... S-6
LIBOR Business Day......................................................... S-22
Liquidated Receivables..................................................... S-26
Liquidation Proceeds....................................................... S-26
Net Pool Rate.............................................................. S-6
Noteholders................................................................ S-5
Noteholders' Distributable Amount.......................................... S-27
Noteholders' Interest Carryover Shortfall.................................. S-28
Noteholders' Interest Distributable Amount................................. S-27
Noteholders' Monthly Interest Distributable Amount......................... S-28
Note Record Date........................................................... S-6
Notes...................................................................... S-3
Note Underwriters.......................................................... S-43
Note Underwriting Agreement................................................ S-43
Note Value................................................................. S-27
Note Value Decline......................................................... S-27
Obligors................................................................... S-4
Owner Trustee.............................................................. S-3
Pass-Through Rate.......................................................... S-7
Payment Date............................................................... S-5
Plan....................................................................... S-42
Pool Balance............................................................... S-5
Pool Rate.................................................................. S-5
Principal Distribution Amount.............................................. S-26
Purchase Agreement......................................................... S-4
Rating Agencies............................................................ S-13
Realized Losses............................................................ S-27
Receivable Rate............................................................ S-4
Receivables................................................................ S-1
Reference Banks............................................................ S-22
Reserve Account Initial Deposit............................................ S-9
Sale and Servicing Agreement............................................... S-4
Sales Companies............................................................ S-15
Securityholders............................................................ S-7
Seller..................................................................... S-3
Servicer................................................................... S-3
Servicing Fee.............................................................. S-10
Servicing Fee Rate......................................................... S-10
Specified Reserve Account Balance.......................................... S-9
Sub-Servicer............................................................... S-3
Telerate Page 3750......................................................... S-22
Total Distribution Amount.................................................. S-26
Transfer and Servicing Agreements.......................................... S-25
Trust...................................................................... S-3
Trust Agreement............................................................ S-3

PROSPECTUS

                            JOHN DEERE OWNER TRUSTS

                     [DEERE RECEIVABLES CORPORATION]
                              ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES

                                 ------------

                     JOHN DEERE RECEIVABLES, INC., SELLER

                   JOHN DEERE CAPITAL CORPORATION, SERVICER

                                 ------------

  The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement relating to either the Notes or the Certificates or both, as the case may be, to this Prospectus (each, a "Prospectus Supplement"). Each series of Securities, which will include one or more classes of Notes and one or more classes of Certificates, will be issued either by a trust to be formed with respect to such series (each, a "Trust") or by Deere Receivables Corporation ("DRC") (each an "Issuer") as described in the relevant Prospectus Supplement. See "Certain Tax Considerations." Each Trust will be formed pursuant to a Trust Agreement to be entered into between John Deere Receivables, Inc., as Seller (the "Seller"), and the trustee specified in the related Prospectus Supplement (the "Owner Trustee"). The Notes of each series will be issued and secured pursuant to an Indenture between the related Issuer and the indenture trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of such Issuer. The Certificates of each series will represent fractional undivided interests in the related trust. The property of each Issuer will include a pool of agricultural and industrial equipment retail installment sale and loan contracts (the "Receivables") purchased by such Issuer from the Seller on or prior to the date of issuance by such Trust of the related Securities, as described herein and in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, additional Receivables may be purchased by the relevant Issuer from the Seller during the term of the Notes.

  Except as otherwise provided in the related Prospectus Supplement, each class of Securities of any series will represent the right to receive a specified amount of payments of principal and interest, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. The right of each class of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. Distributions on Certificates of a series may be subordinated in priority to payments due on the related Notes to the extent described herein and in the related Prospectus Supplement. A series may also include one or more classes of Notes or Certificates which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may also include one or more classes of Notes or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. The rate of payment in respect of principal of the Notes and distributions in respect of the Certificate Balance of the Certificates of any class will depend on the priority of payment of such a class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.

  PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" STARTING ON PAGE 10 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

                                 ------------

THE NOTES OF A GIVEN SERIES  REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF
 SUCH SERIES  REPRESENT BENEFICIAL INTERESTS IN, THE RELATED ISSUER  ONLY AND
  DO  NOT REPRESENT INTERESTS IN  OR OBLIGATIONS OF JOHN DEERE  RECEIVABLES,
   INC., JOHN  DEERE CAPITAL CORPORATION, DEERE  & COMPANY OR ANY  OF THEIR
    RESPECTIVE AFFILIATES. NEITHER THE  SECURITIES NOR THE RECEIVABLES ARE
     ISSUED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES  COMMISSION
     PASSED UPON THE ACCURACY OR  ADEQUACY OF THIS PROSPECTUS. ANY REPRE-
      SENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ------------

                 The date of this Prospectus is         , 199

                             AVAILABLE INFORMATION

  The Seller, as originator of each Trust and DRC, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes and Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

  UNTIL 90 DAYS AFTER THE DATE OF ANY PROSPECTUS SUPPLEMENT, ALL DEALERS EF-FECTING TRANSACTIONS IN THE NOTES OR THE CERTIFICATES, WHETHER OR NOT PARTICI-PATING IN THE RELATED DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRIT-ERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

  UPON RECEIPT OF A REQUEST BY AN INVESTOR WHO HAS RECEIVED AN ELECTRONIC PROSPECTUS SUPPLEMENT AND PROSPECTUS FROM AN UNDERWRITER OR A REQUEST BY SUCH INVESTOR'S REPRESENTATIVE WITHIN THE PERIOD DURING WHICH THERE IS AN OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS, THE SELLER OR THE UNDERWRITERS WILL PROMPTLY DELIVER, OR CAUSE TO BE DELIVERED, WITHOUT CHARGE, TO SUCH INVESTOR A PAPER COPY OF THE PROSPECTUS SUPPLEMENT AND PROSPECTUS.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All documents subsequently filed by the Servicer on behalf of the Issuer referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Issuer shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Servicer on behalf of any Issuer will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to: John Deere Capital Corporation, Suite 600, First Interstate Bank Building, 1 East First Street, Reno, Nevada 89501, Attention: Manager (702) 786-5527.

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in the summary are defined elsewhere in the Prospectus on the pages indicated in the "Index of Terms". In the event that Securities are not issued by a Trust but are instead issued by DRC, the terms of the Securities will be described in the relevant prospectus supplement. See "Certain Tax Considerations."

Issuer....................  With respect to each series of Securities, the
                             Trust to be formed pursuant to a trust agreement (a "Trust Agreement") between the Seller and the Owner Trustee for such Trust (the "Trust" or the "Issuer").

Seller....................  John Deere Receivables, Inc. (the "Seller").

Servicer..................  John Deere Capital Corporation (the "Servicer" or
                             "JDCC"). The Servicer will designate Deere Credit Services, Inc. ("Deere Credit Services"), an indi-rect wholly-owned subsidiary of Deere & Company, as its agent to service the Receivables (in such capacity, the "Sub-Servicer") at the Servicer's expense.

Indenture Trustee.........  With respect to each series of Securities, the
                             Indenture Trustee specified in the related
                             Prospectus Supplement.

Owner Trustee.............  With respect to each series of Securities, the
                             Owner Trustee specified in the related Prospectus Supplement.

The Notes.................  Each series of Securities will include one or more classes of Notes, which will be issued pursuant to an indenture between the related Trust and the In-denture Trustee (as amended and supplemented from time to time, an "Indenture").

                            Unless otherwise specified in the related Prospec-
                             tus Supplement, Notes will be available for pur-chase in denominations of $1,000 and integral mul-tiples thereof in book-entry form only. Unless otherwise specified in the related Prospectus Sup-plement, holders of Notes (the "Noteholders") will not be entitled to receive Definitive Notes except in the event that Definitive Notes are issued in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Definitive Notes".

                            Unless otherwise specified in the related Prospec-
                             tus Supplement, each class of Notes will have a stated principal amount and will bear interest at a specified rate or rates (with respect to each class of Notes, the "Interest Rate"). Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of the foregoing. The re-lated Prospectus Supplement will specify the In-terest Rate for each class of Notes, or the method for determining the Interest Rate.

                            With respect to a series that includes two or more
                             classes of Notes, each class may differ as to the timing and priority of payments, seniority, Interest Rate or amount of payments of principal or interest in respect of any such class or classes. In addition, payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Re-ceivables. Further, a series may include one or more classes of Notes ("Strip Notes") entitled to
                             (i) principal payments with disproportionate, nom-inal or no interest payments or (ii) interest pay-ments with disproportionate, nominal or no princi-pal payments.

                            If the Servicer exercises its option to purchase
                             the Receivables of a Trust, or, if not, and if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Receivables are received, in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements--Termination", the outstanding Notes will be redeemed as set forth in the related Pro-spectus Supplement.

The Certificates..........  Each series of Securities will include one or more classes of Certificates, which will be issued pur-suant to a Trust Agreement.

                            Unless otherwise specified in the related Prospec-
                             tus Supplement, Certificates will be available for purchase in denominations of $100,000 and integral multiples of $100,000 in excess thereof. Unless otherwise specified in the related Prospectus Sup-plement, the Certificates will be issued in fully registered, certificated form ("Definitive Certif-icates") to the holders of Certificates ("Certificateholders" and, together with the Note-holders, the "Securityholders") or their nominees.

                            Unless otherwise specified in the related Prospec-
                             tus Supplement, each class of Certificates will have a stated Certificate Balance specified in the related Prospectus Supplement (the "Certificate Balance") and will accrue interest on such Certif-icate Balance at a specified rate (with respect to each class of Certificates, the "Pass-Through Rate"). Each class of Certificates may have a dif-ferent Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate, or any combination of the foregoing. The related Prospec-tus Supplement will specify the Pass-Through Rate for each class of Certificates or the method for determining the Pass-Through Rate.

                            With respect to a series that includes two or more
                             classes of Certificates, each class may differ as to timing and priority of distributions, seniori-ty, allocations of losses, Pass-Through Rates or amount of distributions in respect of principal or interest. In addition, distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables in such Trust. Further, a se-ries may include one or more classes of Certifi-cates ("Strip Certificates") entitled to (i) dis-tributions in respect of principal with dispropor-tionate, nominal or no interest distributions or
                             (ii) interest distributions with disproportionate, nominal or no distributions in respect of princi-pal.

                            To the extent specified in the related Prospectus
                             Supplement, distributions in respect of the Cer-tificates may be subordinated in priority of pay-ment to payments on the Notes.

                            If the Servicer exercises its option to purchase
                             the Receivables of a Trust, or, if not, and if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Receivables are received, in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements--Termination", Certificateholders will receive as a prepayment an amount in respect of the Certificates as specified in the related Pro-spectus Supplement.

Trust Property............  The Trust Property of each Trust will consist of the property described below:

 A. Receivables..........
                            Each Trust will purchase from the Seller a pool of
                             Receivables. The Receivables will consist of agri-cultural and industrial equipment retail install-ment sale and loan contracts secured by new and used agricultural equipment and industrial equip-ment, including rights to receive certain payments made with respect to such Receivables, and secu-rity interests in the equipment financed thereby (the "Financed Equipment"), the proceeds thereof and the proceeds of any repossessed Financed Equipment related to such pool of Receivables. On or prior to the Closing Date specified in the re-lated Prospectus Supplement with respect to a Trust, the Seller will purchase Receivables having an aggregate principal balance specified in the related Prospectus Supplement as of a date speci-fied therein (the "Cut-off Date"), from JDCC pur-suant to a Purchase Agreement (each, a "Purchase Agreement"), between JDCC and the Seller, and the Seller will sell such Receivables to such Trust pursuant to a Sale and Servicing Agreement (each, a "Sale and Servicing Agreement") among the Sell-er, the Servicer and such Trust. If so provided in the related Prospectus Supplement, under certain circumstances, Receivables may be added to the re-lated pool of Receivables in respect of the re-lated Trust.

                            The Receivables arose from financing provided in
                             connection with retail sales by dealers (the
                             "Dealers") of new and used agricultural equipment and industrial equipment to retail purchasers (the "Obligors") and are either originated, or acquired from such Dealers, by Deere & Company, a Delaware corpora-tion ("Deere"), and its wholly-owned subsidiaries (collectively called "John Deere"). The Receiv-ables will be purchased by JDCC pursuant to agree-ments with certain John Deere companies. The Re-ceivables sold to a Trust will be selected from the contracts owned by JDCC based on the criteria specified in the applicable Purchase Agreement and described herein or in the related Prospectus Sup-plement.

 B. Credit and Cash Flow
    Enhancement..........
                            If and to the extent specified in the related Pro-
                             spectus Supplement, credit enhancement with re-spect to a Trust or any class or classes of Secu-rities may include any one or more of the follow-ing: subordination of one or more other classes of Securities, Reserve Accounts, overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party pay-ments or other support, cash deposits or other ar-rangements.

                            Unless otherwise specified in the related Prospec-
                             tus Supplement, any form of credit enhancement will have certain limitations and exclusions from coverage thereunder which will be described in the related Prospectus Supplement.

 C. Reserve Account......   If so specified in the related Prospectus Supple-
                             ment, a Reserve Account will be created for each Trust with an initial deposit by the Seller of cash or Eligible Investments having a value equal to the amount specified in the related Prospectus Supplement. The amount initially deposited in the Reserve Account is referred to as the "Reserve Ac-count Initial Deposit". To the extent specified in the related Prospectus Supplement, the Reserve Ac-count Initial Deposit will be augmented on each Payment Date (as defined in the related Prospectus Supplement) by the deposit in the Reserve Account of amounts remaining after making all other dis-tributions required on such day. Amounts in the Reserve Account will be available to cover shortfalls in amounts due to the holders of those classes of Securities specified in the related Prospectus Supplement in the manner and under the circumstances specified therein. The related Pro-spectus Supplement will also specify to whom and the manner and circumstances under which amounts on deposit in the Reserve Account (after giving effect to all other required distributions to be made by the applicable Trust) in excess of the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) will be dis-tributed. (See "Description of the Transfer and Servicing Agreements--Reserve Account".)

 D. Collection Account...   With respect to each Trust, unless the related Pro-
                             spectus Supplement provides otherwise, the Sub-Servicer will be required to remit collections received with respect to the Receivables during the collection period specified in the related Prospectus Supplement (each, a "Collection Period") to an account in the name of the applicable Indenture Trustee (each, a "Collec-tion Account") within two Business Days of receipt thereof as described herein and in the related Prospectus Supplement, except under certain condi-tions described herein and in the related Prospec-tus Supplement. Pursuant to the applicable Sale and Servicing Agreement, the Servicer will have the revocable power to instruct the applicable In-denture Trustee to withdraw funds on deposit in the Collection Account and to apply such funds on each Payment Date in the manner specified in the related Prospectus Supplement.

 E. Transfer and
    Servicing
    Agreements...........

                            With respect to each Trust, the Seller will pur-
                             chase the related Receivables described therein from JDCC pursuant to a Purchase Agreement and the Seller will sell such Receivables to the Trust pursuant to a Sale and Servicing Agreement. In ad-dition, the Servicer will agree with the Trust to be responsible for servicing, managing, maintain-ing custody of and making collections on such Re-ceivables. The rights and benefits of the Seller under such Purchase Agreement and of such Trust under the Sale and Servicing Agreement will be as-signed to the Indenture Trustee as collateral for the Notes of the related series. The obligations of the Seller and the Servicer under such Transfer and Servicing Agreements include those specified below and in the related Prospectus Supplement.

                            Unless otherwise provided in the related Prospectus
                             Supplement, the Seller will be obligated to repur-chase any Receivable if the interest of the appli-cable Trust therein is materially adversely af-fected by a breach of any representation or war-ranty made by the Seller or JDCC with respect to such Receivable, if the breach has not been cured following the discovery by or notice to the Seller of the breach. JDCC will be obligated to repur-chase the Receivable from the Seller pursuant to the related Purchase Agreement contemporaneously with the Seller's repurchase from the applicable Trust. The obligation of the Seller to repurchase any Receivable with respect to which JDCC has breached a representation or warranty is subject to JDCC's repurchase of such Receivable.

                            Unless otherwise provided in the related Prospectus
                             Supplement, consistent with its normal procedures, the Sub-Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or mod-ify the payment schedule. Some of such arrange-ments may result in the Servicer purchasing the Receivable for the Purchase Amount.

                            Unless otherwise specified in the related Prospec-
                             tus Supplement, the Servicer shall be entitled to receive a fee for servic-ing the Receivables of each Trust equal to a spec-ified percentage of the aggregate principal bal-ance of such Receivables, as set forth in the re-lated Prospectus Supplement. See "Description of the Transfer and Servicing Agreements--Servicing Compensation" herein and in the related Prospectus Supplement.



Additional Receivables,     To the extent specified in the related Prospectus
 Revolving Period, Etc.      Supplement, the relevant Trust may purchase, under
                             certain circumstances, additional Receivables from the Seller during the Revolving Period. The "Re-volving Period" for such Trust will be the period beginning on the related Cut-Off Date and ending on the earlier of (a) the commencement of an "Early Amortization Period" (as specified in such
                             Prospectus Supplement) and (b) the date specified as the "Scheduled Revolving Period Termination
                             Date" in the related Prospectus Supplement. See the related Prospectus Supplement for a discussion of certain events that might lead to the early termination of the Revolving Period and, in cer-tain limited circumstances, the recommencement of the Revolving Period. Unless otherwise provided in the related Prospectus Supplement, no payments of principal will be made on the Notes and no amounts will be set aside for such purpose prior to the Wind Down Period or the Early Amortization Period
                             (in each case, as more fully described in the re-lated Prospectus Supplement). [/R]

                            Unless an Early Amortization Period has commenced,
                             the "Wind Down Period" with respect to such Trust will begin on the day following the related Sched-uled Revolving Period Termination Date and will continue until the earlier of (a) the commencement of an Early Amortization Period and (b) the date on which all related Securities have been paid in full with respect to such Trust. During the Wind Down Period, certain amounts (to the extent speci-fied in the related Prospectus Supplement) will be set aside for payments of principal on the Notes and for distributions with respect to the Certifi-cate Balance, and such payments and distributions will be made, to the extent described in the re-lated Prospectus Supplement.

                            To the extent specified in the related Prospectus
                             Supplement with respect to a Trust, an Early Amor-tization Period will commence upon the occurrence of an "Early Amortization Event" (as described in the related Prospectus Supplement) and will end on the earliest of (a) the payment in full of the outstanding principal balance of the Notes and the Certificate Balance, (b) the termination of the relevant Trust, and (c) the recommencement, if any, of the Revolving Period.

                            With respect to such Trust, when an Early Amorti-
                             zation Period begins, the Revolving Period and any then occurring Wind Down Period will terminate and certain amounts (to the extent described in the related Prospectus Supplement) will thereafter be paid to the holders of the re-lated Securities to the extent described in the related Prospectus Supplement. If an Early Amorti-zation Period commences during the Wind Down Peri-od, amounts if any, on deposit in the Note Distri-bution Account will be paid to the related holders to the extent, and at the times, described in the related Prospectus Supplement.

Certain Legal Aspects of
 the Receivables;
 Repurchase Obligations...
                            In connection with the sale of the Receivables to a
                             Trust, security interests in the Financed Equip-ment securing the related Receivables will be as-signed by JDCC to the Seller and by the Seller to such Trust. Unless otherwise specified in the re-lated Prospectus Supplement, the Seller will be obligated to repurchase any Receivable sold to a Trust (subject to JDCC's repurchase thereof) as to which a first perfected security interest in the name of JDCC in the Financed Equipment securing such Receivable shall not exist as of the date such Receivable is purchased by such Trust if (i) such breach shall materially adversely affect the interest of such Trust in such Receivable and (ii) such failure or breach shall not have been cured by the last day of the second (or, if the Seller elects, the first) month following the discovery by or notice to the Seller of such breach, and JDCC will be obligated to purchase such Receivable from the Seller contemporaneously with the Sell-er's purchase from such Trust. To the extent the security interest is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Equipment and holders of subse-quently perfected security interests. However, as against liens for repairs ("Mechanics' Liens") of a piece of Financed Equipment or for taxes unpaid by an Obligor under a Receivable, or through fraud or negligence, a Trust could lose the priority of its security interest or its security interest in the relevant Financed Equipment. Neither the Seller nor the Servicer will have any obligation to repurchase a Receivable as to which any of the aforementioned occurrences result in a Trust's losing the priority of its security interest or its security interest in such Financed Equipment after the date the relevant Receivable was pur-chased by such Trust.

Tax Considerations........  Unless otherwise specified in the related Prospec-
                             tus Supplement, the Prospectus Supplement for each series of Notes and for each series of Certifi-cates will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposi-tion of such Notes and Certificates. Information will also be provided with respect to the tax laws of the State of Iowa in the related Prospectus Supplement.

ERISA Considerations......  Unless otherwise specified in the related Prospec-
                             tus Supplement, the Prospectus Supplement for each series of Notes will summarize, subject to the limitations discussed therein, considerations un-der the Employee Retirement Income Security Act of 1974, as amended ("ERISA") relevant to the pur-chase of such Notes by employee benefit plans and the Prospectus Supplement for each series of Cer-tificates will summarize, subject to the limita-tions discussed therein, considerations under ERISA relevant to the purchase of such Certifi-cates by employee benefit plans and individual re-tirement accounts.

                                 RISK FACTORS

  Certain Legal Aspects. In connection with the sale of the Receivables to an Issuer, security interests in Financed Equipment securing such Receivables will be assigned by JDCC to the Seller and by the Seller to such Trust or other Issuer. Unless otherwise provided in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable (subject to JDCC's repurchase thereof) sold to such Issuer as to which a perfected security interest in the name of JDCC in the Financed Equipment securing such Receivable shall not exist as of the date such Issuer purchased such Receivable if (i) such breach shall materially adversely affect the interest of such Issuer in such Receivable and (ii) such failure or breach shall not have been cured by the last day of the second (or, if the Seller elects, the first) month following the discovery by or notice to the Seller of such breach, and JDCC will be obligated to purchase such Receivable from the Seller contemporaneously with the Seller's repurchase from such Issuer. To the extent the security interest is perfected, such Issuer will have a prior claim over subsequent purchasers of such Financed Equipment and holders of subsequently perfected security interests. However, as against Mechanics' Liens or liens for taxes unpaid by an Obligor under a Receivable, or through fraud or negligence, such Issuer could lose the priority of its security interest or its security interest in such Financed Equipment. Neither the Seller nor the Servicer will have any obligation to repurchase a Receivable as to which any of the aforementioned occurrences result in such Issuer's losing the priority of its security interest or its security interest in such Financed Equipment after the date such Issuer purchased such Receivable. Federal and state laws impose requirements upon creditors in connection with extensions of retail credit and collections and certain of these laws make an assignee of such a contract liable to the obligor thereon for any violation by the lender. Unless otherwise provided in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable (subject to JDCC's repurchase thereof) which fails to comply with such requirements, and JDCC will be obligated to repurchase such Receivable from the Seller contemporaneously with the Seller's repurchase from such Trust or other Issuer.

  The Seller has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by JDCC under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Seller with those of JDCC. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all its directors). However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of JDCC in a proceeding under any Insolvency Law.

  JDCC will warrant to the Seller in each Purchase Agreement that the sale of the related Receivables by it to the Seller is a valid sale of such Receivables to the Seller. In addition, JDCC and the Seller will treat the transactions described herein as a sale of the Receivables to the Seller and the Seller will take all actions that are required to perfect the Seller's ownership interest in the Receivables. Notwithstanding the foregoing, if JDCC were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that a sale of Receivables to the Seller should be recharacterized as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to the Seller could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If any transfer of Receivables to the Seller is recharacterized as a pledge, a tax or government lien on the property of JDCC arising before the transfer of a Receivable to the Seller may have priority over the Seller's interest in such Receivable. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of JDCC's bankruptcy estate and would not be available to JDCC's creditors.

  In addition, while JDCC is the Servicer, cash collections held by JDCC may, subject to certain conditions, be commingled and used for the benefit of JDCC prior to each Payment Date and, in the event of the bankruptcy of JDCC, an Issuer may not have a perfected interest in such collections.

  If an Insolvency Event with respect to the Seller occurs, the Indenture Trustee for each Trust and each other Issuer will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables and deposited in the applicable Collection Account. If the proceeds from the liquidation of the Receivables and any amounts on deposit in the Reserve Account, the Note Distribution Account and the Certificate Distribution Account with respect to any Issuer and any amounts available from any credit enhancement, if any, are not sufficient to pay the Notes and the Certificates of the related series in full, the amount of principal returned to such Noteholders and such Certificateholders will be reduced and such Noteholders and such Certificateholders will incur a loss. See "Description of the Transfer and Servicing Agreements--Insolvency Event".

  The U.S. Court of Appeals for the Tenth Circuit in its decision in Octagon Gas Systems, Inc. v. Rimmer (In re Meridian Reserve, Inc.) (decided May 27,
1993) concluded (noting that its position is in contrast to that taken by another court) that a purchased royalty interest in a natural gas system was an account and that under Article 9 of the Uniform Commercial Code (the "UCC"), such an account, although sold by the debtor prior to the filing for bankruptcy, remained property of the debtor's bankruptcy estate. Following this decision, the Permanent Editorial Board for the UCC published an official Commentary specifically adopting a contrary position. Such Commentaries are not binding on any court. JDCC will warrant in the Purchase Agreement that the sale of Receivables to the Seller is a valid sale of the Receivables.

  Issuer's Relationship to the Seller and John Deere Capital Corporation, Financial Condition of Deere & Company. None of the Seller, JDCC or Deere is generally obligated to make any payments in respect of the Notes, the Certificates or the Receivables of a specific Issuer, as the case may be. If JDCC were to cease acting as Servicer or if Deere Credit Services were to cease acting as Sub-Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

  In connection with the sale of Receivables by JDCC to the Seller, JDCC will make representations and warranties with respect to the characteristics of such Receivables. In certain circumstances, JDCC and the Seller will be required to purchase Receivables with respect to which such representations and warranties have been breached. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

  The related Prospectus Supplement may set forth certain information regarding the Issuer, the Seller, JDCC and Deere. In addition, the Trust Issuer, Deere and JDCC are subject to the information requirements of the Exchange Act and in accordance therewith file reports and other information with the Commission. For further information regarding Deere and JDCC reference is made to such reports and other information which are available as described under "Available Information".

  Subordination; Limited Assets. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on the Certificates of a series will be subordinated in priority of payment to interest and principal due on the Notes of such series. Moreover, each Issuer will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, the related Reserve Account and any other credit enhancement. The Notes of any series will represent obligations solely of the related Trust or Issuer, as the case may be, and the Certificates of such series will represent interests solely in the related Trust, and neither the Notes nor the Certificates of any such series will be insured or guaranteed by Deere, JDCC, the Seller, the Servicer, the Sub-Servicer, the applicable Owner Trustee, if any, or any other person or entity. Consequently, holders of the Securities of any series must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account, if any, and any other credit enhancement, all as specified in the related Prospectus Supplement.

  Maturity and Prepayment Considerations. All the Receivables are prepayable at any time. Each prepayment will shorten the weighted average remaining term of the Receivables and the weighted average life of the related Notes and Certificates. (For this purpose the term "prepayments" includes voluntary prepayments and liquidations due to default, as well as receipts of proceeds from insurance policies.) The rate of prepayments on the Receivables may be influenced by a variety of economic, financial, climatic and other factors. In particular, the amount of prepayments on agricultural equipment retail installment sale and loan contracts has historically tended to increase during periods in which farmers have strong cash flows. In addition, under certain circumstances JDCC will be obligated to repurchase Receivables pursuant to a Purchase Agreement, and the Seller will be obligated to repurchase Receivables pursuant to a Sale and Servicing Agreement, as a result of breaches of representations and warranties, and under certain circumstances, the Servicer will be obligated to purchase Receivables pursuant to a Sale and Servicing Agreement as a result of breaches of certain covenants. Consistent with its normal procedures, the Sub-Servicer may, in its discretion and on a case-by-case basis, arrange with the Obligor on a Receivable to extend or modify the payment schedule. Some of such arrangements as described in the related Prospectus Supplement will result in the Servicer purchasing the Receivable for the Purchase Amount. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures". Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Securityholders of the related series of Securities. See also "Description of the Transfer and Servicing Agreements--Termination" regarding the Servicer's option to purchase the Receivables and "Description of the Transfer and Servicing Agreements-- Insolvency Event" regarding the sale of the Receivables if an Insolvency Event with respect to the Seller occurs.

  HOLDERS OF NOTES AND CERTIFICATES SHOULD CONSIDER, IN THE CASE OF SECURITIES PURCHASED AT A DISCOUNT, THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON THE RECEIVABLES COULD RESULT IN AN ACTUAL YIELD THAT IS LESS THAN THE ANTICIPATED YIELD AND, IN THE CASE OF ANY SECURITIES PURCHASED AT A PREMIUM, THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON THE RECEIVABLES COULD RESULT IN AN ACTUAL YIELD THAT IS LESS THAN THE ANTICIPATED YIELD.

  Risk of Commingling. The Servicer will deposit all payments on Receivables (from whatever source) and all proceeds of Receivables collected during each Collection Period into the Collection Account within two Business Days of receipt thereof. However, in the event that JDCC satisfies certain requirements for monthly or less frequent remittances as described herein and in the Prospectus Supplement, then so long as JDCC is the Servicer and provided that (i) there exists no Servicer Default and (ii) each other condition to making monthly or less frequent deposits as may be specified by the Rating Agencies is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the Business Day preceding the Payment Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit, and will not be segregated from Funds of the Servicer. If the Servicer were unable to remit such funds, Securityholders might incur a loss.

  Book-Entry Registration. Each class of the Notes of a given series will be initially represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee for The Depository Trust Company ("DTC") set forth in the related Prospectus Supplement, and will not be registered in the names of the Noteholders of such series or their nominees. Because of this, unless and until Definitive Notes for such series are issued, such Noteholders will not be recognized by the applicable Indenture Trustee as "Noteholders" (as that term is used in the related Indenture). Hence, until such time, Noteholders of such series will only be able to exercise the rights of Noteholders indirectly through DTC, Cedel Bank, societe anonyme ("Cedel"), or The Euroclear System (the "Euroclear Operator" and "Euroclear") and their participating organizations. See "Certain Information Regarding the Securities--Book-Entry Registration" and "Definitive Notes". Unless otherwise provided in the relevant prospectus supplement, the Certificates will be issued in fully registered, certificated form to the holders of Certificates or their nominees.

                                  THE TRUSTS

  With respect to each series of Securities, other than those issued by DRC, the Seller will establish a separate Trust pursuant to the related Trust Agreement for the transactions described herein and in the related Prospectus Supplement. After its formation, each Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables purchased pursuant to the related Sale and Servicing Agreement and the other assets of such Trust and proceeds therefrom, (ii) issuing the Notes of the related series, (iii) making payments on such Notes, (iv) issuing and making payments on the Certificates representing beneficial equity interests in such Trust and
(v) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

  Upon the issuance of the Notes and the Certificates of a given series, the related Trust will use the proceeds from such issuance to purchase Receivables from the Seller pursuant to the related Sale and Servicing Agreement. The Servicer will initially service the Receivables pursuant to the applicable Sale and Servicing Agreement, and will be compensated for acting as the Servicer. See "Description of the Transfer and Servicing Agreements--Servicing Compensation". To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian for the related Receivables by each Owner Trustee, but will not stamp such Receivables to reflect the sale and assignment of such Receivables to the related Trust, nor amend the financing statements filed to perfect the security interest in the Financed Equipment or the related certificates of title, if applicable, of the Financed Equipment. In the absence of amendments to the certificates of title, a Trust may not have perfected security interests in such Financed Equipment securing such Receivables originated in some states. See "Certain Legal Aspects of the Receivables".

  If the protection provided to the investment of the Noteholders of a given series by the subordination of the Certificates of such series and by the availability of the funds in the Reserve Account, if any, or any other credit enhancement for such series or the protection provided to Certificateholders of such series by such Reserve Account or other credit enhancement is insufficient, the related Trust must rely solely on the payments from the Obligors on the related Receivables, and the proceeds from the repossession and sale of Financed Equipment which secure defaulted Receivables. In such event, certain factors, such as the Trust's not having first perfected security interests in some of the Financed Equipment, may affect such Trust's ability to realize on the collateral securing such Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See "Description of the Transfer and Servicing Agreements-- Distributions" and "Description of the Transfer and Servicing Agreements-- Reserve Account" and "Certain Legal Aspects of the Receivables".

  The principal offices of each Trust and the related Owner Trustee will be specified in the related Prospectus Supplement.

THE OWNER TRUSTEE

  The Owner Trustee for each Trust will be specified in the related Prospectus Supplement. An Owner Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Owner Trustee set forth in the related Trust Agreement and the related Sale and Servicing Agreement.

                              THE TRUST PROPERTY

  The property of each Trust will include (i) a pool of Receivables, (ii) all monies (including accrued interest) due thereunder on or after the applicable Cut-off Date, (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the related Sale and Servicing Agreement, as described below and in the related Prospectus Supplement, (iv) the security interests in the Financed Equipment relating to such pool of Receivables, (v) the right to proceeds from claims on physical damage, credit life and disability insurance policies, if any, covering such Financed Equipment or the related Obligors, as the case may be, (vi) the proceeds of any repossessed Financed Equipment related to such pool of Receivables, (vii) the rights of the Seller under the related Purchase Agreement and (viii) interest earned on short-term investments made by such Trust. The Receivables will be either originated by the Dealers and purchased by the Sales Companies pursuant to agreements with the Dealers ("Dealer Agreements") or originated by the Sales Companies in connection with retail sales by the Dealers, in each case for subsequent sale to JDCC. The "Sales Companies" include Deere, John Deere Industrial Equipment Company and John Deere Company, which was merged into Deere on January 31, 1992. Each pool of Receivables will continue to be serviced by the Servicer and evidence direct or indirect financing made available by JDCC to the Obligors. On or before the applicable Closing Date in respect of a Trust, JDCC will sell the Receivables to the Seller for sale to such Trust. Unless otherwise specified in the related Prospectus Supplement, the related Reserve Account, if any, shall be maintained with the applicable Indenture Trustee for the benefit of the Noteholders and the Certificateholders of the related series.

  If so specified in the Related Prospectus Supplement, the Seller will have the right (subject to certain limitations) to designate from time to time additional Receivables to be included in the related pool of Receivables.

                             THE RECEIVABLES POOL

  Each pool of Receivables will consist of Receivables purchased by the Servicer from the Sales Companies which either originated such Receivables in the ordinary course of business in connection with retail sales by the Dealers or, in limited instances, acquired such Receivables from the Dealers in the ordinary course of business. The Servicer purchases contracts in accordance with its credit standards which are based upon the buyer's ability to repay the obligation, credit history and the down payment on the Financed Equipment.

  The Receivables will be selected from JDCC's portfolio by several criteria, including, as of the applicable Cut-off Date in respect of a pool of Receivables, the following (unless otherwise provided in the related Prospectus Supplement): except as described under "Certain Legal Aspects of the Receivables", each Receivable was originated in the United States, has an Obligor which is a United States person, is secured by a perfected first priority security interest in the related Financed Equipment, provides for scheduled payments which fully amortize the amount financed (assuming, in the case of variable rate receivables, that the variable rate calculated at the time of origination remains in effect without change throughout the term of such Receivable), has an outstanding principal balance of at least $500, is not more than 90 days past due as of the applicable Cut-off Date and satisfies any other criteria set forth in the related Prospectus Supplement. As of the applicable Cut-off Date, no Obligor on any Receivable will be noted in the related records of the Servicer or the Sub-Servicer as being the subject of a bankruptcy proceeding. No selection procedures believed by JDCC or the Seller to be adverse to the Securityholders of any series will be used in selecting the related Receivables.

  Information with respect to each pool of Receivables will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition of such Receivables and the distribution of such Receivables by equipment type, payment frequency and current principal balance as of the applicable Cut-off Date.

DELINQUENCIES, REPOSSESSIONS, AND NET LOSSES

  Certain information concerning JDCC's experience in the United States pertaining to delinquencies and repossessions on JDCC's retail agricultural and industrial equipment receivables will be set forth in each Prospectus Supplement. Delinquencies, repossessions and net losses on agricultural and industrial equipment receivables are affected by economic conditions generally. In addition, delinquencies, repossessions and net losses on agricultural equipment receivables may be affected by commodity market prices, weather conditions such as flood, drought and early frost, and the level of farmers' income, while delinquencies, repossessions and net losses on industrial equipment receivables may be affected by the level of housing starts and non-residential construction. Generally, when an account becomes 120 days delinquent, accrual of finance income is suspended, the collateral is repossessed or the account is designated for litigation. There can be no assurance that the delinquency, repossession and net loss experience on the Receivables will be comparable to prior experience or to such information.

MATURITY AND PREPAYMENT CONSIDERATIONS

  All the Receivables will be prepayable at any time. Each prepayment will shorten the weighted average life of the Receivables and the weighted average life of the related Securities. (For this purpose the term "prepayments" includes voluntary prepayments, liquidations due to default, as well as receipts of proceeds from insurance policies.) The rate of prepayments on the Receivables may be influenced by a variety of economic, financial, climatic and other factors. In addition, under certain circumstances, JDCC will be obligated to repurchase Receivables pursuant to the applicable Purchase Agreement, and the Seller will be obligated to repurchase Receivables pursuant to the applicable Sale and Servicing Agreement, as a result of breaches of representations and warranties. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures". Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the related Securityholders. See also "Description of the Transfer and Servicing Agreements--Termination" regarding the Servicer's option to purchase the Receivables from a particular Trust, and "Description of the Transfer and Servicing Agreements--Sale of Receivables" regarding the sale of the Receivables if an Insolvency Event with respect to the Seller occurs.

  The related Prospectus Supplement will set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of Receivables and the related series of Securities.

                     POOL FACTORS AND TRADING INFORMATION

  The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes as of the applicable Payment Date, as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates as of the applicable Payment Date, as a fraction of the initial Certificate Balance of such class. Each Note Pool Factor and Certificate Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes or the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of
(i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (i) the original denomination of the Certificateholder's Certificate and (ii) the applicable Certificate Pool Factor.

  Unless otherwise provided in the related Prospectus Supplement with respect to each Trust, pursuant to the applicable Indenture, the related Noteholders of record will receive reports on or about each Payment Date concerning the payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Note Pool Factor and various other items of information. Unless otherwise provided in the related Prospectus Supplement with respect to each Trust, the related Certificateholders of record will receive reports on or about each Payment Date concerning the payments received on the Receivables, the related Pool Balance, each Certificate Pool Factor and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities-- Reports to Securityholders".

                                USE OF PROCEEDS

  Unless otherwise provided in the related Prospectus Supplement, the proceeds from the sale of the Securities of a given series will be applied by the related Trust to the purchase of the Receivables.

                      THE SELLER, DEERE AND THE SERVICER

[JOHN DEERE RECEIVABLES, INC.

  The Seller is a wholly-owned subsidiary of JDCC. The Seller was incorporated in the State of Nevada on July 15, 1992. The Seller is organized for the limited purpose of purchasing wholesale and retail receivables from JDCC and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Seller are located at First Interstate Bank Bldg., 1 East First Street, Reno, Nevada 89501, and its telephone number is
(702) 786-5914.

  The Seller has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by JDCC under any Insolvency Law will not result in consolidation of the assets and liabilities of the Seller with those of JDCC. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court's concluding that the assets and liabilities of the Seller should be consolidated with those of JDCC in a proceeding under any Insolvency Law. See "Special Considerations--Certain Legal Aspects".

  In addition, with respect to each Trust, the Owner Trustee, the Indenture Trustee, all Noteholders and all Certificateholders will covenant that they will not at any time institute against the Seller any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

  JDCC will warrant to the Seller in each Purchase Agreement that the sale of the Receivables by it to the Seller is a valid sale of the Receivables to the Seller. In addition, JDCC and the Seller will treat the transactions described herein and in the related Prospectus Supplement as a sale of the Receivables to the Seller and the Seller will take all actions that are required to perfect the Seller's ownership interest in the Receivables. Notwithstanding the foregoing, if JDCC were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to the Seller should be recharacterized as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to the Seller could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of Receivables to the Seller is recharacterized as a pledge, a tax or government lien on the property of JDCC arising before the transfer of Receivables to the Seller may have priority over the Seller's interest in such Receivables. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of JDCC's bankruptcy estate and would not be available to JDCC's creditors.]

[DEERE RECEIVABLES CORPORATION

  Deere Receivables Corporation ("DRC") is a wholly-owned subsidiary of JDCC. DRC was incorporated in the State of Nevada on March 5, 1996. DRC is organized for the limited purpose of purchasing wholesale and retail receivables from JDCC and transferring such receivables to third parties or holding such receivables and selling securities to the public and any activities incidental to, or necessary or convenient for, the accomplishment of such purposes. DRC is intended to comply with certain requirements for the securitization of debt obligations pursuant to certain proposed provisions of the Internal Revenue Code of 1986, as amended. At the time of filing, the necessary legislation was pending but had not yet been adopted. If an election is made for DRC to issue a particular series of Securities, the tax consequences to holders will be discussed in the applicable Prospectus Supplement. The principal executive offices of DRC are located at 1 East First Street, Suite 600, Reno, Nevada 89501.]

DEERE & COMPANY

  John Deere's operations are categorized into six business segments:

    John Deere's worldwide agricultural equipment segment manufactures and distributes a full range of equipment used in commercial farming--including tractors; tillage, soil preparation, planting and harvesting machinery; sprayers; crop handling equipment and precision farming devices.

    John Deere's worldwide industrial equipment segment manufactures and distributes a broad range of machines used in construction, earthmoving and forestry--including backhoe loaders; crawler dozers and loaders; four-wheel drive loaders; scrapers; motor graders; excavators; and log skidders. This segment also includes the manufacture and distribution of engines and drivetrain components for the original equipment manufacturers (OEM) market.

    John Deere's worldwide lawn and grounds care equipment segment manufactures and distributes equipment for commercial and residential uses--including small tractors for lawn, garden and utility purposes; riding and walk-behind mowers; golf course equipment; utility transport vehicles; snowblowers; hand-held products such as chain saws, string trimmers and leaf blowers and other outdoor power products.

    The products produced by the equipment segments are marketed primarily through independent retail dealer networks and other retail outlets.

    The credit segment includes the operations of the John Deere Capital Corporation, (described below), John Deere Credit Company and John Deere Finance Limited, which primarily purchases and finances retail notes from John Deere's equipment sales branches in Canada, as well as recreational vehicle and marine product notes from independent dealers. John Deere Finance Limited, through its subsidiary, Canadian Equipment Finance Corporation (CEFC), also purchases and finances non-Deere construction and transportation equipment notes from independent dealers.

    The insurance segment issues policies in the United States and Canada primarily for: general and specialized lines of property and casualty insurance to the general public; group accident and health insurance for employees of participating John Deere dealers and disability insurance for employees of John Deere.

    The health care segment provides health management programs and related administrative services in the United States to corporate customers as well as employees of John Deere.

JOHN DEERE CAPITAL CORPORATION

  [The principal business of JDCC and its subsidiaries (collectively called the "Company") is providing and administering financing for retail purchases of new and used John Deere agricultural, industrial and lawn and grounds care equipment. The Company purchases retail installment sales and loan contracts ("Retail Notes") from John Deere. These Retail Notes are acquired by John Deere through John Deere retail dealers in the United States. The Company also purchases, finances and services retail notes unrelated to John Deere, representing primarily recreational vehicle and recreational marine product notes acquired from independent dealers of those products and from marine mortgage service companies (recreational product retail notes). The Company also leases John Deere equipment to retail customers, finances and services unsecured revolving charge accounts acquired from and offered through merchants in the agricultural, lawn and grounds care and marine retail markets, and provides wholesale financing for wholesale inventories of recreational vehicles, manufactured housing units, yachts and John Deere engines owned by dealers of those products.

  A substantial part of the retail sales and leases of John Deere products is financed by financial institutions outside of the John Deere organization.

  John Deere Credit Company, a wholly-owned finance holding subsidiary of Deere, is the parent of JDCC.

  JDCC's executive offices are located at Suite 600, First Interstate Bank Building, 1 East First Street, Reno, Nevada 89501. Its telephone number is
(702)786-5527.

  The Seller, Deere and the Servicer are each subject to the information requirements of the Exchange Act and in accordance therewith file reports and other information with the Commission. For further information, see "Available Information".

                           DESCRIPTION OF THE NOTES

GENERAL

  In the event that Securities are not issued by a Trust but are instead issued by DRC, the terms of the Securities will be described in the relevant Prospectus Supplement. See "Certain Tax Considerations." With respect to each Trust, one or more classes of Notes will be issued pursuant to the terms of an indenture substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the applicable Notes and the related Indenture.

  Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, Cede is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders shall refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Notes, as the case may be, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "-- Book-Entry Registration" and "--Definitive Notes" below.

PRINCIPAL AND INTEREST ON THE NOTES

  The timing and priority of payment, seniority, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes of such series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities". One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including as a result of the Servicer's exercising its option to purchase the related Receivables.

  To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given series may have fixed principal payment schedules, as set forth in such Prospectus Supplement; Noteholders of such Notes would be entitled to receive as payments of principal on any given Payment Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit and Cash Flow Enhancement".

  In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

REVOLVING PERIOD AND RELATED MATTERS

  To the extent specified in the related Prospectus Supplement, during the Revolving Period (if any) with respect to the applicable Trust, no payments of principal will be made on the Notes and no distributions of Certificate Balance will be made with respect to the Certificates and no amounts will be set aside for such purpose. During the Wind Down Period (if any) for such Trust and any Early Amortization Period, certain amounts (to the extent specified in the related Prospectus Supplement) will be set aside for payments or principal on the Notes and distributions with respect to the Certificate Balance, and such payments and distributions will be made, to the extent described in the related Prospectus Supplement. If an Early Amortization Period commences during the Wind Down Period, amounts, if any, on deposit in the Note Distribution Account will be paid to the related holders to the extent, and at the times, described in the related Prospectus Supplement.

THE INDENTURE

  Modification of Indenture. With respect to each Trust, with the consent of the holders of a majority of the outstanding Notes of the related series, the applicable Indenture Trustee and the Trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the related Indenture with respect to the Notes, or to modify (except as provided below) in any manner the rights of the related Noteholders.

  Unless otherwise specified in the related Prospectus Supplement with respect to a series of Notes, without the consent of the holder of each such outstanding Note affected thereby, however, no supplemental indenture shall
(i) change the due date of any installment of principal of, or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable, (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment,
(iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture, (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the related Trust, the Seller, an affiliate of either of them or any obligor on such Notes, (v) reduce the percentage of the aggregate outstanding amount of such Notes the consent of the holders of which is required to direct the related Trust to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series, (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

  Unless otherwise provided in the related Prospectus Supplement, a Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided, however, that such action will not, in the opinion of counsel satisfactory to such Indenture Trustee, materially and adversely affect the interest of any such Noteholder.

  Events of Default; Rights upon Event of Default. With respect to the Notes of a given series, unless otherwise specified in the related Prospectus Supplement, an "Event of Default" with respect to such Notes is defined in the related Indenture as being: (i) a default for five days or more in the payment of any interest due on any such Note; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and applicable Indenture Trustee by the holders of at least 25% in principal amount of the Notes of such series then outstanding;
(iv) any representation or warranty made by such Trust in such Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Trust by such Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes of such series then outstanding or (v) certain events of bankruptcy, insolvency, receivership or liquidation of such Trust. However, the amount of principal required to be distributed to the Noteholders of such series under the related Indenture is generally limited to amounts available therefor in the applicable Note Distribution Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled payment date for such class of Notes.

  If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

  If the Notes of any series have been declared to be due and payable following an Event of Default with respect thereto, the related Indenture Trustee may, in its discretion, either sell the related Receivables or elect to have the related Trust maintain possession of such Receivables and continue to apply distributions on such Receivables as if there had been no declaration of acceleration. In addition, such Indenture Trustee is prohibited from selling the Receivables following an Event of Default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any Note of such series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale, or (iii) such Indenture Trustee determines that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of such Notes.

  Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, such Indenture Trustee shall be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series shall have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

  Unless otherwise specified in the related Prospectus Supplement, no holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of all such outstanding Notes have made written request of such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity,
(iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

  In addition, each Indenture Trustee and the related Noteholders will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

  With respect to any Trust, neither the related Indenture Trustee nor the related Owner Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns shall, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

  Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under such Indenture,
(iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes or the Certificates of such series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to such Trust or to any Noteholder or Certificateholder.

  Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the related Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Internal Revenue Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) dissolve or liquidate in whole or in part or (iv) (x) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (y) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof except as may be created by the terms of such Indenture.

  No Trust may engage in any activity other than as specified herein or in the related Prospectus Supplement.

  No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

  List of Noteholders. With respect to a Trust, three or more holders of the Notes of any series (each of whom has owned a Note of such series for at least six months) may, by written request to the applicable Indenture Trustee, obtain access to the list of all Noteholders of such series maintained by the applicable Indenture Trustee for the purpose of communicating with other Noteholders of such series with respect to their rights under the related Indenture or such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of such Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders of such series of record.

  Annual Compliance Statement. Each Trust will be required to file annually with the applicable Indenture Trustee a written statement as to the fulfillment of its obligations under the related Indenture.

  Indenture Trustee's Annual Report. If required by law, the Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as the Indenture Trustee under the related Indenture, any amounts advanced by it under the related Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to such Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

  Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the applicable Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

  The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Trust will be obligated to appoint a successor trustee for such series. The Trust may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Trust will be obligated to appoint a successor indenture trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee for any series of Notes does not become effective until acceptance of the appointment by the successor indenture trustee for such series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  With respect to each Trust, one or more classes of Certificates of a given series will be issued pursuant to the terms of a Trust Agreement. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the applicable Certificates and the related Trust Agreement.

  Unless otherwise specified in the related Prospectus Supplement, each class of Certificates will initially be issued in fully registered certificated form. The Certificates will be available for purchase in denominations of $100,000 and integral multiples of $100,000 in excess thereof.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

  The timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest of each class of Certificates of a given series will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the Payment Dates specified in the related Prospectus Supplement and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Strip Certificates), or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates of a given series or the method for determining such Pass-Through Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities". Unless otherwise provided in the related Prospectus Supplement, distributions in respect of the Certificates of a given series may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

  In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

  List of Certificateholders. Three or more Certificateholders of a Class of Certificates or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance of a Class of Certificates may, by written request to the applicable Owner Trustee, obtain access to the list of all Certificateholders of such Class for the purpose of communicating with such other Certificateholders with respect to their rights under the related Trust Agreement or under such Certificates.

  Reports to Certificateholders. On each Payment Date, the applicable Owner Trustee will provide to Certificateholders of record of the related series as of the related Record Date the statement described under "Certain Information Regarding the Securities--Reports to Securityholders".

                 CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

  Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass-Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Principal and Interest on the Notes" and "Description of the Certificates--Distributions of Principal and Interest".

FLOATING RATE SECURITIES

  Each class of Floating Rate Securities will initially bear interest for each applicable Payment Date at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

  The applicable Prospectus Supplement will designate a Base Rate for a given Floating Rate Security based on LIBOR, commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate as set forth in such Prospectus Supplement.

  As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

INDEXED SECURITIES

  To the extent so specified in any Prospectus Supplement, any class of Securities of a given series may consist of Securities ("Indexed Securities") in which the principal amount payable at the final scheduled Payment Date, for such class (the "Indexed Principal Amount") is determined by reference to a measure (the "Index") which will be related to (i) the difference in the rate of exchange between United States dollars and a currency or composite currency (the "Indexed Currency") specified in the applicable Prospectus Supplement (such Indexed Securities, "Currency Indexed Securities"); (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates (such Indexed Securities, "Commodity Indexed Securities"); (iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates (such Indexed Securities, "Stock Indexed Securities"); or (iv) such other objective price or economic measures as are described in the applicable Prospectus Supplement. The manner of determining the Indexed Principal Amount of an Indexed Security and historical and other information concerning the Indexed Currency, the Indexed Commodity, the Stock Index or other price or economic measures used in such determination will be set forth in the applicable Prospectus Supplement, together with information concerning tax consequences to the holders of such Indexed Securities.

  If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as would have been applied to the original third party, then the Indexed Principal Amount of such Indexed Security shall be calculated in the manner set forth in the applicable Prospectus Supplement. Any determination of such independent calculation agent shall, in the absence of manifest error, be binding on all parties.

  Unless otherwise specified in the applicable Prospectus Supplement, interest on an Indexed Security will be payable based on the amount designated in the applicable Prospectus Supplement as the "Face Amount" of such Indexed Security. The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Payment Date will be the Face Amount of such Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment or another amount described in such Prospectus Supplement.

BOOK-ENTRY REGISTRATION

  Unless otherwise specified in the related Prospectus Supplement, Noteholders of a given series may hold their Notes through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

  Cede, as nominee for DTC, will hold the global Notes in respect of a given series. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

  The Noteholders of a given series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes of such series may do so only through Participants and Indirect Participants. In addition, Noteholders of a given series will receive all distributions of principal and interest from the applicable Indenture Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Noteholders of a given series may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Indenture Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such Noteholders. It is anticipated that the only "Noteholder" in respect of any series will be Cede, as nominee of DTC. Noteholders of a given series will not be recognized by the applicable Indenture Trustee as Noteholders of such series, as such term is used in the related Indenture, and such Noteholders will be permitted to exercise the rights of Noteholders of such series only indirectly through DTC and its Participants.

  Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Notes of a given series among Participants on whose behalf it acts with respect to such Notes and to receive and transmit distributions of principal of, and interest on, such Notes. Participants and Indirect Participants with which the Noteholders of a given series have accounts with respect to such Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Noteholders of such series. Accordingly, although such Noteholders will not possess Notes, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

  Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Noteholder of a given series to pledge Notes of such series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes, may be limited due to the lack of a physical certificate for such Notes.

  DTC will advise the Administrator in respect of each Trust that it will take any action permitted to be taken by a Noteholder of the related series under the related Indenture only at the direction of one or more Participants to whose accounts with DTC the Notes of such series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

  Cedel is incorporated under the laws of Luxembourg as a bank. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

  Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Except as required by law, neither the Administrator in respect of a Trust nor the applicable Indenture Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the related Notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE NOTES

  Unless otherwise specified in the related Prospectus Supplement, the Notes will be issued in fully registered, certificated form ("Definitive Notes") to the Noteholders of a given series or their nominees, rather than to DTC or its nominee, only if (i) the Administrator in respect of the related Trust advises the applicable Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Notes and such Administrator is unable to locate a qualified successor,
(ii) such Administrator, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default under the related Indenture or a Servicer Default under the related Sale and Servicing Agreement, Noteholders representing at least a majority of the outstanding principal amount of such Notes advise the applicable Indenture Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Noteholders' best interest.

  Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Indenture Trustee will be required to notify all such Noteholders through Participants of the availability of Definitive Notes. Upon surrender by DTC of the definitive certificates representing such Notes and receipt of instructions for re-registration, the applicable Indenture Trustee will reissue such Notes as Definitive Notes to such Noteholders.

  Distributions of principal of, and interest on, such Notes will thereafter be made by the applicable Indenture Trustee in accordance with the procedures set forth in the related Indenture directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the applicable Record Date specified for such Notes in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Indenture Trustee. The final payment on any such Note, however, will be made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to the applicable Noteholders.

  Definitive Notes in respect of a given series of Notes will be transferable and exchangeable at the offices of the applicable Indenture Trustee or of a certificate registrar named in a notice delivered to holders of such Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the applicable Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

  With respect to each series of Securities, on or prior to each Payment Date for such series, either the Servicer or the Sub-Servicer will provide to the related Indenture Trustee a statement (which such Indenture Trustee shall forward to the Noteholders of record) and to the related Owner Trustee a statement (which such Owner Trustee shall forward to the related Certificateholders), in each case setting forth the following information as to such Notes and Certificates with respect to such Payment Date or the related Collection Period:

    (i) the amount of the distribution allocable to principal of each class of such Notes and to the Certificate Balance of each class of such Certificates;

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

    (ii) the amount of the distribution allocable to interest and the Interest Rate or Pass-Through Rate on or with respect to each class of Securities of such series in each case applicable to distributions made on such Payment Date;

    (iii) the Pool Balance, and the Note Value, if applicable, as of the close of business on the last day of the related Collection Period;

    (iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under (i) above on such date;

    (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Periods;

    (vi) the amount of the Administration Fee paid with respect to the related Collection Period;

    (vii) the amount of the aggregate Purchase Amounts for Receivables that have been repurchased, if any, for such Collection Period;

    (viii) the amount of the aggregate Realized Losses, if any, for such Collection Period; and

    (ix) the balance of the Reserve Account, if any, on such Payment Date, after giving effect to changes therein on such Payment Date, and the Specified Reserve Account Balance for such Payment Date.

  Each amount set forth pursuant to subclauses (i), (ii), (v) and (vii) with respect to the Notes or the Certificates of any Series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable Indenture Trustee will provide to the Noteholders a statement containing the amounts described in (i) and (ii) (other than information relating to the Note Interest Rate and the Pass-Through Rate) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Noteholders' preparation of federal income tax returns. Within the prescribed period of time for tax reporting purposes after the end of each Trust tax year, the Owner Trustee will provide to the Certificateholders a statement containing the amounts described in (i), (ii) (other than information relating to the Note Interest Rate and the Pass-Through Rate), (v) and (vii) above for that tax year and any other information required by applicable tax laws for the purposes of the Certificateholders' preparation of federal income tax returns.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

  The following summary describes certain terms of each Sale and Servicing Agreement pursuant to which a Trust will purchase Receivables from the Seller and the Servicer will undertake to service, or cause the Sub-Servicer to service, such Receivables, each Purchase Agreement pursuant to which the Seller will purchase Receivables from JDCC, each Administration Agreement pursuant to which JDCC will undertake certain administrative duties with respect to a Trust and each Trust Agreement pursuant to which a Trust will be created and the Certificates in respect of such Trust will be issued (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The summary does not purport to be complete. It is qualified in its entirety by reference to the provisions of the Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

  On the Closing Date specified with respect to any given Trust in the related Prospectus Supplement (the "Closing Date"), JDCC will sell and assign to the Seller, without recourse, its entire interest in the related Receivables, including its security interests in the related Financed Equipment, pursuant to a Purchase Agreement. On such Closing Date, the Seller will sell and assign to the applicable Owner Trustee, without recourse, its entire interest in such Receivables, including its security interests in the related Financed Equipment, pursuant to a Sale and Servicing Agreement. Each Receivable will be identified in a schedule appearing as an exhibit to such Sale and Servicing Agreement. The applicable Owner Trustee, on behalf of such Trust, will, concurrently with such sale and assignment, execute, authenticate and deliver the related Notes and the Certificates. Unless otherwise provided in the related Prospectus Supplement, the proceeds received from the sale of the Notes and the Certificates of a given series will be applied to the purchase of the related Receivables from the Seller.

  To the extent specified in the related Prospectus Supplement, JDCC will have the right under the Purchase Agreement (subject to certain limitations) to sell additional Receivables to the Seller. Unless otherwise specified in the related Prospectus Supplement, the addition of any such Receivables to the related pool of Receivables will be subject to the following conditions, among others: (a) each such additional Receivable must satisfy the eligibility criteria set forth in the related Prospectus Supplement; (b) JDCC must represent and warrant that the inclusion of such additional Receivables in the related pool of Receivables will not cause an Early Amortization Event (as defined in the related Prospectus Supplement) to occur; [and (c) unless otherwise set forth in the related Prospectus Supplement, each Rating Agency must have provided written confirmation that such addition will not result in a reduction or withdrawal of the rating of any outstanding related Securities]. On the applicable purchase date (as specified in the related Prospectus Supplement) for any additional Receivable, all such additional Receivables will be sold by JDCC to the Seller and will be transferred by the Seller to the related Trust.

  In each Purchase Agreement, JDCC will represent and warrant to the Seller, among other things, that (i) the information provided with respect to the related Receivables is correct in all material respects; (ii) the Obligor on each related Receivable is required to maintain physical damage insurance covering the Financed Equipment in accordance with JDCC's normal requirements;
(iii) at the applicable Closing Date (or, if so specified in the related Prospectus Supplement, the applicable purchase date), the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses, or counterclaims have been asserted or threatened;
(iv) at the applicable Closing Date (or, if so specified in the related Prospectus Supplement, the applicable purchase date), each of the related Receivables is secured by a first perfected security interest in the Financed Equipment in favor of JDCC; and (v) each Receivable, at the time it was originated, complied and, at the applicable Closing Date (or, if so specified in the related Prospectus Supplement, the applicable purchase date), complies in all material respects with applicable federal and state laws. Unless otherwise provided in the related Prospectus Supplement, as of the last day of the second (or, if the Seller elects, the first) month following the discovery by or notice to the Seller of a breach of any such representation or warranty that materially and adversely affects the interests of a Trust in a Receivable, unless the breach is cured, the Seller will repurchase such Receivable from such Trust, and JDCC will repurchase the Receivable from the Seller, at a price equal to the unpaid principal balance owed by the Obligor plus interest thereon at the respective Receivable Rate to the last day of the month of repurchase (the "Purchase Amount"). The obligation of the Seller to repurchase any Receivable with respect to which any such representation or warranty has been breached is subject to JDCC's repurchase of such Receivable. Unless otherwise specified in the related Prospectus Supplement, the repurchase obligation will constitute the sole remedy available to the Noteholders, the Indenture Trustee, the Certificateholders or the Owner Trustee in respect of such Trust for any such uncured breach.

  To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Seller will, pursuant to each Sale and Servicing Agreement, appoint the Servicer as custodian of the Receivables. JDCC's accounting records and computer systems will reflect the sale and assignment of the related Receivables to the Seller and the sale and assignment by the Seller to the applicable Trust, and UCC financing statements reflecting such sales and assignments will be filed.

ACCOUNTS

  With respect to each Trust, the Servicer will establish and maintain with the applicable Indenture Trustee one or more accounts, in the name of such Indenture Trustee on behalf of the related Noteholders and the Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will also establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, in which amounts released from the Collection Account and the Reserve Account or other credit enhancement, if any, for distribution to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account").

  Any other accounts to be established with respect to a Trust, including any Reserve Account, will be described in the related Prospectus Supplement.

  For any series of Securities, funds in the Collection Account, the Note Distribution Account, any Reserve Account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") shall be invested as provided in the related Sale and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Securities. Subject to certain conditions, Eligible Investments may include securities issued by the Seller or its affiliates or trusts originated by the Seller or its affiliates. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the next distribution. However, subject to certain conditions, funds in the Reserve Account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of such Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in such Reserve Account a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Payment Date and shall be treated as collections of interest on the related Receivables.

  The Trust Accounts and the Certificate Distribution Account will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Owner Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) (A) has either
(w) a long-term unsecured debt rating acceptable to the Rating Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

  With respect to each Trust, the Servicer will also establish and maintain with the applicable Owner Trustee an account, in the name of such Owner Trustee, on behalf of the related Certificateholders, in which amounts released from the related Collection Account and the related Reserve Account for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account").

SERVICING PROCEDURES

  The Servicer will make, or cause the Sub-Servicer to make, reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and, in a manner consistent with the related Sale and Servicing Agreement, will continue, or cause the Sub-Servicer to continue, such collection procedures as the Sub-Servicer follows with respect to the particular type of Receivable in the particular pool it services for itself and others. Consistent with its normal procedures, the Sub-Servicer may, in its discretion and on a case-by-case basis, arrange with the Obligor on a Receivable to extend or modify the payment schedule. Some of such arrangements (including, without limitation, any extension of the payment schedule beyond the final scheduled maturity date for a Receivable (as described in the related Prospectus Supplement)) will result in the Servicer purchasing such Receivable for the Purchase Amount. The Servicer may sell the Financed Equipment securing the respective Receivable at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

PAYMENTS ON RECEIVABLES

  With respect to each Trust, the Sub-Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") into the related Collection Account; provided, however, that when a Receivable becomes a Liquidated Receivable (as defined below) such Receivable will be reassigned to the Seller and any proceeds after such date (deficiency proceeds) would not be proceeds of Receivables in the Trust. "Liquidated Receivables" means defaulted Receivables in respect of which the Financed Equipment has been sold or otherwise disposed of. Except under certain conditions described in the related Prospectus Supplement, the Sub-Servicer will be required to deposit such amounts into the related Collection Account within two business days of receipt thereof. If certain rating agency conditions are satisfied, the deposit of collections for a fiscal month will be made within two business days prior to the 29th day (the 28th day in the case of February) of the calendar month following such fiscal month (or, if such fiscal month ends in the early part of a calendar month, the 29th day (the 28th day in the case of February) of such calendar month). Pending deposit into the related Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit, and will not be segregated from funds of the Servicer.

SERVICING COMPENSATION

  Unless otherwise specified in the Prospectus Supplement with respect to any Trust, the Servicer will be entitled to receive the Servicing Fee for each Collection Period in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the Pool Balance as of the first day of such Collection Period. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid solely to the extent of the Interest Distribution Amount (as defined in the related Prospectus Supplement) and, unless otherwise disclosed in the related Prospectus Supplement, will be paid prior to the distribution of any portion of the Interest Distribution Amount to the related Noteholders or the Certificateholders and prior to payment of the Administration Fee.

  The Servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and will be entitled to reimbursement from each Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Sub-Servicer's normal practices and procedures.

  The Servicing Fee will compensate the Servicer for performing, or causing the Sub-Servicer to perform, the functions of a third party servicer of similar types of receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of collection and disposition of defaults, and policing the collateral. The Servicing Fee also will compensate the Servicer for administering, or causing the Sub-Servicer to administer, the Receivables, accounting, or causing the Sub-Servicer to account, for collections and furnishing or causing the Sub-Servicer to furnish, statements to the applicable Owner Trustee and the applicable Indenture Trustee with respect to distributions. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

DISTRIBUTIONS

  With respect to each series of Securities, beginning on the Payment Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the Noteholders and by the applicable Owner Trustee to the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

  With respect to each Trust, on each Payment Date collections on the related Receivables will be transferred from the Collection Account to the Note Distribution Account and the Certificate Distribution Account for distribution to Noteholders and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a given series will be subordinate to distributions in respect of interest on such class, and distributions in respect of the Certificates of such series may be subordinate to payments in respect of the Notes of such series.

  If the related Prospectus Supplement specifies that there is to be a Revolving Period for a Trust, during such Revolving Period (unless otherwise provided in the related Prospectus Supplement), no amount will be required to be set aside to make principal payments on the Notes and distributions of Certificate Balance on the Certificates. Accordingly, certain amounts (as specified in the related Prospectus Supplement) will be available for reinvestment in additional Receivables to be purchased from the Seller and will be paid to the Seller to the extent so reinvested.

  If the related Prospectus Supplement specifies that there is to be an Early Amortization Period and/or a Wind Down Period for a Trust, during such Early Amortization Period or such Wind Down Period, certain amounts (as specified in the related Prospectus Supplement) will be retained by the Trust and not paid to the Seller to the extent required to be set aside for the purpose of making payments of principal on the related Notes and distributions with respect to the Certificate Balance on the related Certificates, all as more fully set forth in the related Prospectus Supplement. For each Collection Period during an Early Amortization Period or the Wind Down Period for a Trust, certain amounts (as specified in the related Prospectus Supplement) will be applied to make the required deposits into the Note Distribution Account and the Certificate Distribution Account. The relative priorities of such deposits and the amounts required to be so deposited for any Distribution Date will be set forth in the related Prospectus Supplement. During the Wind Down Period for a Trust, the amount to be applied to payments on the Securities will be limited as set forth in the related Prospectus Supplement. In general, during an Early Amortization Period for a Trust, all collections and other available amounts will be available to make payments on the related Securities.

  Payments will be made on the Securities during the Wind Down Period and any Early Amortization Period to the extent, if any, described in the related Prospectus Supplement.

CREDIT AND CASH FLOW ENHANCEMENT

  The amounts and types of credit enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Securities of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit enhancement for a series of Securities may cover one or more other series of Securities.

  The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

RESERVE ACCOUNT

  If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement, the Seller will establish for a series or class of Securities one or more accounts, as specified in the related Prospectus Supplement (the "Reserve Account"), which will be maintained with the applicable Indenture Trustee. Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit by the Seller on the related Closing Date in the amount set forth in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account may be increased on each Payment Date thereafter up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Payment Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Reserve Account, either to holders of the Securities covered thereby or to the Seller.

NET DEPOSITS

  As an administrative convenience, unless the applicable Prospectus Supplement provides otherwise, the Servicer is required to remit collections within two Business Days of their receipt, and the Sub-Servicer will make the deposit of collections and Purchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer or the Sub-Servicer with respect to such Collection Period. The Sub-Servicer, however, will account to the Indenture Trustee, the Owner Trustee, the Noteholders and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually.

EARLY AMORTIZATION EVENTS

  The related Prospectus Supplement may set forth various "Early Amortization Events" with respect to a Trust. Upon the occurrence of any such specified event, an Early Amortization Event with respect to such Trust will be deemed to have occurred without any notice or other action on the part of any other party. The Early Amortization Period will commence as of the day on which the Early Amortization Event is deemed to occur. During an Early Amortization Period for such Trust, certain amounts (as specified in the related Prospectus Supplement) will be allocated to principal payments on the related Notes and distributions of the Certificate Balance on the related Certificates and will be paid as set forth in the related Prospectus Supplement. If an Early Amortization Event commences during the Wind Down Period, amounts, if any, on deposit in the Note Distribution Account and the Certificate Distribution Account will be paid to the holders of the Securities on the first Payment Date for such Early Amortization Period as described in the related Prospectus Supplement.

  So long as the related Scheduled Revolving Period Termination Date has not occurred, the Revolving Period may recommence following the occurrence of an Early Amortization Event under certain circumstances as described in the related Prospectus Supplement.

STATEMENTS TO INDENTURE TRUSTEES AND TRUST

  Prior to each Payment Date with respect to each series of Securities, the Servicer will, or will cause the Sub-Servicer to, provide to the applicable Indenture Trustee and the applicable Owner Trustee as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities--Reports to Securityholders".

EVIDENCE AS TO COMPLIANCE

  Each Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and the applicable Indenture Trustee, annually, a statement as to compliance by the Servicer and the Sub-Servicer during the preceding 12 months ended October 31 (or, in the case of the first such certificate, the period from the applicable Closing
Date) with certain standards relating to the servicing of the Receivables.

  Each Sale and Servicing Agreement will also provide for delivery to the related Trust and the applicable Indenture Trustee of a certificate signed by an officer of the Servicer stating that the Servicer either has fulfilled, or has caused the Sub-Servicer to fulfill, its obligations under such Sale and Servicing Agreement in all material respects throughout the preceding 12 months ended October 31 (or, in the case of the first such certificate, the period from the applicable Closing Date to the following October 31) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each such default. The Servicer also will agree to give each Indenture Trustee and each Owner Trustee notice of certain Servicer Defaults under the related Sale and Servicing Agreement.

  Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Indenture Trustee or the applicable Owner Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

  Each Sale and Servicing Agreement will provide that JDCC may not resign from its obligations and duties as Servicer thereunder, except upon determination that JDCC's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or a successor servicer has assumed JDCC's servicing obligations and duties under such Sale and Servicing Agreement.

  Each Sale and Servicing Agreement will further provide that neither the Servicer nor the Sub-Servicer nor any of their respective directors, officers, employees, or agents shall be under any liability to the related Trust, the related Noteholders or the related Certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor the Sub-Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, such Sale and Servicing Agreement will provide that neither the Servicer nor the Sub-Servicer is under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

  Under the circumstances specified in each Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Deere, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Sale and Servicing Agreement.

SERVICER DEFAULT

  Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under each Sale and Servicing Agreement will consist of (i) any failure by the Servicer to deliver, or to cause the Sub-Servicer to deliver, to the applicable Indenture Trustee for deposit in any of the related Trust Accounts or the related Certificate Distribution Account any required payment or to direct such Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for three Business Days after written notice from such Indenture Trustee or the applicable Owner Trustee is received by the Servicer or after discovery by the Servicer; (ii) any failure by the Servicer, the Sub-Servicer or the Seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement, which failure materially and adversely affects the rights of the related Noteholders or Certificateholders and which continues unremedied for sixty days after the giving of written notice of such failure (1) to the Servicer or the Seller, as the case may be, by the applicable Indenture Trustee or the applicable Owner Trustee or (2) to the Servicer or the Seller, as the case may be, and to the applicable Indenture Trustee and the applicable Owner Trustee by holders of the related Notes or Certificates, as applicable, evidencing not less than 25% in principal amount of such outstanding Notes or Certificates; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer and certain actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations (each, an "Insolvency Event").

RIGHTS UPON SERVICER DEFAULT

  Unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the applicable Indenture Trustee or holders of Notes of the related series evidencing not less than 25% in principal amount of such then outstanding Notes may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon a successor servicer appointed by such Indenture Trustee or such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such bankruptcy trustee or official may have the power to prevent the applicable Indenture Trustee or such Noteholders from effecting a transfer of servicing. In the event that the Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of a similar type of receivables. Such Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation payable to the Servicer under the related Sale and Servicing Agreement.

WAIVER OF PAST DEFAULTS

  With respect to each Trust, unless otherwise provided in the related Prospectus Supplement, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of the related series (or the holders of Certificates of such series evidencing not less than a majority of the outstanding Certificate Balance, in the case of any default which does not adversely affect the applicable Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a default in making, or causing the Sub-Servicer to make, any required deposits to or payments from any of the Trust Accounts in accordance with such Sale and Servicing Agreement. No such waiver shall impair the Noteholders' or the Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

  Unless otherwise provided in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the applicable Indenture Trustee, materially and adversely affect the interests of any such Noteholder or Certificateholder. Unless otherwise specified in the related Prospectus Supplement, the Transfer and Servicing Agreements may also be amended by the Seller, the Servicer, the applicable Trust and the applicable Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes of the related series and the holders of Certificates of such series evidencing at least a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the Notes and Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates of such series.

INSOLVENCY EVENT

  If an Insolvency Event occurs with respect to the Seller, the Receivables held by each Trust will be liquidated and each Trust will be terminated 90 days after the date of such Insolvency Event unless, before the end of such 90-day period, the Owner Trustee of such Trust shall have received written instructions from (i) each of the related Certificateholders (other than the Seller) and (ii) each of the related Noteholders, to the effect that such party disapproves of the liquidation of such Receivables and termination of such Trust. Promptly after the occurrence of any Insolvency Event with respect to the Seller, notice thereof is required to be given to such Noteholders and Certificateholders; provided, however, that any failure to give such required notice will not prevent or delay termination of such Trust. Upon termination of any Trust, the applicable Owner Trustee shall direct the applicable Indenture Trustee promptly to sell the assets of such Trust (other than the related Trust Accounts and the related Certificate Distribution Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables and deposited in the related Collection Account. If the proceeds from the liquidation of such Receivables and any amounts on deposit in the Reserve Account and the related Note Distribution Account are not sufficient to pay the Notes and the Certificates of the related series in full, the amount of principal returned to Noteholders and Certificateholders will be reduced and some or all of such Noteholders and Certificateholders will incur a loss.

  Each Trust Agreement will provide that the applicable Owner Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders (including the Seller, if applicable) of such Trust and the delivery to such Owner Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

PAYMENT OF NOTES

  Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the applicable Owner Trustee will succeed to all the rights of the applicable Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

SELLER LIABILITY

  Under each Trust Agreement, the Seller will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor with respect to such Trust) arising out of or based on the arrangement created by that Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Seller was a general partner.

TERMINATION

  With respect to each Trust, the obligations of the Servicer, the Sub-Servicer, the Seller, the applicable Owner Trustee and the applicable Indenture Trustee pursuant to the related Transfer and Servicing Agreements will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables and (ii) the payment to Noteholders and Certificateholders of the related series of all amounts required to be paid to them pursuant to such Transfer and Servicing Agreements. Unless otherwise provided in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted in respect of the applicable Trust, unless otherwise specified in the related Prospectus Supplement, at its option to purchase from such Trust, as of the end of any Collection Period immediately preceding a Payment Date, if the aggregate principal amount of the related Receivables is less than a specified percentage of the initial Pool Balance in respect of such Trust, all such remaining Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period. The related Notes and the Certificates will be redeemed following such purchase.

  If and to the extent provided in the related Prospectus Supplement with respect to a Trust, the applicable Indenture Trustee will, within ten days following a Payment Date as of which the Pool

Balance is equal to or less than the percentage of the initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If such Indenture Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust will be sold to the highest bidder.

  As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement may effect the prepayment of the Certificates of such series.

ADMINISTRATION AGREEMENT

  JDCC, in its capacity as administrator (the "Administrator"), will enter into an agreement (the "Administration Agreement") with each Trust and the applicable Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. Unless otherwise specified in the related Prospectus Supplement, as compensation for the performance of the Administrator's obligations under the related Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount equal to $100 per month, or such other amount as may be set forth in the related Prospectus Supplement (the "Administration Fee").

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTEREST IN EQUIPMENT

  The retail installment sale contracts and the loan contracts constitute personal property security agreements and include grants of security interests in the equipment under the applicable UCC. Perfection of security interests in the equipment is generally governed by the laws of the state in which such equipment (or the obligor, if the equipment constitutes mobile goods under the UCC) is located. The UCC generally governs the perfection of such interests. However, under the laws of certain states and under certain circumstances, perfection of security interests in agricultural or industrial equipment is generally governed by certificate of title registration laws of the state in which such equipment is located.

  All of such contracts acquired by JDCC name the applicable Sales Company as obligee or assignee and as the secured party. The Sales Companies are instructed to take all actions necessary under the laws of the state in which the financed equipment is located to perfect their security interests in the financed equipment, including the filing of financing statements in the appropriate offices and, where applicable, having a notation of its lien recorded on such equipment's certificate of title. Obligors are not notified of the sale from the Sales Companies to JDCC. Furthermore, because either the Servicer or the Sub-Servicer continues to service the contracts, the Obligors are not notified of the sale from JDCC to the Seller and, in the ordinary course, no action is taken to record the transfer of the security interest from JDCC to the Seller by amendment of the financing statements or, if applicable, the certificates of title for the financed equipment or otherwise. To perfect its interests in the contracts, JDCC takes possession of the contracts.

  With respect to each Trust, pursuant to the related Purchase Agreement, JDCC will sell and assign its interests in the equipment securing the related Receivables to the Seller, and pursuant to the related Sale and Servicing Agreement, the Seller will assign its interests in the equipment securing such

Receivables to such Trust. However, because of the administrative burden and expense, none of the Seller, the Servicer, the Sub-Servicer or the applicable Owner Trustee will amend any financing statement or, if applicable, any certificate of title to identify such Trust as the new secured party on the financing statement or, if applicable, the certificate of title relating to the equipment. Also, the Servicer will continue to hold any certificates of title relating to the equipment in its possession as custodian for such Trust pursuant to the related Sale and Servicing Agreement. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables". There are certain limited circumstances under the UCC and applicable Federal law in which prior or subsequent transferees of Receivables held by a Trust could have an interest in such Receivables with priority over such Trust's interest. A purchaser of the Receivables who gives new value and takes possession of the instruments which evidence the Receivables (i.e., the chattel paper) in the ordinary course of his or her business may, under certain circumstances, have priority over the interest of such Trust in the Receivables. In addition, while JDCC is the Servicer, cash collections on the Receivables will, under certain circumstances, be commingled with the funds of JDCC and, in the event of the bankruptcy of JDCC, the Trust may not have a perfected interest in such collections.

  In most states, an assignment such as that under each Purchase Agreement and each Sale and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien perfected by a financing statement relating to the equipment or, if applicable, noted on an equipment's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. By not identifying a Trust as the secured party on the financing statement or certificate of title, the security interest of such Trust in the equipment could be defeated through fraud or negligence. In the absence of error, fraud or forgery by the equipment owner or the Servicer or the Sub-Servicer or administrative error by state or local agencies, the proper initial filing of the financing statement relating to the equipment or, if applicable, the notation of the relevant Sales Company's lien on the certificates will be sufficient to protect such Trust against the rights of subsequent purchasers of the equipment or subsequent lenders who take a security interest in the equipment securing a Receivable. If there is any equipment as to which the original secured party failed to obtain and assign to JDCC a perfected security interest, the security interest of JDCC would be subordinated to, among others, subsequent purchasers of the equipment and holders of perfected security interests. Such a failure, however, would constitute a breach of the warranties of the Servicer under the related Purchase Agreement and would create an obligation of the Servicer to repurchase the related Receivables unless the breach is cured. The Seller will assign its rights pursuant to the related Purchase Agreement to the related Trust. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

  Under the laws of most states, the perfected security interest in personal property would continue for four months after such property is moved to a state other than the state in which a financing statement was filed initially to perfect the security interest in such property, or, if applicable, in which such property is initially registered. In the ordinary course of servicing receivables, the Sub-Servicer takes steps to effect re-perfection upon receipt of information from an obligor as to the relocation of any movable property.

  In states where equipment is subject to certificate of title and registration laws, to re-register the equipment the secured party which has its lien noted on the equipment's certificate of title must either surrender the certificate of title, or, in states where the secured party does not physically hold the certificate of title, agree in writing to allow the re-registration. The secured party would therefore have the opportunity to re-perfect its security interest in the equipment being relocated or re-registered.

  Under each Sale and Servicing Agreement, the Servicer is obligated to take, or to cause the Sub-Servicer to take, appropriate steps, at its own expense, to maintain perfection of security interests in the equipment and is obligated to repurchase the related Receivable if it fails to do so.

  Under the laws of most states, liens for repairs performed on the equipment and liens for unpaid taxes take priority over even a perfected security interest in such goods. Under each Sale and Servicing Agreement, the Servicer will represent to the related Trust that, as of the date the related Receivables are sold to such Trust, each security interest in Financed Equipment is prior to all other present liens upon and security interests in such Financed Equipment. However, liens for repairs or taxes could arise at any time during the term of a Receivable. No notice will be given to the Owner Trustee, the Indenture Trustee, Noteholders or Certificateholders in respect of a given Trust in the event such a lien arises.

REPOSSESSION

  In the event of default by obligors, the holder of the retail installment sale or loan contract has all the remedies of a secured party under the UCC, except where specifically limited (such as in Louisiana) by other state laws. Among the UCC remedies, the secured party generally has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the Sub-Servicer in most cases and is accomplished simply by retaking possession of the financed equipment. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the equipment must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

  The UCC and other state laws generally require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

  The proceeds of resale of the equipment generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

  Occasionally, after resale of the equipment and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any holder of a lien with respect to the equipment or if no such lien holder exists or there are remaining funds, the UCC requires the lender to remit the surplus to the obligor.

  Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

  In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

  JDCC will warrant under each Purchase Agreement that each Receivable complies with all requirements of applicable law in all material respects. Accordingly, if an Obligor has a claim against the related Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the warranties of JDCC under such Purchase Agreement and would create an obligation of JDCC to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

OTHER

  In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 11, 12 or 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing the equipment, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the equipment at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

                          CERTAIN TAX CONSIDERATIONS

  Unless otherwise specified in the related Prospectus Supplement, the Prospectus Supplement for each series of Notes and for each series of Certificates will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Notes and Certificates. Information will also be provided with respect to the tax laws of the State of Iowa in the related Prospectus Supplement because the servicing and collecting of the Receivables will take place in Iowa.

  [Legislation has been passed recently by Congress as part of the Seven Year Balanced Budget Reconciliation Act of 1995 which creates a new type of statutory tax entity called a financial asset securitization investment trust (a "FASIT") that is designed to facilitate the securitization of debt obligations. Broadly speaking, a FASIT will not be taxable under the current legislation and instruments issued thereby will be treated as debt. If the FASIT or similar legislation is ultimately enacted into law, a Trust for a particular series of Securities may elect to be treated as a FASIT or similar entity. Alternatively, under the proposed legislation, DRC could issue a particular series of Securities and elect to be treated as a FASIT or similar entity. If such an election is made by any Issuer, the tax consequences to holders will be discussed in the applicable Prospectus Supplement.]

                             ERISA CONSIDERATIONS

  Unless otherwise specified in the related Prospectus Supplement, the Prospectus Supplement for each series of Notes will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Notes by employee benefit plans and the Prospectus Supplement for each series of Certificates will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Certificates by employee benefit plans and individual retirement accounts.

                             PLAN OF DISTRIBUTION

  On the terms and conditions set forth in an underwriting agreement with respect to the Notes of a given series relating to a Trust and an underwriting agreement with respect to the Certificates of a given series, the Seller will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement. On the terms and conditions set forth in an underwriting agreement with respect to the Notes of a given series relating to DRC (collectively, with the underwriting agreements referred to in the preceding clause, the "Underwriting Agreements") DRC will agree to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase the principal amount of each class of Notes of the related series set forth therein and in the related Prospectus Supplement. In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

  Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates, as the case may be, or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, as the case may be, such public offering prices and such concessions may be changed.

  Each Underwriting Agreement will provide that the Seller, the Issuer and JDCC, as the case may be, will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several Underwriters may be required to make in respect thereof.

  Each Indenture Trustee (on behalf of the related Issuer) may, from time to time, invest the funds in the related Trust Accounts in Eligible Investments acquired from the underwriters.

  Pursuant to each of the Underwriting Agreements with respect to a given series of Securities, the closing of the sale of any class of Securities subject to either thereof will be conditioned on the closing of the sale of all other such classes subject to either thereof. The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                LEGAL OPINIONS

  Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Seller, the Issuer and the Servicer, as the case may be, by Shearman & Sterling, New York, New York, and by Richards, Layton & Finger, Wilmington, Delaware, and for any underwriters by Brown & Wood, New York, New York. Certain federal income tax and other matters will be passed upon for the related Trust by Shearman & Sterling, and certain Iowa state income tax and other matters will be passed upon for the related Trust by Lane & Waterman, Davenport, Iowa.

                                INDEX OF TERMS

  Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

                                                                            PAGE
                                                                            ----
Administration Agreement...................................................  40
Administration Fee.........................................................  40
Administrator..............................................................  40
Base Rate..................................................................  25
Cede.......................................................................  13
Cedel......................................................................  14
Cedel Participants.........................................................  28
Certificate Balance........................................................   4
Certificate Distribution Account...........................................  33
Certificate Pool Factor....................................................  16
Certificateholders.........................................................   4
Closing Date...............................................................  30
Collection Account.........................................................   7
Collection Period..........................................................   7
Commission.................................................................   2
Commodity Indexed Securities...............................................  26
Company....................................................................  18
Cooperative................................................................  28
Currency Indexed Securities................................................  26
Cut-off Date...............................................................   5
DTC........................................................................  13
Dealer Agreements..........................................................  15
Dealers....................................................................   5
Deere......................................................................   6
Deere Credit Services......................................................   3
Definitive Certificates....................................................   4
Definitive Notes...........................................................  29
Depositaries...............................................................  26
Depository.................................................................  19
ERISA......................................................................  10
Early Amortization Event...................................................   8
Early Amortization Period..................................................   8
Eligible Deposit Account...................................................  32
Eligible Institution.......................................................  32
Eligible Investments.......................................................  32
Euroclear..................................................................  14
Euroclear Operator.........................................................  14
Euroclear Participants.....................................................  28
Exchange Act...............................................................   2
Financed Equipment.........................................................   5
Fixed Rate Securities......................................................  25
Floating Rate Securities...................................................  25
Indenture..................................................................   3
Indenture Trustee..........................................................   3
Index......................................................................  26
Indexed Commodity..........................................................  26
Indexed Currency...........................................................  26
Indexed Principal Amount...................................................  26
Indexed Securities.........................................................  26

                                                                            PAGE
                                                                            ----
Indirect Participants......................................................  27
Insolvency Event...........................................................  37
Insolvency Laws............................................................  11
Interest Rate..............................................................   3
Investment Earnings........................................................  32
Issuer.....................................................................   3
JDCC.......................................................................   3
John Deere.................................................................   6
Liquidated Receivables.....................................................  33
Mechanics' Lien............................................................   9
Note Distribution Account..................................................  32
Note Pool Factor...........................................................  16
Noteholders................................................................   3
Obligors...................................................................   5
Owner Trustee..............................................................   3
Participants...............................................................  19
Pass-Through Rate..........................................................   4
Payment Date...............................................................  20
Pool Balance...............................................................  16
Purchase Agreement.........................................................   5
Purchase Amount............................................................  31
Receivables................................................................   1
Registration Statement.....................................................   2
Related Documents..........................................................  23
Reserve Account............................................................   6
Reserve Account Initial Deposit............................................   6
Retail Notes...............................................................  18
Revolving Period...........................................................   8
Rules......................................................................  27
Sale and Servicing Agreement...............................................   5
Sales Companies............................................................  15
Scheduled Revolving Period Termination Date................................   8
Securities Act.............................................................   2
Securityholders............................................................   4
Seller.....................................................................   3
Servicer...................................................................   3
Servicer Default...........................................................  37
Servicing Fee Rate.........................................................  33
Spread.....................................................................  25
Spread Multiplier..........................................................  25
Stock Index................................................................  26
Stock Indexed Securities...................................................  26
Strip Certificates.........................................................   5
Strip Notes................................................................   4
Sub-Servicer...............................................................   3
Terms and Conditions.......................................................  28
Transfer and Servicing Agreements..........................................  30
Trust......................................................................   3
Trust Accounts.............................................................  32
Trust Agreement............................................................   3
UCC........................................................................  12
Underwriting Agreements....................................................  44
Wind Down Period...........................................................   8

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH IN-FORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE SERVICER OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY-ONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ----------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Reports to Securityholders.................................................  S-2
Summary of Terms...........................................................  S-3
Risk Factors............................................................... S-12
The Trust.................................................................. S-14
The Receivables Pool....................................................... S-15
The Seller and the Servicer................................................ S-21
Description of the Notes................................................... S-21
Description of the Certificates............................................ S-24
Description of the Transfer and Servicing Agreements....................... S-25
Certain Federal Income Tax Considerations.................................. S-33
Certain State Tax Considerations........................................... S-41
ERISA Considerations....................................................... S-42
Underwriting............................................................... S-43
Legal Opinions............................................................. S-44
Index of Terms............................................................. S-45
                                  PROSPECTUS
Available Information......................................................    2
Incorporation of Certain Documents by Reference............................    2
Summary of Terms...........................................................    3
Risk Factors...............................................................   11
The Trusts.................................................................   14
The Trust Property.........................................................   14
The Receivables Pool.......................................................   15
Pool Factors and Trading Information.......................................   16
Use of Proceeds............................................................   17
The Seller, Deere and the Servicer.........................................   17
Description of the Notes...................................................   19
Description of the Certificates............................................   24
Certain Information Regarding the Securities...............................   25
Description of the Transfer and Servicing Agreements.......................   30
Certain Legal Aspects of the Receivables...................................   40
Certain Tax Considerations.................................................   43
ERISA Considerations.......................................................   43
Plan of Distribution.......................................................   44
Legal Opinions.............................................................   44
Index of Terms.............................................................   45

                               ----------------

 UNTIL        ,      (90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT),
ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES OR THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PRO-SPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UN-DERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------


                                  JOHN DEERE
                                     OWNER
                                 TRUST 199 -

                         Class A-1 Asset Backed Notes

                         Class A-2 Asset Backed Notes

                   [Floating Rate] Asset Backed Certificates

                                  JOHN DEERE
                               RECEIVABLES, INC.
                                    SELLER

                                  JOHN DEERE
                              CAPITAL CORPORATION
                                   SERVICER

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

      SEC registration fee.......................................... $  690,000
      Legal fees and expenses.......................................    300,000
      Accounting fees and expenses..................................    120,000
      Blue Sky fees and expenses....................................     45,000
      Rating agency fees............................................    825,000
      Owner Trustee fees and expenses...............................     60,000
      Indenture Trustee fees and expenses...........................     60,000
      Printing and engraving........................................    175,000
      Miscellaneous.................................................     50,000
                                                                     ----------
          Total..................................................... $2,325,000
                                                                     ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the General Corporation Law of Delaware authorizes Registrant to indemnify its directors and officers under specified circumstances. Article Fourteenth of the restated certificate of incorporation of Registrant provides in effect that Registrant shall provide certain indemnification of its directors and officers.

  Section 145 of the General Corporation Law of Delaware also authorizes Deere & Company to indemnify persons who serve as directors or officers of Registrant at the request of Deere & Company under specified circumstances. Article Seventh of the restated certificate of incorporation of Deere & Company provides in effect that Deere & Company shall provide certain indemnification to such persons.

  The directors and officers of John Deere Receivables, Inc. are insured, under policies of insurance maintained by Deere & Company, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

  The forms of underwriting agreements filed as a part of Exhibit 1 to this Registration Statement provide for indemnification of directors, officers, who sign the Registration Statement and controlling persons of the Registrant by the underwriters, and for indemnification of each underwriter and its controlling persons by the Registrant, against certain liabilities. Similar provisions are contained in agreements entered into between the Registrant and groups of underwriters on past occasions.

ITEM 16. EXHIBITS

       1.1 --Form of Underwriting Agreement for the Notes (incorpo-rated by reference to Exhibit 1.1 to registration state-ment on Form S-3 no. 33-66922)
       1.2 --Form of Underwriting Agreement for the Certificates (in-corporated by reference to Exhibit 1.2 to registration statement on Form S-3 no. 33-66922)
       3.1     --Certificate of Incorporation of John Deere Receivables,
                Inc. (incorporated by reference to Exhibit 3.1 to regis-tration statement on Form S-1 no. 33-49802)

       3.2     --By-Laws of John Deere Receivables, Inc. (incorporated by reference to Exhibit 3.2 to registration statement on
                Form S-1 no. 33-49802)
       3.3     --Form of Certificate of Trust of John Deere Owner Trust
                199 - (included in Exhibit 4.3 hereto)
       3.4     --Certificate of Incorporation of Deere Receivables
                Corporation
       3.5     --By-Laws of Deere Receivables Corporation
       4.1     --Form of Indenture between the Trust and the Indenture
                Trustee
       4.2     --Form of Floating Rate Asset Backed Note issued by a
                Trust (included in Exhibit 4.1 hereto)
       4.3     --Form of Trust Agreement between John Deere Receivables,
                Inc. and the Owner Trustee (incorporated by reference to
                Exhibit 4.3 to registration statement on Form S-3 no. 33-
                66922)
       4.4     --Form of Indenture between Deere Receivables Corporation
                and the Trustee
       4.5     --Form of Floating Rate Asset Backed Note issued by Deere
                Receivables Corporation (included in Exhibit 4.4 hereto)
       5.1     --Opinion of Shearman & Sterling with respect to legality
       5.2     --Opinion of Richards, Layton & Finger with respect to le-
                gality
       8.1     --Opinion of Shearman & Sterling with respect to tax mat-
                ters
       8.2     --Opinion of Lane & Waterman with respect to Iowa tax mat-
                ters
      23.1     --Consent of Shearman & Sterling (included in Exhibits 5.1 and 8.1 hereto)
      23.2     --Consent of Richards, Layton & Finger (included in Ex-
                hibit 5.2 hereto)
      23.3     --Consent of Lane & Waterman (included in Exhibit 8.2
                hereto)
      24       --Power of Attorney (See page II-4)
      25.1     --Statement of Eligibility under the Trust Indenture Act
                of 1939 of the Indenture Trustee for John Deere Owner
                Trust (Form T-1)
      25.2     --Statement of Eligibility under the Trust Indenture Act
                of 1939 of the Indenture Trustee for Deere Receivables
                Corporation (Form T-1)
      99.1     --Form of Sale and Servicing Agreement among John Deere
                Receivables, Inc., John Deere Capital Corporation and the
                Owner Trustee (incorporated by reference to Exhibit 99.1
                to registration statement on Form S-3 no. 33-66922)
      99.2     --Form of Purchase Agreement between John Deere Capital
                Corporation and John Deere Receivables, Inc. (incorpo-
                rated by reference to Exhibit 99.2 to registration state-
                ment on Form S-3 no. 33-66922)

ITEM 17. UNDERTAKINGS

  The undersigned registrant hereby undertakes:

    (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on form S-3 or form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE COUNTY OF ROCK ISLAND, STATE OF ILLINOIS, ON JUNE 21, 1996.

                                          John Deere Receivables, Inc.
                                          as originator of the Trust
                                          (Registrant)

                                                  /s/ R. W. Lane
                                          By___________________________________

                                                      R. W. Lane
                                                         President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

  EACH PERSON SIGNING BELOW HEREBY APPOINTS F. S. COTTRELL, NATHAN J. JONES AND R. W. LANE AND EACH OF THEM AS HIS OR HER ATTORNEY-IN-FACT TO EXECUTE AND FILE SUCH AMENDMENTS TO THIS REGISTRATION STATEMENT AS SUCH ATTORNEY-IN-FACT MAY DEEM APPROPRIATE.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
         /s/ R. W. Lane                                              June 21, 1996
- ------------------------------------
             R. W. Lane              Director, President and
                                      Principal Executive Officer
                                      and Principal Accounting
                                      Officer
       /s/ F. S. Cottrell                                            June 21, 1996
- ------------------------------------
           F. S. Cottrell            Director and Secretary
        /s/ D. L. Evans                                              June 21, 1996
- ------------------------------------
            D. L. Evans              Director and Vice President
       /s/ Paul E. Gipson                                            June 21, 1996
- ------------------------------------
           Paul E. Gipson            Director and Vice President
      /s/ Nathan J. Jones                                            June 21, 1996
- ------------------------------------
          Nathan J. Jones            Director, Vice President and
                                      Treasurer and Principal
                                      Financial Officer
     /s/ James S. Robertson                                          June 21, 1996
- ------------------------------------
         James S. Robertson          Director and Vice President

                                SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE COUNTY OF ROCK ISLAND, STATE OF ILLINOIS, ON JUNE 21, 1996.

                                          Deere Receivables Corporation

                                          (Registrant)

                                                  /s/ R. W. Lane

                                          By______________________________

                                                      R. W. Lane

                                                      President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

  EACH PERSON SIGNING BELOW HEREBY APPOINTS ROBERT W. LANE, NATHAN J. JONES AND FRANK S. COTTRELL AND EACH OF THEM AS HIS OR HER ATTORNEY-IN-FACT TO EXECUTE AND FILE SUCH AMENDMENTS TO THIS REGISTRATION STATEMENT AS SUCH ATTORNEY-IN-FACT MAY DEEM APPROPRIATE.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
         /s/ R. W. Lane                                              June 21, 1996
- ------------------------------------
             R. W. Lane              Director, President,
                                      Principal Executive Officer
                                      and Principal Accounting
                                      Officer
        /s/ N. J. Jones                                              June 21, 1996
- ------------------------------------
            N. J. Jones              Director, Vice President and
                                      Treasurer, and Principal
                                      Financial Officer
       /s/ F. S. Cottrell
- ------------------------------------
           F. S. Cottrell            Director and Secretary          June 21, 1996